EXHIBIT 99.1

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Greenville Federal Financial Corporation
Greenville, Ohio

As Of:
May 12, 2005

Prepared By:

Keller & Company, Inc.
555 Metro Place North
Suite 524
Dublin, Ohio 43017
(614) 766-1426

KELLER & COMPANY

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Greenville Federal Financial Corporation
Greenville, Ohio

As Of:
May 12, 2005

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS
555 METRO PLACE NORTH
SUITE 524
DUBLIN, OHIO 43017
(614) 766-1426
(614) 766-1459 FAX

June 17, 2005

Board of Directors
Greenville Federal Savings & Loan
 Association
690 Wagner Avenue
Greenville, OH 45331-2649

To the Board:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Greenville Federal Financial Corporation (“Corporation”), which is the mid-tier holding company of Greenville Federal Savings and Loan Association, Greenville, Ohio (“Greenville Federal” or the “Association”). The Corporation is a subsidiary of Greenville Federal, MHC. Such stock is to be issued in connection with the application to complete a minority stock offering by the Corporation with Greenville Federal, MHC, to own 55.0 percent of the Corporation. This appraisal was prepared and provided to the Association in accordance with the appraisal requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks throughout the U.S. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Greenville Federal and the material provided by the independent auditors, Grant Thornton LLP, Cincinnati, Ohio, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Association’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of Greenville Federal, with the law firm of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio, the Association’s conversion counsel, and with Grant Thornton. Further, we viewed the Association’s local economy and primary market area and also reviewed the Association’s most recent Business Plan as part of our review process.

Board of Directors
Greenville Federal Savings and Loan Association
June 17, 2005

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation’s stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Association’s operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation’s appraised value in such appraisal update.

It is our opinion that as of May 12, 2005, the pro forma market value or appraised value of the Corporation is $27,000,000 at the midpoint, with a minority offering level of $12,150,000 or 1,215,000 shares at $10 per share, representing 45.0 percent of the total valuation. The pro forma valuation range of the Corporation is from a minimum of $22,950,000 to a maximum of $31,050,000, with a maximum, as adjusted, of $35,707,500, representing offering levels of $10,327,500 at the minimum to a maximum of $13,972,500, with a maximum, as adjusted, of $16,068,370, representing 1,032,750 shares, 1,397,250 shares and 1,606,837 shares at $10 per share at the minimum, maximum, and maximum, as adjusted, respectively.

The pro forma appraised value of Greenville Federal Financial Corporation, as of May 12, 2005, is $27,000,000, at the midpoint with a midpoint offering level of $12,150,000.

Very truly yours,

KELLER & COMPANY, INC.

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL
EXHIBITS		PAGE
1	Statements of Financial Condition - At June 30, 2004 and March 31, 2005	76
2	Statements of Financial Condition - At June 30, 2000 through 2003	77
3	Statements of Financial Condition for the Year Ended June 30, 2004 and For the Nine Months Ended March 31, 2004 and 2005	78
4	Statements of Operations - For the Years Ended June 30, 2000 through 2003	79
5	Selected Financial Information	80
6	Income and Expense Trends	81
7	Normalized Earnings Trend	82
8	Performance Indicators	83
9	Volume/Rate Analysis	84
10	Yield and Cost Trends	85
11	Net Portfolio Value	86
12	Loan Portfolio Composition	87
13	Loan Maturity Schedule	88
14	Loan Originations and Purchases	89
15	Delinquent Loans	90
16	Nonperforming Assets	91
17	Classified Assets	92
18	Allowance for Loan Losses	93
19	Investment Portfolio Composition	94
20	Mix of Deposits	95
21	Certificates of Deposit by Rate and Maturity	96
22	Deposit Activity	97
23	Borrowed Funds	98
24	Offices of Greenville Federal Savings and Loan Association	99
25	Management of the Association	100
26	Key Demographic Data and Trends	101
27	Key Housing Data	102
28	Major Sources of Employment	103
29	Unemployment Rates	104
30	Market Share of Deposits	105
31	National Interest Rates by Quarter	106
32	Thrift Stock Prices and Pricing Ratios	107
33	Key Financial Data and Ratios	115
34	Recently Converted Thrift Institutions	123

LIST OF EXHIBITS (cont.)

NUMERICAL
EXHIBITS		PAGE
35	Thrift Stock Prices and Pricing Ratios - Mutual Holding Companies	125
36	Key Financial Data and Ratios - Mutual Holding Companies	127
37	Balance Sheets Parameters - Comparable Group Selection	129
38	Operating Performance and Asset Quality Parameters - Comparable Group Selection	132
39	Balance Sheet Ratios Final Comparable Group	136
40	Operating Performance and Asset Quality Ratios Final Comparable Group	137
41	Balance Sheet Totals - Final Comparable Group	138
42	Balance Sheet - Asset Composition Most Recent Quarter	139
43	Balance Sheet - Liability and Equity Most Recent Quarter	140
44	Income and Expense Comparison Trailing Four Quarters	141
45	Income and Expense Comparison as a Percent of Average Assets - Trailing Four Quarters	142
46	Yields, Costs and Earnings Ratios Trailing Four Quarters	143
47	Dividends, Reserves and Supplemental Data	144
48	Valuation Analysis and Conclusions	145
49	Market Pricings and Financial Ratios - Stock Prices Comparable Group	146
50	Pro Forma Minimum Valuation	147
51	Pro Forma Mid-Point Valuation	148
52	Pro Forma Maximum Valuation	149
53	Pro Forma Superrange Valuation	150
54	Summary of Valuation Premium or Discount	151

ALPHABETICAL EXHIBITS		PAGE
A	Background and Qualifications	152
B	RB 20 Certification	155
C	Affidavit of Independence	156

INTRODUCTION

     Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report (“Report”) to provide the pro forma market value of the to-be-issued common stock of Greenville Federal Financial Corporation, an Ohio corporation, formed as a mid-tier holding company to own all of the common stock of Greenville Federal Savings and Loan Association (“Greenville Federal” or the “Association”), Greenville, Ohio. The Corporation will be majority owned by Greenville Federal, MHC, a federally-chartered mutual holding company. Under the Plan of Conversion, the Corporation will be majority owned by Greenville Federal, MHC, which will own 55.0 percent of the Corporation. The Corporation will sell 45.0 percent of the appraised value of the Corporation as determined in this Report in a minority stock offering.

     The Application is being filed with the Office of Thrift Supervision (“OTS”) of the Department of the Treasury and the Securities and Exchange Commission (“SEC”). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Association’s management and the Association’s conversion counsel, Vorys, Sater, Seymour and Pease, LLP, Columbus, Ohio.

     This conversion appraisal was prepared based on the guidelines provided by OTS entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization”, in accordance with the OTS application requirements of Regulation §563b and the OTS’s Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

Introduction (cont.)

     We define the pro forma market value as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm’s-length transaction. The appraisal assumes the Association is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

     As part of our appraisal procedure, we have reviewed the audited financial statements for the five fiscal years ended June 30, 2000 through 2004, and unaudited financials for the nine months ended March 31, 2004 and 2005, and discussed them with Greenville Federal’s management and with Greenville Federal’s independent auditors, Grant Thornton, LLP, Cincinnati, Ohio. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation’s preliminary Form SB-2 and the Association’s preliminary Form MHC and discussed them with management and with the Association’s conversion counsel.

     To gain insight into the Association’s local market condition, we have visited Greenville Federal’s main office and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Association’s primary market area relative to Ohio and the United States. We have also examined the competitive market within which Greenville Federal operates, giving consideration to the area’s numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

     We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Greenville Federal to those selected institutions.

Introduction (cont.)

     Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in the minority stock offering in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I. DESCRIPTION OF GREENVILLE FEDERAL

GENERAL

     Greenville Federal was organized in 1883 as a state-chartered mutual savings and loan with the name Greenville Building Company. The Association converted to a federal thrift in 1942 after operating for over fifty-eight years as a state chartered savings and loan and changed its name to Greenville Federal Savings and Loan Association. The Association plans to convert to a federally chartered stock savings bank as part of its formation of a mutual holding company, changing its name to Greenville Federal. The Association has also filed for approval to form a mid-tier stock holding company with the name Greenville Federal Financial Corporation, which will own all of the stock of the Association. The Association’s planned mutual holding company, Greenville Federal, MHC, will own 55.0 percent of Greenville Federal Financial Corporation.

     Greenville Federal conducts its business from its main office and a branch in Greenville, Ohio. The Association’s primary market area is focused on Darke County, with Greenville representing the county seat.

     Greenville Federal’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) in the Savings Association Insurance Fund (“SAIF”). The Association is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the “FRB”). Greenville Federal is a member of the Federal Home Loan Bank (the “FHLB”) of Cincinnati and is regulated by the OTS and by the FDIC. As of March 31, 2005, Greenville Federal had assets of $124,247,000, deposits of $78,297,000 and equity of $13,072,000.

     Greenville Federal has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Greenville Federal has been involved in the origination of residential mortgage loans secured by one- to four-family dwellings, including construction loans, which represented 71.7 percent of its loan originations during the fiscal year ended June

General (cont.)

30, 2004. One- to four-family loan originations, including construction loans represented a lesser 58.3 percent of loan originations during the nine months ended March 31, 2005. At March 31, 2005, 76.6 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, excluding construction and home equity loans, compared to a larger 78.9 percent at June 30, 2003, with the primary sources of funds being retail deposits from residents in its local communities. The Association is also an originator of multi-family and commercial real estate loans, construction loans, consumer loans, and home equity lines of credit. Consumer loans include automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

     The Association had cash and investments of $38.6 million, or a strong 31.1 percent of its assets, excluding FHLB stock which totaled $1.7 million or 1.4 percent of assets at March 31, 2005. The Association had $1.9 million of its investments in mortgage-backed and related securities representing 1.4 percent of assets. Deposits, FHLB advances and equity have been the primary sources of funds for the Association’s lending and investment activities.

     The total amount of stock to be sold by the Corporation in the minority stock offering will be $12.15 million or 1,215,000 shares at $10 per share based on the midpoint of the appraised value of $27.0 million, representing 45.0 percent of the total value. The net conversion proceeds will be $11.3 million, reflecting conversion expenses of approximately $835,000. The actual cash proceeds to the Association of $5.7 million will represent 50 percent of the net conversion proceeds. The ESOP will represent 8.71 percent of the gross shares issued in the minority offering, or 105,840 shares at $10 per share, representing $1,058,400 or 3.92 percent of the total value. The Association’s net proceeds will be used to fund new loans, to open a new branch and to invest in securities following their initial deployment to short term investments. The Association may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP, to purchase short-

General (cont.)

and intermediate-term government or federal agency securities or to invest in short-term deposits and can use the proceeds to pay dividends and buy back shares of common stock in the future.

     The Association has experienced a moderate deposit increase over the past four fiscal years with deposits increasing 14.1 percent from June 30, 2000 to June 30, 2004, or an average of 3.5 percent per year. From June 30, 2004, to March 31, 2005, deposits then decreased by 6.8 percent or 9.0 percent on an annualized basis compared to a decrease of 6.6 percent decrease in fiscal 2004.

     The Association has focused on increasing its loan activity during the past two years following strong refinancing activity, on monitoring its net interest margin and earnings and on maintaining an above average equity to assets ratio. Equity to assets decreased from 11.49 percent of assets at June 30, 2000, to 10.82 percent at June 30, 2004, due to the Association’s moderate growth combined with a loss in 2004 and then decreased to 10.52 percent at March 31, 2005, due to an $877,000 one-time charge to compensation expenses, which will be discussed in the Income and Expense section.

     The primary lending strategy of Greenville Federal has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family loans, the origination of multi-family loans, the origination of commercial business loans, and the origination of consumer and home equity loans.

     The Association’s share of one- to four-family mortgage loans has decreased modestly, from 78.9 percent of gross loans at June 30, 2003, to 76.6 percent as of March 31, 2005. Multi-family loans increased from 2.6 percent of loans to 3.4 percent from June 30, 2003, to March 31, 2005, while construction loans decreased from 3.8 percent to 2.2 percent during the same time period. Commercial real estate loans increased from 3.35 percent to 3.39 percent from June 30, 2003, to March 31, 2005. All types of real estate loans as a group decreased modestly

General (cont.)

from 88.6 percent of gross loans at June 30, 2003, to 85.6 percent at March 31, 2005. The decrease in real estate loans was offset by the Association’s increase in consumer loans including home equity loans, and commercial loans. The Association’s share of consumer and commercial loans witnessed an increase in their share of loans from 11.4 percent at June 30, 2003, to 14.4 percent at March 31, 2005, and the dollar level of consumer and commercial loans increased from $7.6 million to $11.3 million.

     Management’s internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Association’s rising level of higher risk loans and higher charge-offs. At June 30, 2003, Greenville Federal had $441,000 in its loan loss allowance or 0.66 percent of gross loans, and 31.7 percent of nonperforming assets with the allowance increasing to $580,000 and represented a higher 0.76 percent of gross loans and a higher 95.1 percent of nonperforming assets at March 31, 2005.

     The basis of earnings for the Association has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with a rising emphasis on noninterest income. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Association’s net interest margin without undertaking excessive credit risk combined with controlling the Association’s interest risk position and striving to increase noninterest income.

PERFORMANCE OVERVIEW

     The financial position of Greenville Federal at year end June 30, 2000 through June 30, 2004, and at March 31, 2005, is shown in Exhibits 1 and 2, and the earnings performance of Greenville Federal for the fiscal years 2000 through 2004 and for the nine months ended March 31, 2005, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at June 30, 2003 and 2004, and at March 31, 2005. Greenville Federal has focused on growing its asset base, increasing its investment securities, and growing retail deposits from 2000 through 2004. The most recent impact of these trends, recognizing the change in interest rates, was a decrease in assets, investments and deposits from June 30, 2004, through March 31, 2005.

     With regard to the Association’s recent financial condition, Greenville Federal has experienced a moderate decrease in assets from June 30, 2003, through June 30, 2004, with a similar decrease in deposits and a slight decrease in the dollar level of equity over the past year, due to much lower gains on the sale of loans.

     The Association witnessed a decrease in assets of $10.9 million or 7.9 percent for the period of June 30, 2003, to June 30, 2004. For the nine months ended March 31,2005, assets decreased $2.1 million or 2.2 percent, annualized. Over the past four fiscal periods, the Association experienced its largest dollar rise in assets of $19.4 million in fiscal year 2001, which represented a strong 19.1 percent increase in assets funded primarily by a rise in deposits of $10.6 million. This increase in assets was succeeded by a $7.3 million or 6.0 percent increase in assets in fiscal year 2002 and a $9.1 million increase or 7.1 percent in 2003.

     Greenville Federal’s loan portfolio, which includes mortgage loans and non-mortgage loans, decreased from $92.8 million at June 30, 2000, to $72.6 million at June 30, 2004, and represented a total decrease of $16.2 million, or 17.5 percent. The average annual decrease during that period was 4.4 percent. For the nine months ended March 31, 2005, loans increased $4.0 million or 5.5 percent.

Performance Overview (cont.)

     Greenville Federal has obtained funds through deposits and through the use of FHLB advances. The Association’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for attracting retail deposits. Deposits increased $10.4 million or 14.1 percent from 2000 to 2004, with an average annual rate of increase of 3.5 percent. For the nine months ended March 31, 2005, deposits decreased by $5.7 million or 6.8 percent. The Association’s largest fiscal year deposit growth was in 2001, when deposits increased $10.6 million or a relatively strong 11.5 percent.

     The Association witnessed an increase in its dollar equity level each year from 2000 through 2003 and then experienced a decrease in equity in 2004 due to a decrease in gains on loan sales and a decrease in net interest margin. Equity continued to decrease in the nine months ended March 31, 2005, due to higher compensation expenses related to a one-time defined benefit plan expense. At June 30, 2000, the Association had equity of $11.7 million, representing a 11.48 percent equity to assets ratio and then increased to $13.7 million at June 30, 2004, representing a lower 10.82 percent equity to assets ratio due to the Association’s growth in assets and lower gain on loan sales in 2004. At March 31, 2005, equity was a lesser $13.1 million and a lower 10.52 percent of assets due to the Association’s one-time compensation costs related to the Association’s defined benefit plan.

     The overall increase in the equity to assets ratio from June 2000 to 2003 was the result of the Association’s combination of an overall earnings performance impacted by the Association’s growth in assets. The dollar level of equity increased 17.3 percent from June 30, 2000, to June 30, 2003, representing an average annual increase of 5.8 percent and then decreased 5.8 percent through March 31, 2005.

INCOME AND EXPENSE

     Exhibit 6 presents selected operating data for Greenville Federal. This table provides key income and expense figures in dollars for the fiscal years of 2003 and 2004 and for the nine months ended March 31, 2005.

     Greenville Federal witnessed a moderate decrease in its dollar level of interest income from fiscal 2003 to fiscal 2004. Interest income was $7.20 million in 2003 and a lesser $6.13 million in 2004. Interest income then increased slightly in the nine months ended March 31, 2005, to $6.17 million, annualized.

     The Association’s interest expense experienced a decrease from fiscal year 2003 to 2004. Interest expense decreased from $4.14 million in 2003 to $3.35 million in 2004, representing a decrease of $790,000 or 19.6 percent. Interest income decreased a greater $1,069,000. Such decrease in interest income in 2004 notwithstanding the lesser decrease in interest expense, resulted in a dollar decrease in annual net interest income of $279,000 or 9.1 percent for the fiscal year ended June 30, 2004, and a modest decrease in net interest margin. In the nine months ended March 31, 2005, interest expense decreased a higher level than interest income, resulting in an increase in net interest income and an increase in net interest margin.

     The Association has made provisions for loan losses in each of the past two fiscal years of 2003 and 2004 and in the nine months ended March 31, 2005. The amounts of those provisions were determined in recognition of the Association’s levels of nonperforming assets, charge-offs, repossessed assets, and industry norms. The loan loss provisions were $10,000 in 2003, and $40,000 in 2004 and $180,000 in the nine months ended March 31, 2005. The impact of these loan loss provisions has been to provide Greenville Federal with a general valuation allowance of $580,000 at March 31, 2005, or 0.76 percent of gross loans and 135.5 percent of nonperforming assets.

     Total other income or noninterest income indicated a decrease from fiscal year 2003 to 2004. Noninterest income was $1,171,000 in fiscal year 2003 or 0.85 percent of assets, including

Income and Expense (cont.)

$706,000 in gains on the sale of loans. In the year ended June 30, 2004, noninterest income was $661,000 or 0.52 percent of assets. In the nine months ended March 31, 2005, noninterest income was $561,000, representing 0.60 percent of assets on an annualized basis. Noninterest income consists primarily of service charges and loan fees, other income and gains on the sale of loans and investments.

     The Association’s general and administrative expenses or noninterest expenses increased from $3.31 million for the fiscal year of 2003 to $3.62 million for the fiscal year ended June 30, 2004, representing an increase of 9.4 percent and then increased to $3.68 million for the nine months ended March 31, 2005. On a percent of average assets basis, operating expenses increased from 2.49 percent of average assets for the fiscal year ended June 30, 2003, to 2.79 percent for the fiscal year ended June 30, 2004, and then to 2.97 percent for the nine months ended March 31, 2005, annualized.

     The net earnings position of Greenville Federal has indicated volatility in 2003 and 2004, and in the nine months ended March 31, 2005. The annual net income figures for the fiscal years of 2003 and 2004 were $583,000 and a negative $80,000, respectively, representing returns on average assets of 0.44 percent and (0.06) percent for fiscal years 2003 and 2004, respectively. For the nine months ended March 31, 2005, earnings were a negative $559,000, representing a return on average assets of (0.45) percent.

     Exhibit 7 provides the Association’s normalized earnings or core earnings for the twelve months ended March 31, 2005. The Association’s normalized earnings eliminate any nonrecurring income and expense items. There were two adjustments comprised of a $170,000 adjustment to reduce the Association’s provision for loan losses and a $877,000 downward adjustment to compensation related to the one time cost of freezing the Association’s deferred compensation plan, reducing noninterest expenses. These adjustments resulted in a core income of $72,000, representing a 0.06 percent core return on assets.

Income and Expense (cont.)

     The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Association’s return on assets decreased from 0.44 percent in 2003, to (0.06) percent in fiscal year 2004, with the decrease due to the Association’s decrease in net interest income and noninterest income.

     The Association’s net interest rate spread decreased from 2.03 percent in 2003 to 1.90 percent in 2004 and then increased to 2.38 percent for the nine months ended March 31, 2005. The Association’s net interest margin indicated a similar trend, decreasing from 2.39 percent in 2003 to 2.22 percent in 2004 and then increased to 2.69 percent for the nine months ended March 31, 2005. Greenville Federal’s net interest rate spread decreased 13 basis points from 2003 to 2004 and then increased 48 basis points in the nine months ended March 31, 2005. The Association’s net interest margin followed a similar change, decreasing 17 basis points from 2003 to 2004 and then increased 47 basis points for the nine months ended March 31, 2005.

     The Association’s return on average equity decreased from 2003 to 2004. The return on average equity decreased from 4.29 percent in 2003 to (0.59) percent in fiscal year 2004, and then decreased to (4.12) percent for the nine months ended March 31, 2005.

     Greenville Federal’s ratio of interest-earning assets to interest-bearing liabilities increased modestly from 111.11 percent at June 30, 2003, to 111.86 percent at June 30, 2004, and continued to increase to 112.44 percent at March 31, 2005. The Association’s increase in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Association’s decrease in its interest-bearing deposits.

     The Association’s ratio of noninterest expenses to average assets increased from 2.49 percent in fiscal year 2003 to 2.79 percent in fiscal year 2004 and then to 2.97 percent for the nine months ended March 31, 2005. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income

Income and Expense (cont.)

referred to as the “efficiency ratio.” The industry norm is 58.5 percent with the lower the ratio indicating higher efficiency. The Association has been characterized with a lower level of efficiency historically reflected in its higher efficiency ratio, which increased from 49.49 percent in 2003 to 53.35 percent in 2004, then to 70.91 percent in the nine months ended March 31, 2005, due to a rise in noninterest expenses.

     Earnings performance can be affected by an institution’s asset quality position. The ratio of nonperforming loans to total assets is a key indicator of asset quality. Greenville Federal witnessed a decrease in its nonperforming loans ratio from 2003 to 2004, which continued to decrease in the nine months ended March 31, 2005, and the ratio is below the industry norm. Nonperforming loans consist of loans delinquent 90 days or more and nonaccruing loans. Greenville Federal’s nonperforming assets consisted of nonaccrual loans and loans 90 days or more past due. The ratio of nonperforming loans to total assets was 0.34 percent at March 31, 2005, decreasing from 0.63 percent at June 30, 2004, and from 1.00 percent at June 30, 2003.

     Two other indicators of asset quality are the Association’s ratios of allowance for loan losses to total loans and also to nonperforming assets. The Association’s allowance for loan losses was 0.66 percent of loans at June 30, 2003, and decreased to 0.62 percent at June 30, 2004, then increased to 0.76 percent of loans at March 31, 2005. As a percentage of nonperforming assets, Greenville Federal’s allowance for loan losses to nonperforming assets was 31.43 percent at June 30, 2003, and a higher 52.19 percent at June 30, 2004, and was a much higher 135.51 percent at March 31, 2005.

     Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year of 2004 and for the nine months ended March 31, 2005. In fiscal year 2004, net interest income decreased $279,000, due to a decrease in interest income of $1,069,000 reduced by a $790,000 decrease in interest expense. The decrease in interest income was due to a decrease due to volume of $398,000, accented by a decrease due to rate of $671,000. The

Increase and Expense (cont.)

decrease in interest expense was due to a $675,000 decrease due to rate, accented by a $115,000 decrease due to volume.

     For the nine months ended March 31, 2005, net interest income increased $347,000 due to a decrease in interest expense of $346,000, accented by an increase in interest income of $1,000. The increase in interest income was due to a $123,000 increase due to volume reduced by a $122,000 decrease due to rate. The decrease in interest expense was the result of a decrease due to rate of $178,000 accented by a decrease due to volume of $168,000.

YIELDS AND COSTS

     The overview of yield and cost trends for the years ended June 30, 2003, and 2004, for the nine months ended March 31, 2004 and 2005, and at March 31, 2005, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

     Greenville Federal’s weighted average yield on its loan portfolio decreased 73 basis points from fiscal year 2003 to 2004, from 7.67 percent to 6.94 percent and then decreased 33 basis points to 6.61 percent for the nine months ended March 31, 2005, and then decreased another 20 basis points to 6.41 percent at March 31, 2005. The yield on investment securities decreased 58 basis points from 4.87 percent in 2003 to 4.29 percent in fiscal year 2004, and continued to decrease to 4.07 percent for the nine months ended March 31, 2005, and then increased 28 basis points to 4.35 percent at March 31, 2005. The yield on mortgage-backed securities decreased 58 basis points from fiscal year 2003 to 2004, from 4.87 percent to 4.29 percent, and then decreased 22 basis points to 4.07 percent for the nine months ended March 31, 2005, and then increased 28 basis points to 4.35 percent at March 31, 2005. The yield on interest-bearing deposits decreased 48 basis points from 2003 to 2004, from 1.88 percent in 2003 to 1.40 percent in 2004, and then increased 12 basis points to 1.52 percent for the nine months ended March 31, 2005, and increased another 207 basis points to 3.59 percent at March 31, 2005. The combined weighted average yield on all interest-earning assets decreased 73 basis points to 4.90 percent from fiscal year 2003 to 2004, then increased 29 basis points to 5.19 percent for the nine months ended March 31, 2005, and increased another 11 basis points to 5.30 percent at March 31, 2005.

     Greenville Federal’s weighted average cost of interest-bearing liabilities decreased 60 basis points to 3.00 percent from fiscal year 2003 to 2004, which was less than the Association’s 73 basis point decrease in yield, resulting in a decrease in the Association’s net interest rate spread of 13 basis points from 2.03 percent to 1.90 percent from 2003 to 2004. Then the Association’s interest rate spread increased 48 basis points to 2.38 percent for the nine months ended March 31, 2005, and then increased 22 basis points to 2.60 percent at March 31, 2005. The Association’s net interest margin decreased from 2.39 percent in fiscal year 2003 to 2.22

Yields and Costs (cont.)

percent in fiscal year 2004, representing a decrease of 17 basis points. Then the Association’s net interest margin increased 47 basis points to 2.69 percent for the nine months ended March 31, 2005.

INTEREST RATE SENSITIVITY

     Greenville Federal has monitored its interest rate sensitivity position and focused on maintaining a minimal level of interest rate risk exposure by maintaining a moderate share of adjustable-rate residential mortgage loans, short term construction loans and adjustable-rate home equity loans, commercial real estate and multi family loans to offset its moderate share of fixed-rate residential mortgage loans. Greenville Federal recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and net portfolio value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in net portfolio value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to minimize their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Greenville Federal has responded to the interest rate sensitivity issue by increasing its share of adjustable-rate loans.

     The Association measures its interest rate risk through the use of its net portfolio value (“NPV”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The NPV for the Association is calculated on a quarterly basis, by the OTS, showing the Association’s NPV to asset ratio, the dollar change in NPV, and the change in the NPV ratio for the Association under rising and falling interest rates. Such changes in NPV ratio under changing rates are reflective of the Association’s interest rate risk exposure.

     There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Interest Rate Sensitivity (cont.)

     Exhibit 11 provides the Association’s NPV levels and ratios as of March 31, 2005, based on the OTS’s calculations and the changes in the Association’s NPV levels under rising and declining interest rates. The focus on this exposure table is a 200 basis point change in interest rates either up or down.

     The Association’s change in its NPV level at March 31, 2005, based on a rise in interest rates of 100 basis points was a 5.0 percent decrease, representing a dollar decrease in equity value of $954,000. In contrast, based on a decline in interest rates of 100 basis points, the Association’s NPV level was estimated to decrease 1.0 percent or $188,000 at March 31, 2005. The Association’s exposure increases to a 13.0 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $2,371,000. The Association’s exposure is a 6.0 percent based on a 200 basis point decrease in interest rates, representing a dollar decrease of $1,164,000.

     The Association’s post shock NPV ratio based on a 200 basis point rise in interest rates is 12.98 percent and indicates a 135 basis point decrease from its 14.33 percent based on no change in interest rates.

     The Association is aware of its minimal interest rate risk exposure under rapidly rising rates and falling rates. Due to Greenville Federal’s recognition of the need to control its interest rates exposure, the Association has been a more active originator of adjustable-rate residential mortgage and home equity loans and adjustable-rate commercial real estate and multi-family loans and plans to continue this lending strategy but with a continued activity in fixed-rate residential mortgage loans. The Association will also continue to focus on maintaining its stronger NPV ratio, recognizing the planned minority stock offering will strengthen the Association’s NPV ratio, based on any change in interest rates.

LENDING ACTIVITIES

     Greenville Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate loans, including land loans, construction loans, home equity loans, multi-family loans, commercial loans and consumer loans. Exhibit 12 provides a summary of Greenville Federal’s loan portfolio, by loan type, at June 30, 2003 through 2004, and at March 31, 2005.

     The primary loan type for Greenville Federal has been residential loans secured by one- to four-family dwellings, representing a strong 80.7 percent of the Association’s gross loans as of March 31, 2005. This share of loans has seen a modest decrease from 82.6 percent at June 30, 2003. The second largest real estate loan type as of March 31, 2005, was multi-family loans, which comprised a modest 3.40 percent of gross loans compared to 2.6 percent as of June 30, 2003. The third key real estate loan type was commercial real estate loans, which represented 3.39 percent of gross loans as of March 31, 2005, compared to a lower 3.35 percent at June 30, 2003. The fourth key real estate loan type was construction loans, which represented 2.2 percent of gross loans as of March 31, 2005, compared to a higher 3.8 percent at June 30, 2003. These four real estate loan categories represented a strong 89.6 percent of gross loans at March 31, 2005, compared to a larger 92.4 percent of gross loans at June 30, 2003.

     Commercial business loans represent a smaller size loan category for Greenville Federal. Commercial business loans totaled $2.9 million and represented 3.7 percent of gross loans at March 31, 2005, compared to a lesser 1.4 percent at June 30, 2003.

     The consumer loan category was the other loan category at March 31, 2005, and represented a modest 6.7 percent of gross loans compared to 6.2 percent at June 30, 2003. Consumer loans were the second largest overall loan type at March 31, 2005, and were also the second largest loan category at June 30, 2003. The Association’s consumer loans include automobile loans, savings account loans, home equity loans and secured and unsecured personal loans. The overall mix of loans has witnessed modest changes from fiscal year-end 2003 to

Lending Activities (cont.)

March 31, 2005, with the Association having increased its shares of multi-family loans, consumer loans, commercial business loans and commercial real estate loans to offset its decrease in one- to four-family loans and construction loans.

     The emphasis of Greenville Federal’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in Greenville Federal’s primary market area of Darke County. At March 31, 2005, 80.7 percent of Greenville Federal’s gross loans consisted of loans secured by one- to four-family residential properties.

     The Association offers several types of adjustable-rate mortgage loans, (“ARMs”) with adjustment periods of one year, three years and five years. The interest rates on ARMs are generally indexed to the monthly average yield on the U.S. Treasury constant maturities index. ARMs have a maximum rate adjustment of normally 2.0 percent at each adjustment period but dependent on the loan type, and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury constant maturities index. The Association retains all ARMs which it originates. The majority of ARMs have terms of 30 years, the maximum term offered, with some having terms of 15 and 20 years.

     The Association’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Association to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

     The Association’s other key mortgage loan product is a fixed-rate mortgage loan with a share of Greenville Federal’s new fixed-rate mortgage loans normally sold in the secondary market. The Association has recently retained most of its fixed-rate mortgage loans.

Lending Activities (cont.)

Fixed-rate mortgage loans have a maximum term of 30 years. The Association’s fixed-rate mortgage loans conform to FHLMC underwriting standards.

     The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Greenville Federal, even though the Association is permitted to make loans up to a 97.0 percent loan-to-value ratio. While the Association does make loans up to 97.0 percent of loan-to-value, the Association requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio. Mortgage loans originated by the Association include due-on-sale clauses enabling the Association to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Association also requires an escrow account for insurance and taxes on loans with a loan-to-value ratio in excess of 80.0 percent.

     Greenville Federal has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The Association had a total of $5.3 million in commercial real estate and multi-family combined loans at March 31, 2005, or 6.8 percent of gross loans, compared to a lesser $4.0 million or 5.9 percent of gross loans at June 30, 2003.

     The major portion of commercial real estate and multi-family loans are secured by apartment buildings, a funeral home, churches, farm land, small retail establishments and office buildings and other owner-occupied properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 30 years for adjustable-rate loans with one-year, three-year and five-year adjustment periods. These loans have a maximum rate adjustment of 2.0 percent per adjustment period and 6.0 percent for the life of the loan. The maximum loan-to-value ratio is normally 80.0 percent.

Lending Activities (cont.)

     The Association also originates construction loans to individuals and to a lesser extent to builders for the construction of residential projects. The Association had $1.7 million or 2.2 percent of gross loans in construction loans at March 31, 2005. Construction loans normally have a term of twelve months for the construction period with a fixed interest rate for the term of the loan and a loan-to-value ratio of no more than 97.0 percent for single-family construction loans, 80.0 percent for two-family construction loans and all other construction loans. The construction loan is written to convert to a permanent loan at the end of the construction period. The Association will originate commercial construction loans for a loan-to-value ratio of up to 80.0 percent.

     Greenville Federal is an originator of consumer loans, including home equity loans, with these loans totaling $5.2 million at March 31, 2005, and representing 6.7 percent of gross loans. Home equity lines of credit have adjustable rates tied to the prime rate as published in the Wall Street Journal. These loans have a maximum loan-to-value ratio of 90.0 percent of the personal property and have terms of up to 15 years. Consumer loans also included automobile and recreational vehicle loans, share loans, and secured and unsecured personal loans.

     Exhibit 13 provides a loan maturity schedule and breakdown and summary of Greenville Federal’s fixed- and adjustable-rate loans, indicating a majority of fixed-rate loans. At March 31, 2005, 37.2 percent of the Association’s loans due after June 30, 2005, were adjustable-rate and 62.8 percent were fixed-rate. At March 31, 2005, the Association had a moderate 9.4 percent of its loans due on or before June 30, 2006, year or less with 22.1 percent due by June 30, 2009..

     As indicated in Exhibit 14, Greenville Federal experienced a significant decrease in its one-to four-family loan originations and total loan originations from fiscal year 2003 to 2004, which continued in the nine months ended March 31, 2005. Total loan originations in fiscal year 2003 were $49.0 million compared to a lesser $34.8 million in fiscal year 2004, reflective of a lower level of one- to four-family loans originated, decreasing from $35.8 million to $24.9

Lending Activities (cont.)

million. The decrease in one- to four-family real estate loan originations from 2003 to 2004 of $10.9 million represented 76.0 percent of the $14.3 million aggregate decrease in total loan originations from 2003 to 2004, with multi-family loans decreasing $4.4 million and representing 31.1 percent of the total decrease in loan originations. Commercial real estate loans increased $487,000 from 2003 to 2004, and commercial loans originated increased $1.1 million. Consumer loans decreased $466,000 from 2003 to 2004.

     In the nine months ended March 31, 2005, total loan originations were $18.3 million, indicating a decrease of $8.7 million from the $27.0 million in loan originations in the nine months ended March 31, 2004. One- to four-family loan originations decreased $8.6 million, representing 89.5 percent of the total decrease in loan originations. Multi-family loan originations continued to decrease, indicating a decline in originations of $1.2 million, representing 13.6 percent of the total decrease in loan originations in the nine months ended March 31, 2005, compared to the nine months ended March 31, 2004.

     Overall, loan originations fell short of principal payments, loans sales, loan repayments and other deductions in 2003 and then exceeded reductions in 2004 and in the nine months ended March 31, 2005. In fiscal 2003, loan originations and purchases fell short of reductions by $19.8 million, then exceeded reduction by $7.3 million in 2004 and exceeded reductions by $4.0 million in the nine months ended March 31, 2005.

NONPERFORMING ASSETS

     Greenville Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances.

     A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased commercial real estate loans and multi-family loans. Greenville Federal has been faced with an increase in nonperforming assets in 2003, which have decreased in 2004 and further decreased in the nine months ended March 31, 2005.

     Exhibit 15 provides a summary of Greenville Federal’s delinquent loans at June 30, 2003 and 2004, and at March 31, 2005, indicating an overall decrease in delinquent loans from June 30, 2003, to March 31, 2005. The Association had $495,000 in loans delinquent 60 to 89 days at March 31, 2005. Loans delinquent 90 days or more totaled $369,000 at March 31, 2005, with these two categories representing 1.11 percent of gross loans with most of them one- to four-family real estate loans. At June 30, 2003, delinquent loans of 60 to 89 days totaled $362,000 or 0.54 percent of gross loans and loan delinquent 90 days or more totaled $1,366,000 or 2.04 percent of gross loans for a combined share of 2.58 percent of gross loans, compared to a much lower $864,000 or 1.11 percent of gross loans at March 31, 2005.

     It is normal procedure for Greenville Federal’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and to initiate any direct contact with borrowers. When a loan is delinquent 5 to 15 days, the Association sends a notice to the borrower, possibly accompanied by a phone call, and after 15 days delinquency, a second notice is sent. The Association then initiates both written and oral communication with the borrower if the loan remains delinquent and sends additional notices after 15 days and 45 days of

Nonperforming Assets (cont.)

delinquency. When the loan becomes delinquent at least 90 days, the Association will send a letter to the borrower declaring acceleration of payment and providing the borrower 30 days to make arrangement for payments. Under certain circumstances, the Association may arrange for an alternative payment structure through a workout agreement. A decision as to whether and when to initiate foreclosure proceeding is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Association generally initiates foreclosure when a loan has been delinquent 120 days and no workout agreement has been reached.

     Exhibit 16 provides a summary of Greenville Federal’s nonperforming assets at June 30, 2003, and 2004, and March 31, 2004 and 2005. Nonperforming assets include loans 90 days or more past due, nonaccruing loans and repossessed assets. The Association carried a higher level of nonperforming assets in 2003 and 2004. Greenville Federal’s level of nonperforming assets was $1,392,000 at June 30,2003, and a lesser $866,000 at June 30, 2004, which represented 1.01 percent of assets in 2003 and 0.69 percent in 2004. The Association’s nonperforming assets included $695,000 in nonaccrual loans, $660,000 in loans 90 days or more past due and $37,000 in real estate owned for a total of $1,392,000 in 2003 and $66,000 in real estate owned, $543,000 in loans 90 days or more past due, and $257,000 in nonaccrual loans in 2004 for a total of $866,000. At March 31, 2005, nonperforming assets were a lesser $610,000 or 0.49 percent of assets and included $220,000 in loans 90 days or more past due, $209,000 in nonaccrual loans and $181,000 in real estate owned.

     Greenville Federal’s level of nonperforming assets was lower than its level of classified assets. The Association’s level of classified assets was 1.21 percent of assets at June 30, 2003, 1.34 percent at December 31, 2004, and 0.75 percent at March 31, 2005 (reference Exhibit 17). The Association’s classified assets consisted of $941,000 in substandard assets, with no assets classified as doubtful or loss at March 31, 2005. The Association had $32,000 classified as loss in 2003 and $17,000 classified as loss in 2004 with the balances classified as substandard.

Nonperforming Assets (cont.)

     Exhibit 18 shows Greenville Federal’s allowance for loan losses at June 30, 2003 and 2004, and March 31, 2004 and 2005, indicating the activity and the resultant balances. Greenville Federal has witnessed a moderate increase in its balance of allowance for loan losses from $441,000 at June 30, 2003, to $580,000 at March 31, 2005. The Association had provisions for loan losses of $40,000 in fiscal 2003, $10,000 in fiscal 2004, $10,000 in the nine months ended March 31, 2004, and $180,000 in the nine months ended March 31, 2005.

     The Association had total charge-offs of $77,000 in fiscal 2003, and $3,000 in 2004 with net recoveries of $3,000 in 2003 and $2,000 in 2004. The Association had higher charge-offs in the nine months ended March 31, 2005, of $57,000, and net recoveries of $6,000. The Association’s ratio of allowance for loan losses to gross loans was 0.66 percent at June 30, 2003, and a higher 0.76 percent at March 31, 2005, due to higher provisions. Allowance for loan losses to nonperforming assets was 31.43 percent at June 30, 2003, and 135.51 percent at March 31, 2005.

INVESTMENTS

     The investment and securities portfolio, excluding interest-bearing deposits, has been comprised of U.S. government and federal agency obligations, other investments and mortgage-backed securities. Exhibit 19 provides a summary of Greenville Federal’s investment portfolio at June 30, 2003, and 2004, and March 31, 2005, excluding FHLB stock. The exhibit also includes the Association’s mortgage-backed securities at June 30, 2003 and 2004. Investment securities totaled $33.7 million at March 31, 2005, compared to $42.2 million at June 30, 2003. In addition, the Association had $3.2 million in mortgage-backed securities at June 30, 2003, and a lesser $2.6 million at June 30, 2004.

     The primary component of investment securities at March 31, 2005, was U.S. government and federal agency securities, representing 53.5 percent of total investments, excluding FHLB

Investments (cont.)

stock, compared to a smaller 52.1 percent at June 30, 2003. The Association also had cash and interest-bearing deposits totaling $3.1 million at March 31, 2005, and a larger $12.4 million at June 30, 2003. The Association had $1,748,000 in FHLB stock at March 31, 2005. The weighted average yield on investment securities was 3.01 percent for the nine months ended March 31, 2005, and a higher 4.07 percent yield on mortgage-backed securities for the nine months ended March 31, 2005.

DEPOSIT ACTIVITIES

     The mix of deposits by amount at June 30, 2003, and 2004, and at March 31, 2005, is provided in Exhibit 20. There has been a moderate change in total deposits and a modest change in the deposit mix during this period. Total deposits have decreased from $89.9 million at June 30, 2003, to $78.3 million at March 31, 2005, representing a decrease of $11.6 million or 12.9 percent. Certificates of deposit have decreased from $55.7 million at June 30, 2003, to $45.1 million at March 31, 2005, representing a decrease of $10.6 million or 19.0 percent, while savings, NOW and MMDA accounts have decreased $1.0 million from $34.2 million at June 30, 2003, to $33.2 million at March 31, 2005 or 2.9 percent.

     The Association’s share of certificates of deposit witnessed a decrease, declining from a normal 61.9 percent of deposits at June 30, 2003, to a modestly lower 57.6 percent of deposits at March 31, 2005. The major component of certificates at March 31, 2005, had rates between 3.01 percent and 4.00 percent and represented 23.0 percent of certificates. At June 30, 2003, the major component of certificates was the 2.01 percent to 3.00 percent category with a greater 27.1 percent of certificates. The category witnessing the strongest growth in dollars from June 30, 2003, to March 31, 2005, was certificates with rates between 0.76 percent and 2.00 percent, which increased $7.3 million during this time period. The category witnessing the largest dollar decrease from June 30, 2003, to March 31, 2005, was certificates with rates between 5.00 percent and greater, which declined $9.6 million.

     Exhibit 21 also provides a breakdown of certificates by maturity as of March 31, 2005. A strong 57.9 percent of the Association’s certificates of deposit mature in one year or less. The second largest category of certificates based on maturity was certificates maturing in one to two years, which represented 19.3 percent of certificates. The largest category of certificates based on interest rate was certificates with rates from 1.01 percent to 2.00 percent, totaling $18.1 million, representing 40.1 percent of certificates.

     Exhibit 22 shows the Association’s deposit activity for the two years ended June 30, 2003, and 2004 and for the nine months ended March 31, 2004 and 2005. Including interest credited,

Deposit Activity (cont.)

     Greenville Federal experienced net decreases in deposits in each fiscal year ended 2003 and 2004 and in each nine month period ended March 31, 2004 and 2005. In fiscal year 2003, there was a net decrease in deposits of $4.7 million, and $5.9 million in 2004. In the nine months ended March 31, 2004, there was a net decrease in deposits of $5.0 million, resulting in a 5.6 percent decrease in deposits, and in the nine months ended March 31, 2005, there was a net decrease in deposits of $5.7 million or 6.8 percent.

BORROWINGS

     Greenville Federal has made occasional use of FHLB advances in the years ended June 30, 2003 and 2004, and in the nine months ended March 31, 2005. The Association had total FHLB advances of $31.7 million at June 30, 2003, with a weighted cost of 5.13 percent and a similar $31.0 million at March 31, 2005, with a weighted cost of 4.48 percent.

SUBSIDIARIES

     Greenville Federal had one wholly-owned subsidiary at March 31, 2005, Greenville Financial Service Corporation. Greenville Financial’s primary purpose has been to hold the stock of Intrieve, Incorporated, the Association’s data processor. In April 2005, Intrieve was acquired, entitling Greenville Financial to the payment for its Intrieve stock. Upon the payment of a dividend to Greenville Federal by Greenville Financial for the proceeds from the Intrieve transaction, the Association plans to dissolve Greenville Financial.

OFFICE PROPERTIES

     Greenville Federal had two offices at March 31, 2005, its home office located at 690 Wagner Avenue in Greenville, and a branch in the local Kroger Store at 200 Lease Avenue (reference Exhibit 24). Greenville Federal owns its home office. At March 31, 2005, the Association’s net investment in its office premises, including real property acquired for a future branch office, totaled $1.9 million or 1.55 percent of assets and the Association’s total investment in fixed assets, based on depreciated cost, was $2.2 million or 1.75 percent of assets.

MANAGEMENT

     The president and chief executive officer of Greenville Federal is David Kepler, who is also a director. Mr. Kepler joined the Association in 1973 as a management trainee. He then became assistant secretary in 1976, assistant vice president in 1980, vice president of operations in 1985 and executive vice president in 1988. Mr. Kepler then became president and chief executive officer in 1997. Mr. Kepler became a director in 1988. Susan Allread is vice president and chief financial officer of Greenville Federal. Ms. Allread joined the Association in 1995 as a part-time teller, became a management trainee in 1998, a staff accountant and compliance auditor in 1999, comptroller and compliance officer in 2001 and vice president and corporate secretary in 2004. Ms. Allread became chief financial officer in 2005.

II. DESCRIPTION OF PRIMARY MARKET AREA

     Greenville Federal Savings and Loan Association’s market area encompasses all of Darke County, Ohio (“market area”) where the Association’s offices are located.

     Exhibit 25 provides a summary of key demographic data and trends for Darke County, Ohio and the United States. From 1990 to 2000, population decreased in the market area but increased in Ohio and the United States. The population decreased by 0.6 percent in Darke County and increased by 4.7 percent in Ohio and 13.2 percent in the United States. The population in 2004 again indicated a minimal decrease in population from 2000 to 2004 in the market area. The market area’s population level is estimated to have decreased 0.6 percent from 2000 to 2004, compared to a 1.1 percent increase in Ohio and 5.0 percent in the United States. Future population projections indicate that population will continue to decrease in the market area from 2004 through the year 2009. The market area’s population is projected to decrease by 0.8 percent with the populations of Ohio and the United States projected to increase by 1.4 percent and 6.3 percent, respectively.

     The market area witnessed an increase in households (families) of 4.9 percent from 1990 to 2000. During that same time period, the number of households increased in Ohio by 8.7 percent and in the United States by 14.7 percent. The trend in household growth from 2000 to 2004 indicates a minimal increase in the market area of 1.8 percent. Ohio also indicated a modest increase of 2.9 percent, lower than the United States’ increase of 5.8 percent. From 2004 through the year 2009, the market area’s households are projected to continue to increase by 1.5 percent, while the number of households are expected to increase by 3.1 percent in Ohio and by 7.0 percent in the United States.

     In 1990, the per capita income in the market area was lower than the per capita income in Ohio and the United States. The market area had a 1990 per capita income of $11,059, while Ohio and the United States had 1990 per capita income levels of $13,461 and $14,420, respectively. From 1990 to 2000, per capita income increased in all areas. The market area’s per capita income increased from 1990 to 2000 by 53.2 percent to $16,946. Per capita income

Description of Primary Market Area (cont.)

increased by 56.0 percent in Ohio to $21,003 and by 50.4 percent to $21,684 in the United States. From 2000 to 2004, per capita income continued to increase by 31.0 percent to $22,191 in the market area, by 21.5 percent to $25,510 in Ohio and by 19.3 percent to $25,866 in the United States.

     The 1990 median household income of $27,640 in the market area was lower than the median household income in Ohio at $28,706 and the United States at $28,525. From 1990 to 2000, median household income increased in all areas, with the market area indicating a 42.2 percent increase to $39,307, compared to a 42.7 percent increase to $40,956 in Ohio and a 44.9 percent increase to $41,343 in the United States. From 2000 to 2004, median household income in the market area was estimated to have increased 12.4 percent to $44,177. Ohio’s median household income grew 15.6 percent to $47,354, and the United States’ increase was 16.4 percent to $48,125 from 2000 to 2004. From 2004 to 2009, median household income is projected to increase by 14.0 percent in the market area, by 18.6 percent in Ohio and 17.8 percent in the United States. Based on those rates of increase, by 2009, median household income is expected to be $50,345 in the market area, $56,168 in Ohio, and $56,710 in the United States.

     Exhibit 26 provides a summary of key housing data for the market area, Ohio and the United States. In 1990, the market area had a rate of owner-occupancy of 76.4 percent, higher than Ohio and the United States at 67.5 percent and 64.2 percent, respectively. As a result, the market area supported a lower rate of renter-occupied housing of 23.6 percent, compared to 32.5 percent for Ohio and 35.8 percent for the United States. In 2000, owner-occupied housing increased in all the areas to 76.6 percent, 69.1 percent and 66.2 percent in the market area, Ohio and the United States, respectively. Conversely, the renter-occupied rates decreased in all areas to levels of 23.4 percent, 30.9 and 33.8 percent in the market area, Ohio and the United States, respectively.

     The market area’s 1990 median housing value was $51,600, lower than Ohio’s median housing value of $62,900 and the United States’ median housing value of $79,098. The

Description of Primary Market Area (cont.)

1990 average median rent of the market area was $327, which was below the median rent of Ohio at $379 and the United States at $374. In 2000, median housing values had increased in the market area, Ohio and the United States. The market area had a 2000 median housing value of $91,100 still lower than Ohio at $103,700 and the United States at $119,600. The 2000 median rent levels were $447, $515 and $602 in the market area, Ohio and the United States, respectively.

     In 1990, the major source of employment for the market area by industry group, based on share of employment, was the manufacturing industry at 34.0 percent. However, the services industry was responsible for the majority of employment in Ohio and the United States with 35.8 percent of jobs in Ohio and 34.0 percent in the United States (reference Exhibit 27). The services industry was the second major employer in the market area at 25.3 percent, while the manufacturing group was the second leading employer at 23.1 percent in Ohio. The wholesale/retail trade group was the second major employer with 27.5 percent in the United States. The wholesale/retail trade group was the third major overall employer in the market area at 19.7 percent. In Ohio, the wholesale/retail industry was the third major employer, responsible for 22.1 percent of employment. The manufacturing group was the third major employer in the United States with 19.2 percent. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining groups combined to provide 21.0 percent of employment in the market area, 19.7 percent of employment in Ohio and 19.3 percent in the United States.

     In 2000, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for the market area and Ohio, but not in the United States where the services industry, wholesale/retail trade and manufacturing industries provided the first, second and third highest levels of employment. The services industry accounted for 33.6 percent, 43.8 percent and 46.7 percent in the market area, Ohio and the United States, respectively. The manufacturing industry provided for 29.8 percent, 20.0 percent and 14.1 percent in the same respective areas. The wholesale/retail trade

Description of Primary Market Area (cont.)

group provided 14.5 percent, 15.5 percent and 15.3 percent of employment in the market area, Ohio and the United States, respectively.

     Some of the largest employers in the area are listed below.

		Number of
Employer	Business	Employees
Whirlpool Corp./Greenville Div.	KitchenAid Small Appliances	1,000
Greenville Technology, Inc.	Auto Plastics	600
Honeywell, CPG	Fram Gas, Air & Oil filters	480
The Brethren’s Home	Health/Retirement Facility	400
J-Tec Inc.	Telecommunication Systems	250
The Neff Company	Recognition Awards/Sportswear	250
Hughes Supply Company	Supply Distribution	220
Beauty Systems Group (Sally Beauty Supply)	Beauty Supplies	175
BASF Corporation	Container Coatings-Resins	150
Wayne Industries, Inc.	Sub-contractor for assembly	135
TXI, Inc.	Telecommunications Systems	120
Spartech Plastics	Extruded Plastic Sheet	100

     The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in Darke County, Ohio and the United States in 2001 through April 2005. Darke County has been characterized by fluctuating unemployment rates compared to Ohio and the United States. In 2001, Darke County had an unemployment rate of 4.2 percent, compared to unemployment rates of 4.3 percent in Ohio and 4.8 percent in the United States. The market area’s unemployment rate increased in 2002 to 6.2 percent, compared to 5.7 percent in Ohio and 5.8 percent in the United States. In 2003, the market area again increased its rate of unemployment slightly to 6.5 percent. Ohio also increased to 6.1 percent, and the United States increased to 6.0 percent. In 2004, the market area decreased its rate of unemployment to 5.3 percent compared to 6.1 percent in Ohio and 5.5 percent in the United States. Through April 2005, the market area had an increase in its unemployment rate. The market area’s unemployment rate increased to 5.5 percent, and the unemployment rates in Ohio while the United States decreased to 5.9 percent and 4.9 percent, respectively.

Description of Primary Market Area (cont.)

     Exhibit 29 provides deposit data for banks and thrifts in Darke County. Greenville Federal Savings and Loan Association’s deposit base in the market area was $84.8 million or a 65.3 percent share of the $129.9 million total thrift deposits but only a 9.5 percent share of the total deposits, which were $896.3 million as of June 30, 2004. It is evident from the size of the thrift deposits and bank deposits that the market area has a moderately strong deposit base, with Greenville Federal Savings and Loan Association having a strong level of market penetration for thrift deposits but a moderate market penetration for total deposits.

     Exhibit 30 provides interest rate data for each quarter for the years 2001 through the first quarter of 2005. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a declining trend in 2001 and 2002 and then a basically flat trend in 2003. This trend indicates some increase in One-Year Treasury Bills and 30-Year Treasury Notes. Then rates have indicated constant increases in each quarter in 2004 and continuing at a stronger pace in 2005.

SUMMARY

     To summarize, the market area represents an area with stable population and household trends during the 1990s and early 2000s. Such a pattern is projected to continue from 2004 through 2009. The market area displayed a lower per capita income and lower household income than Ohio. In 1990, the median rent level of the market area was lower than Ohio’s median rent. By 2000, the median rent level of the market area was still lower than Ohio’s median rent. In 1990, the market area’s median housing value was also lower than Ohio’s as well as that of the United States, and in 2000, the market area’s median housing value was again lower than Ohio’ median housing value and the United States. The market area has had a slightly lower unemployment rate when compared to Ohio but is slightly higher than the United States’. Finally, the market area is a competitive financial institution market dominated by banks with a total market deposit base for banks and thrifts in the market area that is $896.3 million in deposits.

III. COMPARABLE GROUP SELECTION

Introduction

     Integral to the valuation of the Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the “comparable group”. This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation’s pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, FDIC-insured thrifts in the United States and all publicly-traded, FDIC-insured thrifts in the Midwest region and in Ohio.

     Exhibits 32 and 33 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 224 publicly-traded, FDIC-insured thrifts in the United States (“all thrifts”), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 32 and 33 also subclassify all thrifts by region, including the 94 publicly-traded Midwest thrifts (“Midwest thrifts”) and the 21 publicly-traded thrifts in Ohio (“Ohio thrifts”), and by trading exchange. Exhibit 34 presents prices, pricing ratios and price trends for all FDIC-insured thrifts completing their conversions between January 1, 2004, and May 12, 2005.

     The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Greenville Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution’s operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Greenville Federal’s basic operation.

Introduction (cont.)

     Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

Merger/Acquisition

     The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The following thrift institutions were potential comparable group candidates but had to be eliminated due to their involvement in a merger/acquisition.

Institution	State
Rantoul First Bank	Illinois

Vermilion Bancorp, Inc.	Illinois

PFS Bancorp, Inc.	Indiana

     There are no pending merger/acquisition transactions involving thrift institutions in Greenville Federal’s city, county or market area.

Mutual Holding Companies

     The comparable group will not include any mutual holding companies. The percentage of public ownership of individual mutual holding companies indicates a wide range from minimal to 49.0 percent, the largest permissible percentage, causing them to demonstrate certain varying individual characteristics different among themselves and from conventional, publicly-

Mutual Holding Companies (cont.)

traded companies. A further reason for the elimination of mutual holding companies as potential comparable group candidates relates to the presence of a mid-tier, publicly-traded holding company in some, but not all, mutual holding company structures. The presence of mid-tier holding companies can also result in inconsistent and unreliable comparisons among the relatively small universe of 55 publicly-traded mutual holding companies as well between those 55 entities and the larger universe of conventional, publicly-traded thrift institutions. As a result of the foregoing and other factors, mutual holding companies typically demonstrate higher pricing ratios that relate to their minority ownership structure and are inconsistent in their derivation with those calculated for conventionally structured, publicly-traded institutions. In our opinion, it is appropriate to limit individual comparisons to institutions that are 100 percent publicly owned. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for the 55 publicly-traded, FDIC-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

Institution	State
AJS Bancorp Inc., MHC	Illinois

Citizens Community Bancorp MHC	Wisconsin

Eureka Financial Corp, MHC	Pennsylvania

Greater Delaware Valley MHC	Pennsylvania

Jacksonville Bancorp, MHC	Ohio

Liberty Savings Bank, MHC	Missouri

Mid-Southern Savings Bank, MHC	Indiana

Minden Bancorp, Inc. MHC	Louisiana

Webster City Federal Bancorp, MHC	Iowa

Trading Exchange

     It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System (NASDAQ), or traded over the counter and listed on the OTC bulletin board. Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. It should be noted that a number of smaller to medium size publicly-traded thrift institutions and thrift institution holding companies, have elected to delist their stocks from the major exchanges. It is, in our opinion, prudent to include in the universe of comparable group candidates companies trading over the counter rather than to reduce the size of that universe. Of the 279 publicly-traded, FDIC-insured savings institutions, including the 55 mutual holding companies, 15 are traded on the New York Stock Exchange, 18 are traded on the American Stock Exchange, 149 are traded on NASDAQ and 66 are traded over the counter. There were an additional 31 institutions listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

     Another general parameter for the selection of the comparable group is the initial public offering (“IPO”) date, which must be at least four quarterly periods prior to the trading date of May 12, 2005, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to March 31, 2004.

Geographic Location

     The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution

Geographic Location (cont.)

stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to Greenville Federal, including the western, southwestern, New England and southeastern states.

     The geographic location parameter consists of Ohio and its surrounding states of Pennsylvania, West Virginia, Kentucky, Indiana and Michigan, as well as the states of Iowa, Illinois, Kansas, Minnesota, Missouri, Tennessee and Wisconsin for a total of thirteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

     Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $350 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to Greenville Federal, with assets of approximately $124 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

     In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

     Exhibits 37 and 38 show the 72 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section. It should be noted that the comparable group candidates may be members of either the Bank Insurance Fund (BIF) or the Savings Association Insurance Fund (SAIF), since many members of each fund hold significant balances of deposits insured by the other fund.

BALANCE SHEET PARAMETERS

Introduction

     The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

          1. Cash and investments to assets

          2. Mortgage-backed securities to assets

          3. One- to four-family loans to assets

          4. Total net loans to assets

          5. Total net loans and mortgage-backed securities to assets

          6. Borrowed funds to assets

          7. Equity to assets

     The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Greenville Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Greenville Federal. The ratio of deposits to assets was not used as a parameter as

Introduction (cont.)

it is directly related to and affected by an institution’s equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

     The Association’s ratio of cash and investments to asset, excluding mortgage-backed securities, was 29.6 percent at March 31, 2005, and reflects Greenville Federal’s share of investments considerably higher than the national and regional averages of 14.0 percent and 14.2 percent, respectively. The Association’s investments have consisted primarily of U.S. government and federal agency securities and interest-bearing deposits. For its three most recent fiscal years ended June 30, 2004, Greenville Federal’s average ratio of cash and investments to assets was a higher 34.3 percent, ranging from a high of 44.4 percent in 2003 to a low of 24.8 percent in 2002, with a fairly volatile trend. It should be noted that, for the purposes of comparable group selection, Greenville Federal’s $1.6 million balance of Federal Home Loan Bank stock at March 31, 2005, is included in the other assets category, rather than in cash and investments, in order to be consistent with reporting requirements and sources of statistical and comparative analysis related to the universe of comparable group candidates and the final comparable group.

     The parameter range for cash and investments is fairly broad, in spite of Greenville Federal’s lower balance of cash and investments, related to the general volatility of this parameter and institutions’ varying liquidity options and approaches, including the purchase of mortgage-backed and mortgage derivative securities. The range has been defined as 40.0 percent or less of assets, with a midpoint of 20.0 percent.

Mortgage-Backed Securities to Assets

     At March 31, 2005, Greenville Federal’s ratio of mortgage-backed securities to assets was 1.5 percent, much lower than to the national average of 11.6 percent and the regional average of 8.3 percent for publicly-traded thrifts. The Association’s three most recent calendar year average is 2.8 percent, also lower than industry averages, with a mildly declining trend. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 15.0 percent or less of assets and a midpoint of 7.5 percent.

One- to Four-Family Loans to Assets

     Greenville Federal’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented 51.3 percent of the Association’s assets at March 31, 2005, which is similar to the national average of 49.8 percent. The parameter for this characteristic requires any comparable group institution to have from 30.0 percent to 70.0 percent of its assets in one- to four-family loans with a midpoint of 50.0 percent.

Total Net Loans to Assets

     At March 31, 2005, Greenville Federal had a 61.6 percent ratio of total net loans to assets and a similar three calendar year average of 57.8 percent, both being lower than the national average of 69.8 percent and the regional average of 72.9 percent for publicly-traded thrifts. The Association’s ratio of total net loans to assets has decreased moderately from 67.4 percent in 2002. The parameter for the selection of the comparable group is from 50.0 percent to 90.0 percent with a midpoint of 70.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater

Total Net Loans to Assets (cont.)

volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to Greenville Federal.

Total Net Loans and Mortgage-Backed Securities to Assets

     As discussed previously, Greenville Federal’s shares of mortgage-backed securities to assets and total net loans to assets were 1.5 percent and 61.6 percent, respectively, for a combined share of 63.1 percent. Recognizing the industry and regional ratios of 11.6 percent and 8.3 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 60.0 percent to 90.0 percent, with a midpoint of 75.0 percent.

Borrowed Funds to Assets

     Greenville Federal had borrowed funds equal to 25.0 percent of assets at March 31, 2005, and had borrowed funds of 21.6 percent, 23.1 percent and 22.1 percent at June 30, 2004, 2003 and 2002, respectively. The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds increased overall from 1997 through 2003 and then subsided in early 2004. The rise was due to the greater competition for deposits and lower cost funds, resulting in an increase in borrowed funds by many institutions as an alternative to higher cost and/or longer term certificates. In 2002 and 2003, however, lower interest rates resulted in some moderation of borrowings by financial institutions, particularly among nonpublicly-traded institutions. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits. The parameter range of borrowed funds to assets is 40.0 percent or less with a midpoint of 20.0 percent.

Equity to Assets

     Greenville Federal’s equity to assets ratio was 10.5 percent at March 31, 2005, 10.6 percent at June 30, 2004, 10.1 percent at June 30, 2003, and 10.4 percent at June 30, 2002, averaging 10.4 percent for the three calendar years ended June 30, 2004. After conversion, based on the midpoint value of $27.0 million and a 45 percent minority public offering of $12.1 million, with 50.0 percent of the net proceeds of the public offering going to the Association, Greenville Federal’s equity is projected to stabilize within the range of 13 percent to 14 percent of assets. Based on those equity ratios, we have defined the equity ratio parameter to be 7.0 percent to 15.0 percent with a midpoint ratio of 11.0 percent.

PERFORMANCE PARAMETERS

Introduction

     Exhibit 38 presents five parameters identified as key indicators of Greenville Federal’s earnings performance and the basis for such performance both historically and during the four quarters ended March 31, 2005. The primary performance indicator is the Association’s core return on average assets (ROAA). The second performance indicator is the Association’s core return on average equity (ROAE). To measure the Association’s ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Greenville Federal is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Association’s ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

     The key performance parameter is core ROAA. For the twelve months ended March 31, 2005, Greenville Federal’s core ROAA was 0.06 percent based on adjusted core earnings after taxes of $72,000, as detailed in Item I and Exhibit 7 of this Report. The Association’s ROAA in its most recent two fiscal years of 2003 and 2004, based on net earnings, was (0.06) percent and 0.44 percent, respectively.

     Considering the historical and current earnings performance of Greenville Federal, the range for the ROAA parameter based on core income has been defined as 0.30 percent to a high of 0.80 percent with a midpoint of 0.55 percent.

Return on Average Equity

     The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Association’s position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

     Prior to conversion, Greenville Federal’s core ROAE for the twelve months ended March 31, 2005, was 0.54 percent based on core income. In its most recent two fiscal years, the Association’s average ROAE, based on net earnings, was 1.85 percent, from a low of (0.59) percent in 2004 to a high of 4.29 percent in 2003.

     The parameter range for ROAE for the comparable group, based on core income, is from 3.0 percent to 10.0 percent with a midpoint of 6.5 percent.

Net Interest Margin

     Greenville Federal had a net interest margin of 2.57 percent for the twelve months ended March 31, 2005, representing net interest income as a percentage of average interest-earning assets. The Association’s net interest margin in the two fiscal years of 2003 and 2004 were 2.39 percent and 2.22 percent, respectively, averaging 2.31 percent and indicating a modest upward trend since June 30, 2004.

     The parameter range for the selection of the comparable group is from a low of 2.00 percent to a high of 3.50 percent with a midpoint of 2.75 percent.

Operating Expenses to Assets

     After the application of adjustments for a non-recurring compensation related expense, as indicated in Section I and Exhibit 7, for the twelve months ended March 31, 2005, Greenville Federal had a moderately higher than average 2.95 percent ratio of operating expense to average assets. In fiscal year 2004, the Association’s expense ratio was 2.75 percent, representing an increase from 2.49 percent in fiscal 2003 and 2.34 percent in fiscal 2002 , averaging 2.52 percent for those three most recent fiscal years.

     The operating expense to assets parameter for the selection of the comparable group is from a low of 2.00 percent to a high of 3.50 percent with a midpoint of 2.75 percent.

Noninterest Income to Assets

     Compared to publicly-traded thrifts, Greenville Federal has historically experienced a lower than average dependence on noninterest income as a source of additional income, although its noninterest income was typically higher in fiscal year 2003 related to a greater volume of loans originated and sold. The Association’s ratio of noninterest income to average assets was

Noninterest Income to Assets (cont.)

0.56 percent for the twelve months ended March 31, 2005. For its five fiscal years ended June 30, 2000 through 2004, Greenville Federal’s ratio of noninterest income to average assets was 0.28 percent, 0.28 percent, 0.63 percent, 0.88 percent and 0.50 percent, respectively.

     The range for this parameter for the selection of the comparable group is 1.00 percent of average assets or less, with a midpoint of 0.50 percent.

ASSET QUALITY PARAMETERS

Introduction

     The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Greenville Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

     Greenville Federal’s ratio of nonperforming assets to assets was 0.49 percent at March 31, 2005, which was moderately lower than the national average of 0.69 percent for publicly-traded thrift and the higher average of 1.17 percent for Midwest thrifts. The Association’s ratio of nonperforming assets to total assets was 0.63 percent, 1.00 percent and 0.51 percent at June 30, 2004, 2003 and 2002, respectively, averaging 0.71 for those three fiscal years and, with the exception of 2003, generally in line with industry averages.

Nonperforming Assets to Total Assets (cont.)

     The comparable group parameter for nonperforming assets is 1.25 percent or less of total assets.

Repossessed Assets to Assets

     Greenville Federal had $181,000 in repossessed assets, representing 0.15 percent of assets at March 31, 2005. National and regional averages were 0.11 percent and 0.18 percent, respectively, for publicly-traded thrift institutions at March 31, 2005.

     The range for the repossessed assets to total assets parameter is 0.40 percent of assets or less with a midpoint of 0.20 percent.

Loans Loss Reserves to Assets

     Greenville Federal had an allowance for loan losses of $580,000, representing a loan loss allowance to total assets ratio of 0.47 percent at March 31, 2005, which was higher than its 0.35 percent ratio at June 30, 2004, and its 0.32 percent ratio at June 30, 2003.

     The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.30 percent of assets.

THE COMPARABLE GROUP

     With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $56.4 million to $261.0 million with an average

The Comparable Group (cont.)

asset size of $169.3 million and have an average of 3.4 offices per institution. Three of the comparable group institutions were converted in 1993, three in 1995, and four in 1996. Five of the comparable group institutions are traded on NASDAQ and the remaining five are traded over the counter. The comparable group institutions as a unit have a ratio of equity to assets of 10.1 percent, which is 24.3 percent higher than all publicly-traded thrift institutions in the United States and 16.9 percent higher than publicly-traded thrift institutions in Ohio; and for the most recent four quarters indicated a core return on average assets of 0.61 percent, lower than all publicly-traded thrifts at 0.99 percent and lower than publicly-traded Ohio thrifts at 0.76 percent.

IV. ANALYSIS OF FINANCIAL PERFORMANCE

     This section reviews and compares the financial performance of Greenville Federal to all publicly-traded thrifts, to publicly-traded thrifts in the Midwest region and to Ohio thrifts, as well as to the ten institutions constituting Greenville Federal’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 42 through 47.

     As presented in Exhibits 42 and 43, at March 31, 2005, Greenville Federal’s total equity of 10.52 percent of assets was slightly higher than the 10.09 percent for the comparable group, and more notably higher than the 8.12 percent for all thrifts, the 8.63 percent for Midwest thrifts and the 8.79 percent ratio for Ohio thrifts. The Association had a 61.61 percent share of net loans in its asset mix, lower than the comparable group at 71.04 percent, all thrifts at 69.76 percent, Midwest thrifts at 72.87 percent and Ohio thrifts at 76.33 percent. Greenville Federal’s share of net loans, lower than industry averages, is primarily the result of its higher 29.58 percent share of cash and investments and its higher 7.14 percent share of other assets, offset by its lower 1.52 percent share of mortgage-backed securities. The comparable group had a considerably lower 18.02 percent share of cash and investments and a modesty higher 4.22 percent share of mortgage-backed securities. All thrifts had 11.59 percent of assets in mortgage-backed securities and 14.00 percent in cash and investments. Greenville Federal’s 63.02 percent share of deposits was much lower than the comparable group, higher than all thrifts and similar to Midwest thrifts and Ohio thrifts, reflecting the Association’s ratio of borrowed funds to assets. The comparable group had deposits of 70.18 percent and borrowings of 18.83 percent. All thrifts averaged a 56.16 percent share of deposits and 33.66 percent of borrowed funds, while Midwest thrifts had a 63.73 percent share of deposits and a 25.08 percent share of borrowed funds. Ohio thrifts averaged an 65.01 percent share of deposits and an 24.48 percent share of borrowed funds. Greenville Federal was absent intangible assets at March 31, 2005, compared to 0.08 percent for the comparable group, 0.68 percent for all thrifts, 0.47 percent for Midwest thrifts and 0.47 percent for Ohio thrifts.

Analysis of Financial Performance (cont.)

     Operating performance indicators are summarized in Exhibits 44, 45 and 46 and provide a synopsis of key sources of income and key expense items for Greenville Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

     As shown in Exhibit 46, for the twelve months ended March 31, 2005, Greenville Federal had a yield on average interest-earning assets moderately below the comparable group, all thrifts and Midwest thrifts and Ohio thrifts. The Association’s yield on interest-earning assets was 5.03 percent compared to the comparable group at 5.43 percent, all thrifts at 5.40 percent, Midwest thrifts at 5.42 percent and Ohio thrifts at 5.43 percent.

     The Association’s cost of funds for the twelve months ended March 31, 2005, was higher than the comparable group, all thrifts Midwest thrifts and Ohio thrifts. Greenville Federal had an average cost of interest-bearing liabilities of 2.70 percent compared to 2.44 percent for the comparable group, 2.31 percent for all thrifts, 2.47 percent for Midwest thrifts and 2.51 percent for Ohio thrifts. The Association’s similar yield on interest-earning assets and modestly higher interest cost resulted in a net interest spread of 2.34 percent, which was lower than the comparable group at 2.99 percent, all thrifts at 3.10 percent, Midwest thrifts at 2.98 percent and Ohio thrifts at 2.92 percent. Greenville Federal generated a net interest margin of 2.57 percent for the twelve months ended March 31, 2005, based on its ratio of net interest income to average interest-earning assets, which was substantially lower than the comparable group ratio of 3.20 percent. All thrifts averaged a higher 3.29 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.20 percent; and Ohio thrifts averaged 3.24 percent.

     Greenville Federal’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 45. The Association made a larger than average provision for loan losses during the twelve months ended March 31, 2005, equal to 0.14 percent of average assets. The comparable group indicated a provision representing a similar 0.09 percent of assets, with all thrifts at 0.10 percent, Midwest thrifts at 0.15 percent and Ohio thrifts at 0.22 percent.

Analysis of Financial Performance (cont.)

     The Association’s noninterest income was $709,000 or 0.56 percent of average assets for the twelve months ended March 31, 2005, including $39,000 in losses on the sale of assets. Such a ratio of noninterest income to average assets was significantly higher than the comparable group, which had a ratio of 0.33 percent, and similar to Ohio thrifts at 0.59 percent, but all thrifts and Midwest thrifts were significantly higher at 1.24 percent, 0.98 percent, respectively. For the twelve months ended March 31, 2005, Greenville Federal’s operating expense ratio was 2.95 percent of average assets net of the adjustment for nonrecurring items as previously discussed, which was, nevertheless, higher than the comparable group at 2.45 percent, all thrifts at 2.22 percent, Midwest thrifts at 2.35 percent and Ohio thrifts at 2.19 percent.

     The overall impact of Greenville Federal’s income and expense ratios is reflected in the Association’s net income and return on assets. For the twelve months ended March 31, 2005, the Association had a negative net ROAA of (0.45) percent and a positive core ROAA of 0.06 percent, based on the adjustments discussed in Section I. For its most recent four quarters, the comparable group had a higher net and core ROAA of 0.55 percent and 0.61 percent, respectively. All publicly-traded thrifts averaged a higher net ROAA of 1.00 percent and a similar 0.99 percent core ROAA, with both Midwest thrifts and Ohio thrifts indicating a 0.76 percent core ROAA.

V. MARKET VALUE ADJUSTMENTS

     This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Greenville Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Association, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

     In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, due to charge-offs, the balance of current and historical classified assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Association’s core earnings in 2004 rather than net earnings.

     As discussed earlier, the Association has historically focused on increasing its assets, loans and deposits, strengthening net income, controlling operating expenses, maintaining a low balance of nonperforming assets; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and maintaining adequate allowances for loan losses to reduce the impact of any unforeseen charge-offs. The Association has closely monitored its net interest margin, which has been lower than average since 2002. During its past five fiscal years, Greenville Federal’s ratio of noninterest expense to average assets has increased moderately from 2.48 percent in 2000, which was similar

Earnings Performance (cont.)

to industry averages, to 2.92 percent in 2004, compared to the current industry average of 2.45 percent for all publicly-traded thrifts. Following reorganization, the Association will endeavor to moderate its operating expenses, increase it net interest margin, increase its noninterest income, strengthen its net income and its lower return on assets, maintain its lower balance of nonperforming and classified assets, and closely monitor its interest rate risk..

     The Association was an active originator and purchaser of both mortgage and non-mortgage loans in fiscal years 2003 and 2004 and during the twelve months ended March 31, 2005. Total loan originations and net loan originations decreased moderately in fiscal year 2004 compared to 2003, typical of the industry, and originations during the twelve months ended March 31, 2005, were also lower than in fiscal year 2004. Loan sales of $21.3 million is fiscal year 2003 resulted in a lower $65.3 million balance of net loans at June 30, 2003, compared to $86.1 million at June 30, 2002, but net loans increased to $72.6 million and $76.6 million at June 30, 2004, and March 31, 2005, respectively. Greenville Federal’s volume of loan originations and purchases was $49.1 million in fiscal year 2003, $34.8 million in fiscal year 2004 and $26.5 million for the twelve months ended March 31, 2005. In all three twelve month periods, the predominant component of the Association’s loan originations was one- to four-family residential mortgage loans, and its balance of those loans indicated modest to moderate increases at the end of each such period. From June 30, 2003, to March 31, 2005, all categories of loans, with the exception of construction loans, increased their balances, with commercial business loans indicating the greatest percentage increase and, after 1-4 family mortgage loans, the greatest dollar increase. Individual increases were 1-4 family mortgage loans at 13.3 percent or $7.0 million, multi-family loans at 54.9 percent or $942,000, nonresidential real estate loans at 17.8 percent or $399,000, commercial business loans at 208.2 percent or $2.0 million and consumer loans at 25.4 percent or $1.7 million. Construction loans decreased by 35.2 percent or $912,000. The Association’s lending activities resulted in total loan growth of 16.6 percent or $11.1 million from June 30, 2003, to March 31, 2005, with loan growth of 11.0 percent or $7.4 million in fiscal year 2004.

Earnings Performance (cont.)

     At March 31, 2005, 1-4 family mortgage loans, commercial business loans and consumer loans represented 63.4 percent, 11.4 percent and 17.7 percent, respectively, of total loan originations. In comparison, during fiscal year 2004, 1-4 family mortgage loans, commercial business loans and consumer loans represented 71.7 percent, 5.8 percent and 14.5 percent, respectively, of total loan originations indicating a decrease in 1-4 family mortgage loan originations and increases in the origination of commercial business loans and consumer loans.

     The impact of Greenville Federal’s primary lending efforts has been to generate a yield on average interest-earning assets of 5.03 percent for the year ended March 31, 2005, compared to a higher 5.43 percent for the comparable group, a higher 5.40 percent for all thrifts and a higher 5.42 percent for Midwest thrifts. The Association’s ratio of interest income to average assets was 4.86 percent for the twelve months ended March 31, 2005, lower than the comparable group at 5.14 percent, higher than all thrifts at 4.54 percent and identical to Midwest thrifts at 4.86 percent, reflecting the Association’s lower ratio of nonperforming assets and higher ratio of interest-earning assets.

     Greenville Federal’s 2.70 percent cost of interest-bearing liabilities for the year ended March 31, 2005, was higher than the comparable group at 2.44 percent, all thrifts at 2.31 and Midwest thrifts at 2.44 percent, and higher than Ohio thrifts at 2.51 percent. The Association’s resulting net interest spread of 2.34 percent for the year ended March 31, 2005, was lower than the comparable group at 2.99 percent, all thrifts at 3.10 percent and Midwest thrifts at 2.98 percent. The Association’s net interest margin of 2.57 percent, based on average interest-earning assets for the year ended March 31, 2005, was lower than the comparable group at 3.20 percent, all thrifts at 3.29 percent, Midwest thrifts at 3.20 percent and Ohio thrifts at 3.24 percent.

     The Association’s ratio of noninterest income to average assets was 0.56 percent, including losses equal to 0.03 percent of average assets, for the year ended March 31, 2005, which was higher than the comparable group at 0.33 percent, but notably lower than all thrifts at 1.24 percent and lower than Midwest thrifts at 0.98 percent.

Earning Performance (cont.)

     The Association’s operating expenses were significantly higher than the comparable group, all thrifts and Midwest thrifts. For the year ended March 31, 2005, Greenville Federal had an operating expenses to assets ratio of 2.95 percent, net of nonrecurring items, compared to 2.45 percent for the comparable group, 2.22 percent for all thrifts and 2.35 percent for Midwest thrifts. Such higher operating expenses relate to the Association’s smaller asset size and lower amount of assets per employee. Greenville Federal had a much less favorable 96.35 percent efficiency ratio for the twelve months ended March 31, 2005, compared to the comparable group with an efficiency ratio of 69.7 percent.

     For the year ended March 31, 2005, Greenville Federal generated a higher ratio of noninterest income, a higher ratio of noninterest expenses and lower net interest margin relative to its comparable group. The Association had a higher than normal 0.14 percent provision for loan losses during the year ended March 31, 2005, although that ratio was similar to the comparable group at 0.13 percent of assets and Midwest thrifts at 0.15 percent, but higher than all thrifts at 0.10 percent. The Association’s higher provision for loan losses during the year ended March 31, 2005, contributed to the Association’s lower earnings with minimal impact on the Association’s ratio of allowance for loan losses to total loans, which was similar to the comparable group and lower than all thrifts. The Association’s 95.1 percent ratio of reserves to nonperforming assets was modestly higher than the comparable group at 88.8 percent but lower than all thrifts ast 217.03 percent.

     As a result of its operations, the Association’s net income and core income were lower than the comparable group for the year ended March 31, 2005. Based on net earnings, the Association had a negative return on average assets of (0.43) percent for the twelve months ended March 31, 2005 and a negative return on average assets of (0.06) in fiscal year 2004. For the twelve months ended March 31, 2005, Greenville Federal had a core return on average assets of 0.06 percent. In fiscal year 2003, the Association had a positive 0.44 percent return on average assets. For the trailing twelve months, the comparable group had a higher net ROAA of 0.55 percent, while all thrifts indicated a higher ROAA of 1.00 percent. The Association’s

Earnings Performance (cont.)

core or normalized earnings, as shown in Exhibit 7, were higher than its net earnings and resulted in a 0.06 percent core return on assets for the year ended March 31, 2005. That core ROAA was also much lower than the comparable group at 0.61 percent, all thrifts at 0.99 percent, Midwest thrifts at 0.76 percent and Ohio thrifts at 0.76 percent.

     Following its reorganization, Greenville Federal’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income and overhead expenses, its asset quality, its future needs for provisions for loan losses and the continuation of lower charge-offs and nonperforming assets as experienced prior to fiscal year 2004. The Association’s noninterest income increased modestly during the twelve months ended March 31, 2005, and overhead expenses indicate a moderate annual increase during the twelve months ended March 31, 2005, compared to fiscal year 2004. The Association’s net interest margin, lower than the comparable group, has been the result of its lower yield on assets and its higher cost of funds. The impact of this trend has been a declining net interest margin since June 30, 2000, although it is likely the Association’s margin will strengthen in 2005 due to the presence of new capital.

     In recognition of the foregoing earnings related factors, considering Greenville Federal’s current performance measures, a significant downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

MARKET AREA

     Greenville Federal’s market area for both retail deposits and lending consists of Darke County, Ohio, where the Association’s offices are located.

     As discussed in Section II, from 1990 to 2000, the population in the Association’s market area decreased modestly by 0.6 percent, compared to increases in Ohio and the United

Market Area (cont.)

States of 4.7 percent and 13.2 percent, respectively. From 2000 to 2004, the population in Darke County decreased by 0.6 percent and from 2004 to 2009 the population is projected to decrease by 0.8 percent. The market area displayed a lower per capita income and lower household income than both Ohio and the United States in 2000 and 2004. In 1990, the median rent in the market area was 13.7 percent lower than in Ohio and 12.6 percent lower than in the United States and the differences remained generally constant in 2000. In 1990, the market area’s median housing value was 18.0 percent lower than in Ohio and 34.8 percent lower than in the United States. In 2000, the market area’s median housing value was again lower than Ohio and the United States, but by modestly lower respective percentages of 12.2 and 23.8. Through April, 2005, the market area had a slightly lower unemployment rate of 5.5 percent, compared to Ohio at 5.9 percent a slightly higher rate than the United States at 4.0 percent.

     Greenville Federal’s market area is a moderately competitive financial institution market dominated by banks with a total market deposit base for banks and thrifts of $896.3 million in 27 branches. The Association’s market share is 65.3 percent of thrift deposits, but only 9.5 percent of total deposits.

     In the Association’s primary market area of Darke County, the services sector represented the primary source of employment in 2000, followed closely by the manufacturing sector and more distantly by the wholesale/retail sector. Compared to state ratios, Darke County’s manufacturing and services employment sectors were, respectively, higher and lower than state and national ratios, with the wholesale/retain sector indicating a similar ratio.

     In recognition of the foregoing factors, we believe that a downward adjustment is warranted for the Association’s primary market area relative to the comparable group.

FINANCIAL CONDITION

     The financial condition of Greenville Federal is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 23, and is compared to the comparable group in Exhibits 41, 42 and 43. The Association’s ratio of total equity to total assets was 10.52 percent at March 31, 2005, which was slightly higher than the comparable group at 10.09 percent and moderately higher than all thrifts at 8.12 percent and Midwest thrifts at 8.63 percent. With the minority offering completed at the midpoint of the valuation range, the Corporation’s pro forma equity to assets ratio will increase to approximately 16.8 percent, and the Association’s pro forma equity to assets ratio will increase to approximately 14.4 percent.

     The Association’s mix of assets and liabilities indicates both similarities to and variations from its comparable group. Greenville Federal had a moderately lower 61.6 percent ratio of net loans to total assets at March 31, 2005, compared to the comparable group at 74.0 percent. All thrifts indicated a higher 69.8 percent, as did Midwest thrifts at 72.9 percent. The Association’s 29.6 percent share of cash and investments was higher than the comparable group at 18.0 percent, while all thrifts were at 14.0 percent and Midwest thrifts were at 14.2 percent. Greenville Federal’s 1.5 percent ratio of mortgage-backed securities to total assets was lower than the comparable group at 4.2 percent and much lower than all thrifts at 11.6 percent. The Association’s 63.0 percent ratio of deposits to total assets was lower than the comparable group at 70.2 percent, higher than all thrifts at 56.7 percent and similar to Midwest thrifts at 63.7 percent. Greenville Federal’s absence of borrowed funds was higher than the comparable group at 18.8 percent, lower than all thrifts at 33.7 percent and similar to Midwest thrifts at 25.1 percent.

     Greenville Federal was absent intangible assets and had repossessed real estate of 0.15 percent of assets, compared to ratios of 0.08 percent and 0.13 percent of intangible assets and real estate owned, respectively, for the comparable group. All thrifts had intangible assets of 0.68 percent and real estate owned of 0.11 percent.

Financial Condition (cont.)

     The financial condition of Greenville Federal is affected by its $610,000 balance of nonperforming assets or 0.49 percent of assets at March 31, 2005, compared to a higher 0.83 percent for the comparable group, a higher 0.76 percent for all thrifts and a higher 1.17 percent for Midwest thrifts. Historically, the Association’s ratio of nonperforming assets to total assets has been lower than industry averages, but increased modestly in both dollars and ratio in 2002 before returning to its general historical levels in fiscal years 2003 and 2004. The Association’s ratio of nonperforming assets to total assets was 0.49 percent, 0.50 percent, 0.58 percent, 1.21 percent, 0.67 percent and 0.54 percent at June 30, 2000 through 2004, respectively.

     The Association had a low 4.3 percent share of high risk real estate loans, compared to 17.4 percent for the comparable group and 22.7 percent for all thrifts. The regulatory definition of high risk real estate loans is all mortgage loans other than those secured by one- to four-family residential properties.

     At March 31, 2005, Greenville Federal had $580,000 of allowances for loan losses, which represented 0.47 percent of assets and 0.74 percent of total loans. The comparable group indicated allowances equal to 0.55 percent of assets and a similar 0.76 percent of total loans, while all thrifts had allowances that averaged a lower 0.63 percent of assets and a higher 0.91 percent of total loans. Also of importance is an institution’s ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Greenville Federal’s $580,000 of allowances for loan losses, represented 95.1 percent of nonperforming assets at March 31, 2005, compared to the comparable group’s modestly lower 88.8 percent, with all thrifts at a higher 217.0 percent and Midwest thrifts at a higher 118.4 percent. Greenville Federal’s ratio of net charge-offs to average total loans was 0.07 percent for the year ended March 31, 2005, compared to a higher 0.16 percent for the comparable group, 0.16 percent for all thrifts and 0.22 percent for Midwest thrifts. This ratio reflects the Association’s maintenance of a lower than average ratio of reserves to loans, and a lower ratio of reserves to nonperforming assets. In 2003, the Association had net charge-offs of $1,989,000, representing 1.26 percent of assets. For the year ended March 31, 2005, the Association had net

Financial Condition (cont.)

charge-offs of $49,000, representing 0.04 percent of assets and 0.07 percent of average loans; and a ratio of provisions for loan losses to net charges-offs 367.35 percent. Based on available information, the comparable group had a ratio of provision for loan losses to net charge-offs of 96.00 percent, with all thrifts at 145.23 percent and Midwest thrifts at 139.01 percent.

     Greenville Federal has a minimal level of interest rate risk, evidenced by its higher NPV ratio of 12.98 percent. The Association’s change in its NPV ratio based on a 200 basis point rise in rates was a modest decrease of 135 basis points.

     Compared to the comparable group, we believe that no adjustment is warranted for Greenville Federal’s current financial condition.

ASSET, LOAN AND DEPOSIT GROWTH

     During its most recent five calendar years, Greenville Federal has been characterized by similar rates of growth in assets and deposits and a lower rate of loan growth relative to its comparable group. The Association’s average annual asset growth rate from 2000 to 2004, was 3.1 percent, compared to a similar 4.4 percent for the comparable group, a higher 11.9 percent for all thrifts, and a higher 8.4 percent for Midwest thrifts. The Association’s similar asset growth rate is reflective primarily of its larger increase in deposits and investment during that five year period combined with a declining core earnings trend. The Association’s loan portfolio indicates an average annual decrease of (2.4) percent from 2000 to 2004, compared to positive average growth rates of 4.3 percent for the comparable group, 11.9 percent for all thrifts and 8.1 percent for Midwest thrifts.

     Greenville Federal’s deposits indicate an average annual increase of 3.7 percent from 2000 to 2004. Annual deposit growth was from a low of (7.4) percent in 2003 to a high of 10.2 percent in 2000, compared to average growth rates of 3.7 percent for the comparable group, 11.5

Asset, Loan and Deposit Growth (cont.)

percent for all thrifts and 7.8 percent for Midwest thrifts. Consistent with its similar rate of deposit growth, the Association had a 25.0 percent ratio of borrowed funds to assets, compared to the comparable group at 18.8 percent. The Association’s modest deposit growth reflects and confirms its smaller loan growth and funding needs

     Considering the demographics and competition in its market area, the Association’s ability to increase its asset, loan and deposit bases in the future is, to a great extent, dependent on its being able to competitively price its loan and savings products, to maintain a high quality of service to its customers, to increase its market share and to strengthen its loan origination and participation activity. Greenville Federal’s primary market area experienced a modest decrease in population and a modest increase in households between 1990 and 2004 and those trends are projected to continue through 2009. The Association’s primary market area also indicates 2000 per capita income and median household income lower than Ohio and the United States. In 2000, housing values in Darke County were 18.0 percent lower than Ohio and 34.8 percent lower than the United States.

     Notwithstanding the proceeds of the contemplated minority offering, the Association’s primary focus of its operations in Darke County could somewhat inhibit the Association’s potential for increased rates of asset, loan and deposit growth as it competes in a market area with modest growth in population and households, which are projected to remain lower than state and national growth in the future.

     Based on the foregoing factors, we have concluded that no adjustment to the Association’s pro forma value is warranted.

DIVIDEND PAYMENTS

     The Corporation has not committed to pay an initial cash dividend on its common stock. The future payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Each of the ten institutions in the comparable group paid cash dividends during the year ended March 31, 2005, for an average dividend yield of 2.66 percent and an average payout ratio of 60.15 percent. During that twelve month period, the average dividend yield was 1.30 percent and the average payout ratio was 29.81 percent for Ohio thrifts; and the average dividend was 2.03 percent and the average payout ratio was 52.07 percent for all thrifts.

     In our opinion, no adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

SUBSCRIPTION INTEREST

     In 2003 and 2004, investors’ interest in new issues was generally positive and subscription levels were somewhat volatile but overall favorable, with a few issues having received a less than strong reaction from the marketplace. To date in 2005, however, subscription levels have indicated some weakness and certain thrift offerings have been extended to the community and/or broker/dealer wholesale and retail syndication, having not generated sufficient depositor subscription response to attain the minimum threshold. Such subscription weakness has occurred primarily in initial mutual holding company offerings and second stage conversions of both large and smaller institutions. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, general market conditions, aftermarket price trends and the anticipation of continuing merger/acquisition activity in the thrift industry.

Subscription Interest (cont.)

     Greenville Federal will direct its offering primarily to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $1.2 million or 10.2 percent of the stock offered to the public based on the appraised midpoint valuation. The Association will form an ESOP, which plans to purchase 3.92 percent of the total shares issued in the current offering, including the shares issued to Greenville Federal Financial MHC. Additionally, the Prospectus restricts to 15,000 shares, based on the $10.00 per share purchase price, the total number of shares in the conversion that may be purchased by a single person.

     The Association has secured the services of Keefe, Bruyette & Woods, Inc. to assist in the marketing and sale of the conversion stock.

     Based on the size of the offering, recent market movement and current market conditions, local market interest, the terms of the offering and recent subscription levels for initial mutual holding company offerings, we believe that a downward adjustment is warranted for the Association’s anticipated subscription interest.

LIQUIDITY OF THE STOCK

     The Corporation will offer its shares through a subscription offering and, if required, a subsequent community offering with the assistance of Keefe, Bruyette & Woods, Inc. The stock of the Corporation will not qualify for listing on any exchange or on the Nasdaq National Market System. Based on the number of shares sold to non-affiliates, the stock of the Corporation will be listed on the Nasdaq Small Cap Market or will be traded on the OTC Bulletin Board. The Corporation will pursue at least two market makers for its stock.

     The Association’s total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of

Liquidity of the Stock (cont.)

$18.3 million for the stock outstanding compared to a midpoint public offering of $12.2 million for the Corporation, less offering expenses, the ESOP and the estimated 105,000 shares to be purchased by officers and directors. The Corporation’s public market capitalization will be approximately $9.2 million or half the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, five trade on Nasdaq and five trade on the OTC Bulletin Board, with those ten institutions indicating an average daily trading volume of 568 shares during the last four quarters.

     In further examining and analyzing the market for publicly-traded thrift stocks, we compared various characteristics of the 55 mutual holding companies with the 224 stock companies. Our findings indicate that both entity types have generally similar average market capitalization, with mutual holding companies at $398.9 million and stock companies at $587.1 million; and that both entity types have a generally similar average number of shares outstanding, with mutual holding companies averaging 15.2 million shares and stock companies averaging 21.0 million shares. We find it significant, however, notwithstanding the foregoing similarities, that the average daily trading volume of mutual holding companies was 16,673 during the past twelve months, while stock companies indicated a much higher average daily volume of 70,437 shares.

     Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, as well as the relative trading volume of publicly-traded mutual holding companies, we have concluded that a downward adjustment to the Corporation’s pro forma market value is warranted relative to the anticipated liquidity of its stock.

MANAGEMENT

     David Kepler has been the president and chief executive officer of Greenville Federal since 1997 and a director since 1988. Mr. Kepler joined the Association in 1973 as a

Management (cont.)

management trainee. Susan Allread, vice president and chief financial officer since early 2005, joined the Association in 1995 as a part-time teller, became a management trainee in 1998, a staff accountant and compliance auditor in 1999, comptroller and compliance officer in 2001 and vice president and corporate secretary in 2004.

     During its five most recent fiscal years, Greenville Federal has been able to maintain stable asset, deposit and loan bases and mix with only moderate fluctuation, within the context of its essentially stagnant market area. The Association experienced asset and deposit increases in fiscal years 2000 through 2003 prior to decreases in fiscal year 2004 and the year ended March 31, 2005. Total loans increased in 2000, 2001 and 2002, declined in 2003 and increased in fiscal year 2004 and at March 31, 2005. Dollar shrinkage has reflected planning and implementation of policies and strategies by management in recognition of limited lending opportunities in the Association’s market area. Nevertheless, the Association has controlled nonperforming and classified assets, maintained a minimal interest rate risk position, and strengthened its market share in spite of strong competition. Although the Association’s earnings and return on assets have been below comparable group and industry averages, and its net interest margin has been lower than such averages, management is confident that the Association is well positioned for reasonable growth and enhanced profitability following its public offering.

     Overall, we believe the Association to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

     The necessity to build a new issue discount into the stock price of a converting thrift institution continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry’s dependence on interest rate trends, recent volatility in the stock

Marketing of the Issue (cont.)

market and pending federal legislation related to the regulation of financial institutions. Increased merger/acquisition activity, as well as the presence of new competitors in the financial institution industry, such as de novo institutions, investment firms, insurance companies and mortgage companies, have resulted in increased pressure on an individual institution’s ability to attract retail deposits at normal rates rather than premium rates and to deploy new funds in a timely and profitable manner.

     We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in some public offerings. In our opinion, various characteristics of the Corporation’s reorganization transaction, the Association’s market area and recent market trends cause us to conclude that a small new issue discount is warranted in the case of this particular offering. Consequently, at this time we have made a small downward adjustment to the Corporation’s pro forma market value related to a new issue discount.

VI. VALUATION METHODS

Introduction

     Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry in the early to mid-1990s. As earnings in the thrift industry stabilized and improved in the late 1990s, more emphasis was placed on the price to earnings method, particularly considering increases in stock prices during those years. During the past few years, however, as decreasing interest rates have had varying effects on individual institutions, depending on the nature of their operations, the price to book value method has again become pertinent and meaningful in the objective of discerning commonality and comparability among institutions. In determining the pro forma market value of the Corporation, primary emphasis has been placed on the price to book value method, with additional analytical and correlative attention to the price to core earnings method.

     In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

     In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the “midpoint value”. Inasmuch as the ownership of Greenville Federal will remain in the mutual holding company form, the public offering of the Corporation will be based on the sale

Introduction (cont.)

of shares to the public aggregating 45.0 percent of the fully converted pro forma market value of the Corporation at each of the valuation ranges defined in this Report.

     It should be noted that the fewer number of shares offered to the public and the lower proceeds resulting from that offering will result in actual pricing ratios considerably higher than those determined in the fully converted valuation of the Corporation where higher proceeds are assumed; and it should be noted that such higher pricing ratios, presented in detail in the offering prospectus, are pertinent to the prospective minority shareholders and their evaluation of the offering.

     In applying each of the valuation methods, consideration was given to the adjustments to the Association’s pro forma market value discussed in Section V. Downward adjustments were made for the Association’s earnings performance, market area, subscription interest, liquidity of the stock and the marketing of the issue. No adjustments were made for financial condition, asset, loan and deposit growth, dividends and management.

PRICE TO BOOK VALUE METHOD

     In the valuation of thrift institutions, the price to book value method focuses on an institution’s financial condition, and does not give as much consideration to the institution’s long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution’s financial condition rather than earnings performance. Although this method is, under certain circumstances, considered somewhat less meaningful for institutions that provide a consistent earnings trend, it remains significant and reliable when an institution’s performance or general economic conditions are experiencing volatile or uncustomary trends related to internal or external factors, and serves as a complementary and correlative analysis to the price to earnings and price to assets approaches.

Price to Book Value Method (cont.)

     It should be noted that the prescribed formulary computation of value using the pro forma price to book value method returns a price to book value ratio below market value on a fully converting institution. As noted previously, however, in the case of an initial mutual holding company minority offering where a majority of the shares will not be held by the public, the application of the prescribed formulary computation to the sale of all the shares based on the full valuation of the institution necessarily returns a higher book value per share and a lower price to book value ratio than is reflective of the actual number of shares to be owned by the public and the proceeds generated by such a smaller offering. In most instances, nevertheless, such a value remains below current comparable market values.

     Exhibit 49 shows the average and median price to book value ratios for the comparable group which were 104.83 percent and 104.35 percent, respectively. The full comparable group indicated a moderately wide range, from a low of 88.44 percent (Home Building Bancorp) to a high of 123.14 percent (Midland Capital Holdings Corp.). The comparable group had slightly higher average and median price to tangible book value ratios of 105.73 percent and 106.22 percent, respectively, with the same range of 88.44 percent to 123.14 percent. Excluding the low and the high in the group, the comparable group’s price to book value range narrowed modestly from a low of 95.54 percent to a high of 110.69 percent; and the comparable group’s price to tangible book value range also narrowed from a low of 95.54 percent to a high of 112.98.

     Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 71.77 percent and a price to tangible book value ratio of 71.40 percent at the midpoint. The price to book value ratio increases from 67.77 percent at the minimum to 77.98 percent at the super maximum, while the price to tangible book value ratio increases from 67.45 percent at the minimum to 77.70 percent at the super maximum.

     The Corporation’s pro forma price to book value and price to tangible book value ratios of 71.77 percent and 71.40 percent, respectively, as calculated using the prescribed formulary

Price to Book Value Method (cont.)

computation indicated in Exhibit 48, are influenced by the Association’s equity ratio and local market, as well as subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation’s ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 25.03 percent compared to 10.09 percent for the comparable group. Based on the price to book value ratio and the Association’s total equity of $13,072,000 at March 31, 2005, the indicated fully converted pro forma market value of the Corporation using this approach is $27,068,525 at the midpoint (reference Exhibit 48).

PRICE TO EARNINGS METHOD

     The foundation of the price to earnings method is the determination of the earnings base to be used, followed by the determination of an appropriate price to earnings multiple. As indicated in Exhibit 3, Greenville Federal’s after tax net earnings for the year ended March 31, 2005, were a negative $572,000, and the Association’s core earnings for that period were a positive 72,000, based on the adjustments shown in Exhibit 7. Considering such earnings bases and trends, we have concluded that neither the price to net or core earnings method is not meaningful, although we have presented a derivative pro forma price to core earnings multiple for Greenville Federal based on the pro forma value of the Association as determined by the price to book value method.

     The average price to core earnings multiple for the comparable group was 17.72, while the median was 17.32. The average price to net earnings multiple was a higher 22.26 and the median multiple was 17.88. The comparable group’s price to core earnings multiple was lower than the 21.01 average multiple for all publicly-traded, FDIC-insured thrifts, but higher than their median of 16.80. The range in the price to core earnings multiple for the comparable group was from a low of 14.42 (FFW Corp.) to a high of 22.37 (FFD Financial Corp.). The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was

Price to Earnings Method (cont.)

from a low multiple of 14.72 to a high of 20.15 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

     Based on the value determined by the application of the price to book value method, the price to core earnings multiple returned at the midpoint of the valuation range is 62.88 times earnings. Considering the net and core earnings positions of Greenville Federal for the twelve months ended March 31, 2005, it is our opinion that the indicated pro forma price to core earnings multiple for the Association is a reasonable correlation to the applied pro forma price to book value ratio, indicating a value of $27,000,000 at the midpoint.

PRICE TO ASSETS METHOD

     The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution’s equity position nor its earnings base. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to net assets ratio below its true level following conversion. Further, once again as previously noted, the prescribed formulary computation of fully converted pro forma value does not recognize the lower pro forma asset base resulting from small offering proceeds.

     Exhibit 49 indicates that the average price to assets ratio for the comparable group was 10.62 percent and the median was 10.45 percent. The range in the price to assets ratios for the comparable group varied from a low of 7.95 percent (AMB Financial Corp.) to a high of 12.77 percent (FFD Financial Corp.). The range narrows very modestly with the elimination of the two extremes in the group to a low of 8.55 percent and a high of 12.68 percent.

Price to Assets Method (cont.)

     Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 17.72 percent at the midpoint, which ranges from a low of 15.68 percent at the minimum to 22.45 percent at the super maximum.

     Based on the Association’s March 31, 2005, asset base of $124,247,000, the indicated pro forma market value of the Corporation using the price to assets method is $26,943,468 at the midpoint (reference Exhibit 48).

VALUATION CONCLUSION

     Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the fully converted valuation approaches. At the midpoint value, the fully converted price to book value ratio of 71.77 percent for the Corporation represents a discount of 31.54 percent relative to the comparable group and decreases to 25.62 percent at the super maximum. As presented Exhibits 50 through 53 of this Report and as further detailed in the offering prospectus, however, recognizing the lower actual proceeds to be realized by the offering to the public of only 45.0 percent of the pro forma fully converted shares at the offering price of $10.00 per share, the Corporation’s pro forma book value and pro forma book value per share will be lower and its corresponding price to book value ratio will be108.34 percent, 118.76 percent, 127.71 percent and 136.80 percent at the minimum, midpoint, maximum and adjusted maximum of the actual offering range, respectively. Those ratios represent premiums at the minimum, midpoint, the maximum and adjusted maximum relative to the average of the comparable group of 3.34 percent, and 13.29 percent, 21.83 percent and 30.50 percent for the premiums at the minimum, midpoint, maximum and adjusted maximum of the actual offering range, respectively.

     The price to assets ratio at the midpoint of 14.66 percent represents a premium of 68.77 percent, increasing to a premium of 111.42 percent at the super maximum.

Valuation Conclusion (cont.)

     It is our opinion that as of May 12, 2005, the fully converted pro forma market value of the Corporation, is $27,000,000 at the midpoint, representing 2,700,000 shares at $10.00 per share. The fully converted pro forma valuation range of the Corporation is from a minimum of $22,950,000 or 2,295,000 shares at $10.00 per share to a maximum of $31,050,000 or 3,105,000 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The maximum, as adjusted, defined as 15 percent above the maximum of the range, is $35,707,500 or 3,570,000 shares at $10.00 per share (reference Exhibits 50 to 53).

     The fully converted pro forma appraised value of Greenville Federal Bancorp, MHC as of May 12, 2005, is $27,000.000 at the midpoint.

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
GREENVILLE, OHIO

Statements of Financial Condition
At June 30, 2004 and March 31, 2005
(In thousands)

	March 31,	June 30,
	2005	2004
	(Unaudited)
ASSETS
Cash and due from banks	$2,083	$2,249
Interest-bearing deposits in other financial institutions	1,021	5,653

Cash and cash equivalents	3,104	7,902
Certificates of deposits in other institutions	—	297
Investment securities available-for-sale	15,651	15,404
Investment securities held-to-maturity at approximate market value of $17,666 and $18,763 at March 31, 2005 and June 30, 2004, respectively	18,000	18,999
Mortgage-backed securities held-to-maturity at approximate market value of $1,911 and $2,622 at March 31, 2005 and June 30, 2004, respectively	1,891	2,591
Loans receivable — net	76,554	72,571
Stock in Federal Home Loan Bank — at cost	1,748	1,693
Office premises and equipment	2,178	2,276
Foreclosed Real estate	181	66
Cash surrender value of life insurance	3,538	3,435
Accrued Interest	581	576
Prepaid expenses and other assets	457	447
Prepaid federal income taxes	364	78

Total assets	$124,247	$126,335

LIABILITIES AND RETAINED EARNINGS
Deposits	$78,297	$83,970
Advances from the FHLB	31,025	27,347
Advances by borrowers	248	317
Accrued interest payable	154	161
Other liabilities	1,326	667
Deferred federal income taxes	125	200

Total liabilities	111,175	112,662

Retained earnings — substantially restricted	13,236	13,795
Accumulated comprehensive loss — unrealized losses on securities designated as available-for-sale net of related tax effects	(164)	(122)

Total retained earnings	13,072	13,673

Total liabilities and net worth	$124,247	$126,335

Source: Greenville Federal Savings and Loan Association’s audited and unaudited financial statements

EXHIBIT 2

GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
GREENVILLE, OHIO

Statements of Financial Condition
At June 30, 2000, 2001, 2002 and 2003

	June 30,
	2003	2002	2001	2000
ASSETS
Cash and due from banks (including FRB)	$2,473,835	$2,449,154	$2,353,407	$1,442,915
Interest-bearing deposits in other financial institutions (including FHLB)	9,918,886	2,159,982	9,359,352	723,227

Cash and cash equivalents	12,392,721	4,609,136	11,712,759	2,166,142

Investment securities available-for-sale	20,213,783	15,241,236	—	—
Investment securities held-to-maturity at approximate market value of $28,398,000, $12,061,000, $5,088,711 and $1,627,757 at June 30, 2003, 2002, 2001, and 2000, respectively	28,237,000	11,951,000	—	500,000
Mortgage-backed securities held-to-maturity at approximate market value of $3,257,000, 5,089,000, 1,627,757, and $1,627,757 at June 30, 2003, 2002, 2001 and 2000, respectively	3,155,590	5,026,931	1,605,574	1,977,060
Loans receivable - net	65,288,028	86,142,498	103,071,623	92,784,796
Loans held-for-sale - at lower of cost or market	1,296,787	214,353	—	—
Stock in Federal Home Loan Bank - at cost	1,626,800	1,558,700	1,174,500	1,044,900
Office premises and equipment	2,231,254	2,406,367	2,594,657	2.368,632
Foreclosed Real estate	36,976	91,382	—	—
Cash surrender value of life insurance	1,656,881	—	—	—
Accrued interest	589,039	596,187	518,982	481,772
Prepaid expenses and other assets	455,612	351,134	177,176	147,676
Prepaid federal income taxes	54,580	—	40,372	—

Total assets	$137,235,051	$128,188,924	$120,895,643	$101,470,978

LIABILITIES AND RETAINED EARNINGS
Deposits	$89,882,891	$85,213,673	$84,233,132	$73,601,774
Advances from the FHLB	31,690,034	28,380,638	23,089,395	15,126,115
Advances by borrowers	100,487	312,211	306,665	108,414
Accrued interest payable	224,714	197,918	278,985	263,592
Other liabilities	1,108,774	421,964	282,028	421,722
Accrued federal income taxes	—	32,983	—	64,376
Deferred federal income taxes	351,930	336,362	306,183	229,434

Total liabilities	123,358,830	114,895,749	108,496,388	89,815,427

Retained earnings - substantially restricted	13,876,244	13,293,120	12,399,255	11,655,551
Accumulated comprehensive (loss) - unrealized gain (losses) on securities designated as available for sale, net of related tax effects	(23)	55	—	—

Total retained earnings	13,876,221	13,293,175	12,399,255	11,655,551

Total liabilities and net worth	$137,235,051	$128,188,924	$120,895,643	$101,470,978

Source: Greenville Federal Savings and Loan Association’s audited financial statements

EXHIBIT 3

GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
GREENVILLE, OHIO

Statements of Financial Condition
For the Year Ended June 30, 2004 and
For the Nine Months Ended March 31, 2004 and 2005

	Nine Months		For the Year
	Ended March 31,		Ended June 30,
	2004	2005	2004
	(Unaudited)
Interest income
Loans	$3,694	$3,528	$4,718
Mortgage-backed securities	68	77	96
Investments	777	880	1,146
Interest-bearing deposits and other	88	141	170

Total interest income	4,627	4,626	6,130
Interest expense:
Deposits	1,202	1,435	1,856
Borrowings	1,026	1,139	1,495

Total interest expense	2,228	2,574	3,351

Net interest income	2,399	2,052	2,779

Provision for loan losses	180	10	10

Net interest income after provision for loan losses	2,219	2,042	2,769

Other income
Customer service charges	395	368	503
Gain on sale of loans	—	41	41
Gain on sale of real estate acquired through foreclosure	23	10	8
Loss on sale of investment securities designated as available-for-sale	—	—	(60)
Other operating	143	94	168

Total noninterest income	561	513	660

Noninterest expense
Employee compensation and benefits	2,445	1,508	2,013
Occupancy and equipment	336	380	503
Franchise taxes	139	134	181
Data processing	327	294	395
Advertising	72	90	110
Charitable contributions	62	7	7
Other operating	298	297	414

Total noninterest expense	3,679	2,710	3,623

Net (loss) income before income taxes (credits)	(899)	(155)	(194)

Federal income taxes (credits)
Current	(394)	(5)	(24)
Deferred	54	(82)	(89)

Total federal income taxes (credits)	(340)	(87)	(113)

Net earnings (loss)	$(559)	$(68)	$(81)

Source: Greenville Federal Savings and Loan Association’s unaudited and audited financial statements

EXHIBIT 4

GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
GREENVILLE, OHIO

Statements of Operations
For the Years Ended June 30, 2000, 2001, 2002 and 2003

	Year Ended June 30,
	2003	2002	2001	2000
Interest income:
Loans	$5,739,533	$7,417,223	$7,901,126	$7,051,424
Mortgage-backed securities	209,007	153,700	130,838	182,660
Investments and interest-bearing deposits	1,250,801	726,343	241,853	211,496

Total interest income	7,199,341	8,297,266	8,273,817	7,445,580
Interest expense:
Deposits	2,548,027	3,226,930	3,634,407	3,098,830
Borrowings	1,593,136	1,585,573	1,075,291	948,337

Total interest expense	4,141,163	4,812,503	4,709,698	4,047,167

Net interest income	3,058,178	3,484,763	3,564,119	3,398,413

Provision for loan losses	40,000	—	—	24,000

Net interest income after provision for loan losses	3,018,178	3,484,763	3,564,119	3,374,413

Other income
Customer service charges	424,128	300,193	285,230	265,319
Gain on sale of loans	705,833	419,686	—	—
Gain on sale of real estate acquired through foreclosure	948	—	—	—
Other operating	40,489	61,902	21,160	23,733

Total other income	1,171,398	781,781	306,390	289,052

Other expenses
Employee compensation and benefits	1,791,599	1,581,744	1,377,549	1,213,675
Occupancy and equipment	476,879	449,393	500,071	371,789
Franchise taxes	183,955	178,183	157,176	158,115
Data processing	349,160	305,317	298,735	248,678
Advertising	108,446	90,729	92,982	73,913
Other operating	394,986	305,807	320,292	298,454

Total other expenses	3,305,025	2,911,173	2,746,805	2,364,624

Income (loss) before income tax	884,551	1,355,371	1,123,704	1,298,841

Federal income taxes (credits)
Current	285,818	431,355	303.251	446,269
Deferred	15,609	30,151	76,749	(4,364)

Total federal income taxes (credits)	301,427	461,506	380,000	441,905

Net Earnings (Loss)	$583,124	$893,865	$743,704	$856,936

Source: Greenville Federal Savings and Loan Association’s audited financial statements

EXHIBIT 5

Selected Financial Information
At June 30, 2003 and 2004 and at March 31, 2005

	March 31,	At June 30,
	2005	2004	2003
	(In thousands)
Selected Financial Condition Data:

Total assets	$124,247	$126,335	$137,235
Cash and cash equivalents	3,104	7,902	12,393
Investment securities available-for-sale	15,651	15,404	20,214
Investment securities held-to-maturity	18,000	18,999	22,000
Mortgage-backed securities held-to-maturity	1,891	2,591	3,155
Loans receivable	76,554	72,571	66,585
Deposits	78,297	83,970	89,883
Advances from the Federal Home Loan Bank	31,025	27,347	31,690
Retained earnings	13,072	13,673	13,876
Allowance for loan losses	580	451	441
Nonperforming loans	429	800	1,366

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 6

Income and Expense Trends
For the Years Ended June 30, 2003 and 2004, and
For the Nine Months Ended March 31, 2004 and 2005

	For the Nine Months Ended		For the Year Ended
	March 31,		June 30,
	2005	2004	2004	2003
	(In thousands)
Operating Data:
Total interest income	$4,627	$4,626	$6,130	$7,199
Total interest expense	2,228	2,574	3,351	4,141

Net interest income	2,399	2,052	2,779	3,058
Provision for losses on loans	180	10	10	40

Net interest income after provision for losses on loans	2,219	2,042	2,769	3,018
Total other income	561	513	660	1,171
Total general, administrative and other expense	3,679	2,710	3,623	3,305

Earnings (loss) before income taxes	(899)	(155)	(194)	884
Federal income taxes (credits)	(340)	(87)	(113)	301

Net earnings (loss)	$(559)	$(68)	$(81)	$583

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 7

Normalized Earnings Trends
Twelve Months Ended March 31, 2005

Twelve Months
Ended
March 31,
2005
(In thousands)
Net income before taxes	$(938)

Provision adjustments	170

Expense adjustments Compensation	877

Normalized earnings before taxes	109

Taxes	37

Normalized earnings after taxes	$72

(1)	Based on tax rate of 34.0 percent.

Source: Greenville Federal Savings & Loan Association’s audited and unaudited financial statement

EXHIBIT 8

Performance Indicators
At or for the Years Ended June 30, 2003 and 2004, and
At of for the Nine Months Ended March 31, 2004 and 2005

	Nine Months Ended		Years Ended
	March 31,		June 30,
	2005	2004	2004	2003
Performance Ratios:
Return on average assets	(0.45)%	(0.05)%	(0.06)%	0.44%
Return on average equity	(4.12)%	(0.50)%	(0.59)%	4.29%
Average equity to average assets	10.98%	10.43%	10.48%	10.24%
Equity to assets at the end of the period	10.52%	10.73%	10.82%	10.11%
Interest rate spread (1)	2.38%	1.85%	1.90%	2.03%
Net interest margin (2)	2.69%	2.17%	2.22%	2.39%
Average interest-earning assets to average interest-bearing liabilities	112.44%	111.72%	111.86%	111.11%
Total general, administrative and other expenses	2.97%	2.08%	2.79%	2.49%
Efficiency ratio	70.91%	52.73%	53.35%	39.49%

Regulatory Capital Ratios:
Tangible ratio	10.62%	10.79%	10.91%	10.09%
Core capital	10.62%	10.79%	10.91%	10.09%
Risk-based capital	21.35%	23.29%	23.09%	24.16%

Asset Quality Ratios:
Nonperforming loans as a percent of total loans	0.56%	1.55%	1.10%	2.05%
Nonperforming loans as a percent of total assets	0.34%	0.86%	0.63%	1.00%
Allowance for loan losses as a percent of total loans	0.76%	0.64%	0.62%	0.66%
Allowance for loan losses as a percent of nonperforming assets	135.51%	41.18%	52.19%	31.43%

(1)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.

(2)	Net interest margin represents net interest income as a percent of average interest-earning assets for the period.

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 9

Volume/Rate Analysis
For the Years ended June 30, 2004
And for the Nine Months Ended March 31, 2005

	Nine Months Ended March 31,			Years ended June 30,
	2005 vs 2004			2004 vs 2003
	Increase (Decrease)			Increase (Decrease)
	Due to			Due to
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)			(Dollars in thousands)
Interest income attributable to:
Loans receivable	$392	$(226)	$166	$(499)	$(522)	$(1,021)
Mortgage-backed securities	(5)	(4)	(9)	(91)	(22)	(113)
Investment securities	(207)	104	(103)	239	(64)	175
Interest-earning deposits	(57)	4	(53)	(47)	(63)	(110)

Total interest income	$123	$(122)	$1	$(398)	$(671)	$(1,069)

Interest expense attributable to:
Deposits	$(74)	$(159)	$(233)	$(77)	$(615)	$(692)
FHLB advances	(94)	(19)	(113)	(38)	(60)	(98)

Total interest expense	(168)	(178)	(346)	(115)	(675)	(790)

Increase (decrease) in net interest income	$291	$56	$347	$(283)	$4	$(279)

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 10

Yield and Cost Trends
At March 31, 2005 and
For the Nine Months Ended March 31, 2004 and 2005 and
For the Years Ended June 30, 2003 and 2004

	At	Nine Months Ended		Years Ended
	March 31,	March 31,		June 30,
	2005	2005	2004	2004	2003
	Yield/	Yield/	Yield/	Yield/	Yield/
	Rate	Rate	Rate	Rate	Rate
Weighted average yield on loan portfolio	6.41%	6.61%	7.04%	6.94%	7.67%
Weighted average yield on mortgage-backed securities	4.35%	4.07%	4.33%	4.29%	4.87%
Weighted average yield on investment securities	2.82%	3.01%	2.67%	2.69%	2.87%
Weighted average yield on interest-bearing deposits	3.59%	1.52%	1.48%	1.40%	1.88%
Weighted average yield on all interest-earning assets	5.30%	5.19%	4.90%	4.90%	5.63%

Weighted average interest rate on deposits	1.85%	2.04%	2.31%	2.25%	2.99%
Weighted average interest rate on FHLB advances	4.84%	5.03%	5.12%	5.13%	5.33%
Weighted average interest rate paid on all interest-bearing liabilities	2.70%	2.81%	3.05%	3.00%	3.60%
Interest rate spread (spread between weighted average interest rate on all interest-bearing assets and all interest-bearing liabilities	2.60%	2.38%	1.85%	1.90%	2.03%
Net interest margin (net interest income as a percentage of average interest-earning assets)	N/A	2.69%	2.17%	2.22%	2.39%

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 11

Net Portfolio Value (NPV)
 At March 31, 2005

Change in
Interest Rates	Net Portfolio Value			NPV as % of Assets
(Basis Points)	$ Amount	$ Change	% Change	NPV Ratio	Change(1)
	(Dollars in thousands)
300	$14,633	$(3,907)	(21.00)%	12.01%	(232)
200	16,170	(2,371)	(13.00)%	12.98%	(135)
100	17,587	(954)	(5.00)%	13.83%	(50)
—	18,541	—	—	14.33%	—
(100)	18,353	(188)	(1.00)%	14.06%	(27)
(200)	17,377	(1,164)	(6.00)%	13.27%	(106)

(1)	Expressed in basis points.

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 12

Loan Portfolio Composition
At March 31, 2005 and
At June 30, 2003 and 2004

	At March 31,		At June 30,
	2005		2004		2003
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Residential real estate loans:
One- to four-family	$62,976	80.68%	$61,789	83.12%	$55,324	82.64%
Multi-family	2,657	3.40%	1,961	2.64%	1,715	2.56%
Construction	1,676	2.15%	2,358	3.17%	2,568	3.84%
Nonresidential real estate	2,644	3.39%	2,091	2.81%	2,245	3.35%
Commercial	2,888	3.70%	1,581	2.13%	937	1.40%
Consumer and other	5,215	6.68%	4,560	6.13%	4,160	6.21%

Total loans, gross	78,056	100.00%	74,340	100.00%	66,949	100.00%

Less:
Unearned interest	13		10		13
Deferred loan origination fees, net	319		326		268
Allowance for loan losses	580		451		441
Undisbursed portion of loans in process	590		982		939

Total loans, net	$76,554		$72,571		$65,288

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 13

Loan Maturity Schedule
At March 31, 2005

							Due More
	Due during the year ending			Due 4-5	Due 6-10	Due 11-20	Than 20
	June 30,			Years After	Years After	Years After	Years After
	2005	2006	2007	6/30/2004	6/30/2004	6/30/2004	6/30/2004	Total
	(In thousands)
Fixed-rate loans
Residential real estate loans:
One- to four-family (first mortgage)	$1,277	$1,359	$1,443	$3,168	$10,156	$16,132	$9,581	$43,116
Home equity (second mortgage)	161	173	187	415	1,347	219	—	2,502
Multi-family and nonresidential real estate loans	37	39	42	94	299	351	—	862
Construction loans	20	22	23	51	163	547	850	1,676

Total real estate loans	1,495	1,593	1,695	3,728	11,965	17,249	10,431	48,156

Commercial loans	271	290	311	688	547	—	—	2,107
Consumer and other loans	734	783	833	370	—	—	—	2,720

Total fixed-rate loans	2,500	2,666	2,839	4,786	12,512	17,249	10,431	52,983

Adjustable-rate loans
Residential real estate loans:
One- to four-family (first mortgage)	260	276	293	644	1,992	6,364	4,970	14,799
Home equity (second mortgage)	250	269	290	646	1,664	213	—	3,332
Multi-family and nonresidential real estate loans	169	181	193	208	668	2,290	2,452	6,161
Construction loans	—	—	—	—	—	—	—	0

Total real estate loans	679	726	776	1,498	4,324	8,867	7,422	24,292

Commercial loans	781	—	—	—	—	—	—	781
Consumer and other loans	—	—	—	—	—	—	—	—

Total adjustable-rate loans	1,460	726	776	1,498	4,324	8,867	7,422	25,073

Total loans	$3,960	$3,392	$3,615	$6,284	$16,836	$26,116	$17,853	$78,056

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 14

Loan Originations and Purchases
For the Years Ended June 30, 2003, and 2004
For the Nine Months Ended March 31, 2004 and 2005 and

	Nine Months Ended		Years Ended
	March 31,		June 30,
	2005	2004	2004	2003
	(In thousands)		(In thousands)
Loans originated:
One- to four-family residential	$10,651	$19,205	$24,917	$35,798
Multifamily residential	942	2,120	2,120	6,567
Nonresidential	801	338	667	180
Land	—	—	—	103
Commercial	2,559	1,542	2,011	878
Consumer	3,315	3,750	5,051	5,517

Total loans originated	18,268	26,955	34,766	49,043

Loans purchased	—	—	—	—
Total loans originated and purchased	18,268	26,955	34,766	49,043

Principal payments	(14,031)	(21,151)	(27,233)	(48,455)

Loan originations, net	4,237	5,804	7,533	588
Loans sold	—	(1,514)	(1,514)	(20,572)
Transfers form loans to real estate acquired through foreclosure	(308)	(60)	(126)	(226)
Increase (decrease) due to other items, net(1)	54	15	93	438

Net increase (decrease) in net loan portfolio	$3,983	$4,245	$5,986	$(19,772)

(1)	Consists of unearned and deferred fees, costs and the allowance for losses on loans.

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 15

Delinquent Loans
At March 31, 2005 and at June 30, 2003 and 2004

	At March 31,			At June 30,
	2005			2004			2003
			Percent			Percent			Percent
			of Total			of Total			of Total
	Number	Amount	Loans	Number	Amount	Loans	Number	Amount	Loans
	(Dollars in thousands)
Loans delinquent for: (1)
30 - 59 days	11	$604	0.77%	18	$646	0.87%	26	$1,032	1.54%
60 - 89 days	10	495	0.64%	12	787	1.06%	8	362	0.54%
90 days and over	9	369	0.47%	17	800	1.07%	19	1,366	2.04%

Total delinquent loans	30	$1,468	1.80%	47	$2,233	3.00%	53	$2,760	4.12%

(1) The number of days a loan is delinquent is measured from the day the payment was due under the terms of the loan agreement.

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 16

Nonperforming Assets
At March 31, 2004 and 2005 and at June 30, 2003 and 2004

	At March 31,		At June 30,
	2005	2004	2004	2003
	(Dollars in thousands)
Accruing loans greater than 90 days delinquent:
Real estate:
Residential	$213	$552	$352	$660
Nonresidential	—	85	191	—
Consumer	7	23	—	—

Nonaccrual loans
Total accruing loans greater than 90 days delinquent	220	660	543	660

Real estate:
Residential	205	435	252	631
Nonresidential	—	—	—	—
Consumer	4	5	5	64

	209	440	257	695

Total nonperforming loans	429	1,100	800	1,355

Real estate owned	181	—	66	37

Total nonperforming assets	$610	$1,100	$866	$1, 392

Total nonperforming loans as a percentage of total net loans	0.56%	1.55%	1.10%	2.08%

Total nonperforming assets as a percentage of total assets	0.49%	0.86%	0.69%	1.01%

Allowance for loan losses as a percent of nonperforming loans	135.20%	41.18%	56.50%	32.55%

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 17

Classified Assets
At March 31, 2005 and At June 30, 2003 and 2004

	At
	March 31,	At December 31,
	2005	2004	2003
	(In thousands)
Classified Assets:
Substandard assets	$941	$1,688	1,633
Doubtful assets	0	0	0
Loss assets	0	17	32

Total classified assets	$941	$1,705	$1,665

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 18

Allowance for Loan Losses
For the Nine Months Ended March 31, 2004 and 2005, and
For the Years ended June 30, 2003 and 2004

	Nine Months Ended
	March 31,		Year Ended June 30,
	2005	2004	2004	2003
	(Dollars in thousands)
Total net loans outstanding	$76,554	$70,830	$72,571	$66,585
Average loans outstanding	74,521	66,784	67,996	74,815

Allowance for losses on loans
Balance at beginning of period	451	441	441	475

Charge-offs:
Real estate:
Residential	(49)	—	—	(77)
Nonresidential	—	—	—	—
Consumer	(8)	—	(2)	—
Recoveries
Residential	6	—	—	—
Nonresidential	—	—	—	—
Consumer	—	2	2	3

Net (charge-offs) recoveries	(51)	2	—	(74)

Provision for losses on loans	180	10	10	40

Balance at end of period	$580	$453	$451	$441

Ratio of allowance for losses on loans as a percent of total loans outstanding	0.76%	0.64%	0.62%	0.66%
Ratio of net charge-offs (recoveries) to average net loans outstanding during the period	0.07%	—%	—%	0.10%

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 19

Investment Portfolio Composition
At March 31, 2005 and
At June 30, 2003 and 2004

	At March 31,				At June 30,
	2005				2004				2003
	Carrying	% of	Market	% of	Carrying	% of	Market	% of	Carrying	% of	Market	% of
	Value	Total	Value	Total	Value	Total	Value	Total	Value	Total	Value	Total
	(Dollars in thousands)
U.S. government agency securities	$18,000	53.5%	$17,666	53.0%	$18,999	55.2%	$18,763	54.9%	$22,000	52.1%	$22,161	52.3%
Investment securities available-for-sale	15,651	46.5%	15,651	47.0%	15,404	44.8%	15,404	45.1%	20,214	47.9%	20,214	47.7%

Total investment securities	$33,651	100.00%	$33,317	100.00%	$34,403	100.00%	$34,167	100.00%	$42,214	100.00%	$42,375	100.00%

Mortgage-backed securities:
Fannie Mae	$1, 275		$1, 280		$1,646		$1,659		$1, 420		$1, 480
Ginnie Mae	30		31		39		39		60		62
Freddie Mac	586		600		906		924		1,675		1, 714

Total mortgage-backed securities	$1,891		$1,911		$2,591		$2,622		$3,155		$3,256

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 20

Mix of Deposits
At March 31, 2005 and At June 30, 2003 and 2004

	At March 31,		At June 30,
	2005		2004		2003
			(Dollars in thousands)
		Percent		Percent		Percent
Transaction accounts:	Amount	of Total	Amount	of Total	Amount	of Total
Noninterest-bearing accounts	$3,554	4.5%	$3,128	3.7%	$3,074	3.4%
NOW accounts (1)	5,345	6.8%	4,724	5.6%	4,631	5.2%
Money market accounts (2)	635	0.8%	697	0.8%	776	0.9%
Passbook savings accounts (3)	23,677	30.3%	25,302	30.2%	25,722	28.6%

Total	$33,211	42.4%	$33,851	40.3%	$34,203	38.1%

(1)	Greenville Federal’s weighted average interest rate paid on NOW accounts fluctuates with the general movement of interest rates. At March 31, 2005, June 30, 2004, and June 03, 203, the weighted average rates on NOW accounts were 0.54%, 0.53% and 0.59%, respectively.

(2)	Greenville Federal’s weighted average interest rate paid on money market accounts fluctuates with the general movement of interest rates. At March 31, 2005, June 30, 2004, and June 30, 2003, the weighted average rates on money market accounts were 0.60%, 0.60% and 0.75%, respectively.

(3)	Greenville Federal’s weighted average rate on passbook savings accounts fluctuates with the general movements of interest rates. The weighted average interest rate on passbook accounts was 0.74%, 0.74% and 0.85% at March 31, 2005, June 30, 2004, and June 30, 2003, respectively.

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 21

Certificates of Deposit By Rate and Maturity
At March 31, 2005

	Amount Due
		Over	Over
	Up to	1 Year to	2 Years to	Over
	One Year	2 Years	3 Years	3 Years	Total
	(In thousands)
Interest rate:
1.01% - 2.00%	$16,296	$1 ,763	$—	$—	$18,059
2.01% - 3.00%	3,645	2,837	2,249	568	9,299
3.01% - 4.00%	3,682	498	997	5,213	10,391
4.01% - 5.00%	266	2,774	1,250	—	4,290
5.01% and greater	2,205	841	—	—	3,046

	$26,094	$8,713	$4,496	$5,781	$45,085

	At March 31,		At June 30,
	2005		2004		2005
		Percent		Percent		Percent
		of Total		of Total		of Total
	Amount	Deposits	Amount	Deposits	Amount	Deposits
Certificates of Deposit
0.76 - 2.00%	$18,060	23.1%	$22,077	26.3%	$10,763	12.0%
2.01% - 3.00/5	9,299	11.9%	8,209	9.8%	15,100	16.8%
3.01% - 4.00%	10,390	13.3%	7,074	8.4%	10,803	12.0%
4.01% - 5.00%	4,290	5.4%	4,967	5.9%	6,324	7.0%
Greater than 5.00%	3,046	3.9%	7,794	9.3%	12,690	14.1%

Total certificates of deposit	$45,085	57.6%	$50,121	59.7%	$55,680	61.9%

Total deposits (1)	$78,297	100.0%	$83,970	100.0%	$89,883	100.0%

(1)	IRAs are included in the various certificates of deposit balances. IRAs totaled $7.4 million, $8.4 million and $8.7 million as of March 31, 2005 and June 30, 2004 and 2003, respectively.

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 22

Deposit Activity
For the Nine Months Ended March 31, 2004 and 2005,
And For the Years Ended June 30, 2003 and 2004

	Nine Months Ended
	March 31,		Year Ended June 30,
	2005	2004	2004	2003
	(In thousands)
Beginning balance	$83,970	$89,883	$89,883	$83,214

Deposits	105,131	102,599	137,807	137,108
Withdrawals	(112,006)	(109,074)	(145,576)	(134,987)

Net increases (decrease) before interest credited	77,095	83,408	82,114	87,335
Interest credited	1,202	1,435	1,856	2,548

Ending balance	$78,297	$84,843	$83,970	$89,883

Net increase (decrease)	$(5,673)	$(5,040)	$(5,913)	$(4,669)

Percent increase (decrease)	(6.8)%	(5.6)%	(6.6)%	5.5%

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 23

Borrowed Funds Activity
At March 31, 2005 and
At June 30, 2003 and 2004
(Dollars in thousands)

	At March 31,	At June 30,
	2005	2004	2003
Average balance outstanding	$27,174	$29,154	$29,868
Maximum amount outstanding at any month end during the period	31,025	31,650	32,695
Balance outstanding at end of period	31,025	27,347	31,690
Weighted average interest rate during the period	5.03%	5.13%	5.33%
Weighted average interest rate at end of period	4.84%	5.15%	5.13%

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 24

OFFICES OF GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
GREENVILLE, OHIO
As of March 31, 2005

Net Book
	Owned	Date	Value as of
	or	Acquired or	March 31,
Location	Leased	Leased	2005
Main Office 690 Wagner Avenue Greenville, Ohio	Owned	4/11/1995	$75.5 million

Kroger Store 200 Lease Avenue Greenville, Ohio	Leased	8/00/2000	$2.8 million

Vacant Land State Route Alt. 49N Arcanum, Ohio	Owned	6/18/2004	N/A

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 25

DIRECTORS AND MANAGEMENT OF THE ASSOCIATION
At March 31, 2005

			Director	Term
Name	Position(s) Held with the Bank	Age (1)	Since	Expires
David Feltman	Director	70	1980	2007
David M. Kepler	Director, President, CEO	53	1988	2007
George S. Luce, Jr.	Director	44	1992	2006
Richard J. O’Brien	Director	60	1996	2005
Eunice F. Steinbrecher	Director	65	1979	2005
James W. Ward	Director, Chairman of the Board	60	1981	2006

David R. Wolverton	Director	68	1985	2006
Susan J. Allread	CFO, Secretary, Vice President, Compliance Officer	29	N/A	N/A

(1) At August 1, 2005

Source: Greenville Federal Financial Corporation’s Prospectus

EXHIBIT 26

Key Demographic Data and Trends
Darke County and Ohio
1990, 2000, 2004 and 2009

			1990-		2000-		2004-
			2000		2004		2009
	1990	2000	% Change	2004	% Change	2009	% Change
Population
Darke County	53,619	53,309	(0.6)%	53,013	(0.6)%	52,614	(0.8)%
Ohio	10,847,115	11,353,140	4.7%	11,473,289	1.1%	11,634,068	1.4%
United States	248,709,873	281,421,906	13.2%	295,628,353	5.0%	314,308,848	6.3%

Households
Darke County	19,459	20,419	4.9%	20,791	1.8%	21,106	1.5%
Ohio	4,089,312	4,445,773	8.7%	4,575,681	2.9%	4,717,323	3.1%
United States	91,993,582	105,480,101	14.7%	111,572,974	5.8%	119,334,642	7.0%

Per Capita Income
Darke County	$11,059	$16,946	53.2%	$22,191	31.0%	—	—
Ohio	13,461	21,003	56.0%	25,510	21.5%	—	—
United States	14,420	21,684	50.4%	25,866	19.3%	—	—

Median Household Income
Darke County	$27,640	$39,307	42.2%	$44,177	12.4%	$50,345	14.0%
Ohio	28,706	40,956	42.7%	47,354	15.6%	56,168	18.6%
United States	28,525	41,343	44.9%	48,124	16.4%	56,710	17.8%

Source: Census Bureau and ESRI

EXHIBIT 27

Key Housing Data
Darke County, Ohio
and the United States
1990 & 2000

	1990	2000
Occupied Housing Units
Darke County	19,459	20,419
Ohio	4,087,546	4,445,773
United States	91,947,410	105,480,101

Occupancy Rate
Darke County
Owner-Occupied	76.4%	76.6%
Renter-Occupied	23.6%	23.4%
Ohio
Owner-Occupied	67.5%	69.1%
Renter-Occupied	32.5%	30.9%
United States
Owner-Occupied	64.2%	66.2%
Renter-Occupied	35.8%	33.8%

Median Housing Values
Darke County	$51,600	$91,100
Ohio	62,900	103,700
United States	79,098	119,600

Median Rent
Darke County	$327	$447
Ohio	379	515
United States	374	602

Source: U.S. Census Bureau

EXHIBIT 28

Major Sources of Employment by Industry Group
Darke County, Ohio and the United States
1990 and 2000

	1990
	Darke		United
Industry Group	County	Ohio	States
Agriculture/Mining	7.0%	2.3%	1.3%
Construction	5.8%	5.2%	4.8%
Manufacturing	34.0%	23.1%	19.2%
Transportation/Utilities	4.8%	6.4%	5.9%
Wholesale/Retail	19.7%	22.1%	27.5%
Finance, Insurance & Real Estate	3.4%	5.8%	7.3%
Services	25.3%	35.1%	34.0%

	2000
	Darke		United
	County	Ohio	States
Agriculture/Mining	4.6%	1.1%	1.9%
Construction	7.7%	6.0%	6.8%
Manufacturing	29.8%	20.0%	14.1%
Wholesale/Retail	14.5%	15.5%	15.3%
Transportation/Utilities	5.1%	4.9%	5.2%
Information	1.4%	2.4%	3.1%
Finance, Insurance & Real Estate	3.4%	6.3%	6.9%
Services	33.6%	43.8%	46.7%

Source: Bureau of the Census

EXHIBIT 29

Unemployment Rates
Darke County, Ohio and the United States
For Years 2001 through 2004 and through April 2005

					Through
					April
Location	2001	2002	2003	2004	2005
Darke County	4.2%	6.2%	6.5%	5.3%	5.5%

Ohio	4.3%	5.7%	6.1%	6.1%	5.9%

United States	4.8%	5.8%	6.0%	5.5%	4.9%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor

EXHIBIT 30

Market Share of Deposits
Darke County
June 30, 2004

		Greenville	Greenville
	Darke County	Federal’s	Federal’s
	Deposits	Deposits	Share
	($000)	($000)	(%)
Banks	$766,371	—	—
Thrifts	129,935	$84,829	65.3%

	$896,306	$84,829	9.5%

Source: FDIC

EXHIBIT 31

National Interest Rates by Quarter
2001 - First Quarter 2005

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2001	2001	2001	2001
Prime Rate	7.50%	6.75%	5.75%	4.75%
90-Day Treasury Bills	4.75%	3.51%	2.95%	1.74%
1-Year Treasury Bills	4.90%	3.70%	3.27%	2.35%
30-Year Treasury Notes	5.92%	5.70%	5.65%	5.62%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2002	2002	2002	2002
Prime Rate	4.75%	4.75%	4.75%	4.25%
90-Day Treasury Bills	1.72%	1.68%	1.20%	1.05%
1-Year Treasury Bills	1.60%	1.59%	1.25%	1.14%
30- Year Treasury Notes	4.95%	4.94%	4.69%	4.58%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2003	2003	2003	2003
Prime Rate	4.00%	4.00%	4.00%	4.00%
90-Day Treasury Bills	1.02%	1.00%	1.98%	0.94%
1-Year Treasury Bills	1.13%	1.12%	1.10%	1.11%
30-Year Treasury Notes	4.62%	4.70%	4.78%	4.85%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2004	2004	2004	2004
Prime Rate	4.00%	4.25%	4.50%	5.00%
90-Day Treasury Bills	0.93%	1.33%	2.25%	2.72%
1-Year Treasury Bills	1.44%	1.82%	2.13%	2.89%
30-Year Treasury Notes	5.48%	6.13%	6.13%	6.25%

1st Qtr.
2005
Prime Rate	5.75%
90-Day Treasury Bills	3.12%
1-Year Treasury Bills	3.37%
30-Year Treasury Notes	6.25%

Source: The Wall Street Journal

EXHIBIT 32

KELLER & COMPANY	Page l
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly			12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Earnings	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
AKPB	Alaska Pacific Bancshares Inc.	AK	OTC BB	19.720	22.250	18.300	-0.65	-5.19	1.18	260.91	0.28	17.61	77.36	7.56	17.61
SIYF	Security Federal Bancorp Inc.	AL	Pink Sheet	11.750	16.950	11.000	-2.08	-21.67	NA	NA	0.30	NA	NA	NA	NA
SRNN	Southern Banc Co.	AL	OTC BB	15.400	20.000	15.000	-2.22	-5.23	0.66	121.04	0.35	24.44	79.38	12.72	27.38
SCBS	Southern Community Bancshares	AL	Pink Sheet	7.000	10.500	6.750	0.00	-30.00	NA	NA	0.33	NA	NA	NA	NA
SZB	SouthFirst Bancshares Inc.	AL	AMEX	14.690	18.750	14.620	0.48	-3.99	-0.71	200.10	0.60	NM	100.62	7.25	NM
FFBH	First Federal Bancshares of AR	AR	NASDAQ	24.270	26.000	18.000	2.84	-0.29	1.59	153.81	0.44	16.18	163.32	15.78	16.18
PFSL	Pocahontas Bancorp Inc.	AR	NASDAQ	15.000	17.510	14.600	-5.90	-6.43	0.72	158.24	0.32	21.74	130.66	9.48	24.40
BHBC	Beverly Hills Bancorp Inc.	CA	NASDAQ	10.440	11.340	7.060	-0.57	2.86	0.75	64.99	0.50	8.42	132.66	16.30	14.02
BOFI	Bofl Holding Inc.	CA	NASDAQ	10.000	12.000	8.900	-9.09	NA	NA	NA	NA	NA	136.05	15.76	NA
BYFC	Broadway Financial Corp.	CA	NASDAQ	10.750	13.940	10.750	-8.43	-11.30	0.99	195.86	0.20	11.32	118.19	5.52	11.31
CCBI	Commercial Capital Bancorp	CA	NASDAQ	14.700	24.990	14.620	-28.57	-31.21	1.43	96.24	0.15	10.81	124.79	15.27	10.85
DSL	Downey Financial Corp.	CA	NYSE	70.650	71.570	47.950	14.73	13.46	5.40	606.50	0.40	13.11	186.66	11.65	12.16
FPTB	First PacTrust Bancorp Inc.	CA	NASDAQ	24.350	27.970	20.510	-1.85	-8.97	1.19	165.71	0.46	20.99	128.09	14.69	NA
FED	FirstFed Financial Corp.	CA	NYSE	52.120	55.250	38.700	1.60	-2.58	4.20	509.63	0.00	12.74	173.85	10.23	12.74
GDW	Golden West Financial	CA	NYSE	62.070	66.940	49.800	0.80	-2.28	4.34	366.58	0.22	14.50	251.50	16.93	14.59
HWFG	Harrington West Finl Grp Inc	CA	NASDAQ	15.700	19.700	15.400	-11.35	-13.97	NA	204.81	0.91	10.54	149.95	7.67	10.78
NDE	IndyMac Bancorp Inc.	CA	NYSE	39.510	40.440	29.280	9.69	8.22	3.17	287.66	1.32	13.00	185.67	13.73	12.78
MLGF	Malaga Financial Corporation	CA	OTC BB	13.800	14.500	11.000	-0.36	3.99	0.96	NA	0.16	15.33	NA	NA	15.23
PPBI	Pacific Premier Bancorp	CA	NASDAQ	10.490	15.130	9.630	-4.55	-15.52	1.04	111.67	0.00	12.79	144.09	11.17	13.69
PFB	PFF Bancorp Inc.	CA	NYSE	28.060	31.453	23.167	0.57	0.94	1.86	157.81	0.55	15.50	206.32	17.77	16.55
PROV	Provident Financial Holdings	CA	NASDAQ	27.440	30.960	22.300	-4.16	-2.49	2.74	232.02	0.48	10.76	160.56	11.83	10.91
SNLS	San Luis Trust Bank FSB	CA	OTC BB	20.900	22.250	12.000	2.45	-2.79	NA	NA	0.14	NA	NA	NA	NA
WES	Westcorp	CA	NYSE	45.910	47.590	37.250	6.50	-0.33	4.34	310.42	0.57	10.70	166.82	14.45	NA
HCBC	High Country Bancorp Inc.	CO	Pink Sheet	20.750	29.350	19.000	4.80	-2.35	NA	NA	NA	NA	NA	NA	NA
MTXC	Matrix Bancorp Inc.	CO	NASDAQ	13.590	13.910	9.950	9.78	5.85	3.60	281.72	0.00	3.84	95.10	4.82	NA
NAL	New Alliance Bancshares Inc.	CT	NYSE	13.680	15.760	12.980	-0.51	-5.91	0.15	56.86	0.13	NM	110.59	24.05	28.11
NMIL	NewMil Bancorp Inc.	CT	NASDAQ	29.020	32.330	26.000	10.47	-0.92	2.06	187.56	0.54	14.44	223.92	15.47	14.44
IFSB	Independence Federal Svgs Bank	DC	NASDAQ	9.500	20.600	8.530	5.67	-7.77	-1.38	114.21	0.00	NM	86,77	8.32	NM
WSFS	WSFS Financial Corp.	DE	NASDAQ	53.050	62.750	45.030	0.57	-8.93	3.72	374.66	0.24	15.07	194.39	14.16	15.35
BBX	BankAtlantic Bancorp Inc.	FL	NYSE	17.190	20.120	14.580	-1.49	-8.47	1.18	106.01	0.14	15.63	216.50	16.22	16.19
BKUNA	BankUnited Financial Corp.	FL	NASDAQ	24.080	32.950	23.560	-13.51	-19.17	1.83	306.15	0.01	14.00	146.38	7.87	14.28
BFCF	BFC Financial Corp.	FL	NASDAQ	9.320	11.344	6.912	-5.76	-14.84	0.55	249.72	0.02	20.26	231.95	3.74	NA
FDT	Federal Trust Corp.	FL	AMEX	10.500	10.750	7.400	2.44	5.00	0.44	74.81	0.09	22.83	211.27	13.80	20.21

KELLER & COMPANY	Page 2
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly			12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Earnings	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
FFLC	FFLC Bancorp Inc.	FL	NASDAQ	44.200	45.000	24.260	6.17	7.33	1.98	205.08	0.53	22.67	276.60	21.55	22.74
FFFL	Fidelity Bankshares Inc.	FL	NASDAQ	23.800	28.847	21.727	0.42	-9.33	1.07	143.66	0.29	23.11	230.62	16.56	21.99
FCFL	First Community Bank Corp.	FL	NASDAQ	26.000	29.427	18.095	4.00	-0.73	0.93	108.86	0.00	27.96	244.59	23.89	30.95
HARB	Harbor Florida Bancshares Inc.	FL	NASDAQ	35.130	36.420	26.100	4.58	0.23	1.92	122.06	0.68	18.79	277.05	28.78	19.08
EBDC	Ebank Financial Services Inc.	GA	OTC BB	1.000	2.000	0.550	0.00	-0.99	-0.12	17.09	0.00	NM	60.61	2.71	NM
NTBK	NetBank Inc.	GA	NASDAQ	8.340	11.290	7.950	-1.07	-10.42	-0.15	102.84	0.08	NM	95.86	8.11	NM
FFSX	First Federal Bankshares Inc.	IA	NASDAQ	20.510	24.000	19.600	-0.87	-6.77	1.45	159.68	0.39	14.55	103.59	12.85	19.55
HZFS	Horizon Financial Svcs Corp.	IA	OTC BB	15.450	19.000	14.100	3.00	-10.43	1.53	136.97	0.25	10.16	100.26	11.28	10.43
CASH	Meta Financial Group Inc.	IA	NASDAQ	22.340	26.000	20.080	0.18	-4.94	0.88	318.45	0.52	25.68	124.25	7.02	NA
FFFD	North Central Bancshares Inc.	IA	NASDAQ	37.950	41.980	35.910	-5.81	-8.77	3.40	306.30	1.04	11.53	136.86	12.39	NA
AFBA	Allied First Bancorp Inc.	IL	OTC BB	19.000	21.500	14.100	-11.63	-5.28	1.74	274.74	0.00	10.92	95.37	6.92	34.94
BPLS	BankPlus FSB	IL	OTC BB	15.250	19.000	14.250	0.00	-7.58	0.76	226.35	0.00	20.07	103.73	6.76	20.07
ESDF	East Side Financial Inc.	IL	Pink Sheet	33.000	NA	NA	0.00	0.00	NA	NA	NA	NA	NA	NA	NA
EFC	EFC Bancorp Inc.	IL	AMEX	25.150	27.400	23.000	-2.14	-5.09	1.44	211.24	0.63	18.49	139.88	11.91	19.06
FBTC	First BancTrust Corp.	IL	NASDAQ	12.184	13.350	10.850	5.95	-0.78	0.56	91.94	0.24	22.99	111.47	13.25	NA
FFBI	First Federal Bancshares Inc.	IL	NASDAQ	21.380	33.500	20.100	-6.64	-20.58	1.30	237.25	0.44	17.67	107.60	8.31	23.22
GTPS	Great American Bancorp	IL	OTC BB	32.500	33.752	23.000	3.17	13.04	1.97	217.37	0.44	17.86	135.08	14.95	18.18
HMKF	Hemlock Federal Financial Corp	IL	Pink Sheet	25.000	29.200	23.250	-7.41	-12.28	NA	NA	0.68	29.41	NA	NA	NA
MAFB	MAF Bancorp Inc.	IL	NASDAQ	41.300	47.250	38.380	0.00	-5.10	3.06	298.40	0.86	13.77	141.10	13.84	13.57
MCPH	Midland Capital Holdings Corp.	IL	OTC BB	40.500	44.000	37.250	-2.17	-4.37	2.44	378.50	0.77	16.60	123.14	10.70	16.60
PFED	Park Bancorp Inc.	IL	NASDAQ	30.800	32.990	29.660	1.72	-2.84	2.02	242.83	0.69	16.56	107.73	12.68	NA
PEKS	Progressive Bancorp Inc.	IL	Pink Sheet	37.500	NA	NA	0.00	0.00	NA	NA	1.00	NA	NA	NA	NA
RFBK	Rantoul First Bank SB	IL	Pink Sheet	21.150	22.000	14.000	38.69	26.27	-0.61	161.95	0.00	NM	172.75	13.06	NM
RYFL	Royal Financial Inc.	IL	OTC BB	12.250	12.750	10.000	5.60	-2.00	NA	NA	NA	NA	NA	NA	NA
UMBR	Umbrella Bancorp inc.	IL	Pink Sheet	0.650	1.500	0.510	-40.91	-7.14	NA	NA	NA	NA	NA	NA	NA
VBAS	Vermilion Bancorp Inc.	IL	OTC BB	36.000	36.000	24.000	0.00	50.00	NA	NA	NA	NA	NA	NA	NA
WFBS	Washington Fed Bank for Svgs	IL	Pink Sheet	19.000	NA	NA	0.00	0.00	NA	NA	NA	NA	NA	NA	NA
WTWN	West Town Bancorp Inc.	IL	OTC BB	15.000	15.250	14.250	5.26	5.26	NA	NA	NA	NA	NA	NA	NA
AMFC	AMB Financial Corp.	IN	OTC BB	13.080	17.100	13.080	-0.15	-6.57	0.79	164.52	0.24	17.44	95.54	7.95	17.44
ASBI	Ameriana Bancorp	IN	NASDAQ	13.615	17.250	12.800	2.60	-11.71	0.54	136.81	0.64	25.21	110.60	9.95	25.21
BRBI	Blue River Bancshares Inc.	IN	NASDAQ	5.030	6.850	4.510	5.45	-5.27	-0.08	60.66	0.00	NM	108.54	8.29	NM
CITZ	CFS Bancorp Inc.	IN	NASDAQ	13.330	14.990	12.440	-2.98	-5.80	-0.65	104.96	0.45	NM	112.87	12.70	NM
CSFC	City Savings Financial Corp.	IN	OTC BB	22.250	27.000	17.700	3.49	-4.30	0.81	275.18	0.28	28.90	103.73	8.09	NA

KELLER & COMPANY	Page 3
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly			12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Earnings	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
DSFN	DSA Financial Corp.	IN	OTC BB	10.700	11.500	9.300	4.39	0.00	NA	NA	NA	NA	103.43	20.18	NA
FFWC	FFW Corp.	IN	Pink Sheet	18.750	25.750	18.000	-5.30	-11.60	0.46	201.16	0.67	41.67	103.42	9.32	14.42
FDLB	Fidelity Federal Bancorp	IN	Pink Sheet	21.000	29.880	15.000	0.00	-2.78	0.54	218.79	0.00	38.89	118.38	9.60	41.62
FBEI	First Bancorp of Indiana Inc.	IN	NASDAQ	20.800	21.029	18.900	6.67	1.46	0.40	188.39	0.59	53.33	107.05	11.04	53.33
FCAP	First Capital Inc.	IN	NASDAQ	19.050	24.250	18.400	0.79	-6.62	1.27	168.04	0.60	15.12	121.90	11.34	15.16
HFSK	HFS Bank FSB	IN	Pink Sheet	13.000	14.000	11.000	0.00	0.00	0.83	126.37	0.41	15.66	119.49	10.29	15.66
HBBl	Home Building Bancorp	IN	OTC BB	23.250	28.000	22.750	-3.12	-10.58	0.84	228.03	0.43	27.68	88.44	10.19	19.14
HWEN	Home Financial Bancorp	IN	Pink Sheet	6.600	7.450	4.750	32.00	12.05	0.32	50.20	0.12	22.00	125.95	13.16	16.61
LNCB	Lincoln Bancorp	IN	NASDAQ	16.750	19.750	16.120	-6.16	-12.44	0.85	151.74	0.54	20.68	88.67	11.04	18.25
LOGN	Logansport Financial Corp.	IN	Pink Sheet	18.000	21.000	16.500	-4.76	-5.26	NA	NA	0.56	NA	NA	NA	NA
LSBI	LSB Financial Corp.	IN	NASDAQ	26.950	27.900	20.952	4.66	3.65	NA	249.12	0.59	11.92	126.82	10.83	11.95
MFBC	MFB Corp.	IN	NASDAQ	28.830	35.000	26.490	1.16	-0.07	1.13	384.29	0.49	26.45	105.18	7.50	16.07
MFSF	MutualFirst Financial Inc.	IN	NASDAQ	22.350	24.910	20.940	-2.44	-9.33	1.13	180.08	0.49	20.32	118.92	12.41	20.31
NEIB	Northeast Indiana Bancorp	IN	NASDAQ	20.300	23.200	19.800	-3.33	-7.09	0.69	164.13	0.58	30.76	110.69	12.37	20.15
NWIN	NorthWest Indiana Bancorp	IN	OTC BB	35.550	40.000	31.950	0.14	0.14	2.33	204.77	1.26	15.59	223.16	17.36	15.87
PCBH	PCB Holding Co.	IN	Pink Sheet	12.500	14.000	12.350	0.00	-7.41	0.17	106.15	0.24	NM	80.81	11.78	73.53
PFDC	Peoples Bancorp	IN	NASDAQ	20.350	25.800	19.010	-3.00	-7.50	1.33	146.44	0.71	15.42	105.39	13.90	NA
PBNC	PFS Bancorp Inc.	IN	NASDAQ	22.540	24.260	14.770	39.14	27.20	0.65	90.77	5.23	35.22	162.16	24.83	36.76
RIVR	River Valley Bancorp	IN	NASDAQ	19.250	24.300	19.250	-9.41	-11.45	1.42	190.56	0.74	14.05	135.56	10.10	NA
TDCB	Third Century Bancorp	IN	OTC BB	12.200	14.000	10.900	-9.63	-9.63	NA	76.32	0.08	NA	88.34	15.99	NA
UCBC	Union Community Bancorp	IN	NASDAQ	16.000	19.140	15.600	-2.44	-13.70	0.94	134.83	0.60	17.39	92.01	11.87	17.39
FFSL	First Independence Corp.	KS	OTC BB	20.500	22.000	18.000	-2.38	7.05	NA	NA	0.60	14.54	NA	NA	14.72
CKFB	CKF Bancorp Inc.	KY	OTC BB	15.000	20.000	14.100	-5.96	0.00	1.34	106.71	0.60	11.36	126.80	13.50	11.36
CFBC	Community First Bancorp Inc.	KY	OTC BB	10.750	15.000	10.750	-2.27	-19.48	-3.71	228.65	0.00	NM	94.30	4.70	NM
HFBC	HopFed Bancorp Inc.	KY	NASDAQ	16.100	17.810	16.030	-3.88	-6.83	1.11	159.96	0.48	14.64	120.42	10.06	14.96
FPBF	FPB Financial Corp.	LA	Pink Sheet	24.000	28.000	21.520	-4.00	-1.03	1.47	342.71	0.55	16.44	92.27	7.00	NA
GLBP	Globe Bancorp Inc.	LA	OTC BB	17.000	19.550	15.100	-5.56	-5.56	0.76	108.56	0.35	22.37	81.77	15.66	22.37
GSLA	GS Financial Corp.	LA	NASDAQ	18.000	19.929	17.730	-4.61	-7.22	0.17	155.34	0.40	NM	80.11	11.59	30.63
HSTD	Homestead Bancorp Inc.	LA	Pink Sheet	13.000	13.000	11.000	8.33	10.64	NA	NA	0.24	NA	NA	NA	NA
TSH	Teche Holding Co	LA	AMEX	36.100	41,750	34.150	-1.77	-4.37	2.60	308.08	0.86	14.67	135.51	11.72	15.42
BFBC	Benjamin Franklin Bancorp Inc.	MA	NASDAQ	10.240	10.700	9.910	-1.44	NA	NA	NA	NA	NA	NA	NA	NA
BHL	Berkshire Hills Bancorp Inc.	MA	AMEX	32.000	39.200	30.970	-7.35	-10.11	2.34	221.80	0.48	15.09	145.39	14.43	16.05
BRKL	Brookline Bancorp Inc.	MA	NASDAQ	15.080	16.450	13.850	1.82	-3.02	0.32	35.44	0.74	47.12	151.86	42.56	49.58

KELLER & COMPANY	Page 4
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly			12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Earnings	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
CEBK	Central Bancorp Inc.	MA	NASDAQ	27.950	36.250	26.000	0.72	-3.62	1.27	320.65	0.48	22.36	114.60	8.72	26.24
HIFS	Hingham Instit. for Savings	MA	NASDAQ	42.820	44.999	38.600	7.45	-3.78	NA	NA	NA	NA	198.42	15.92	NA
LSBX	LSB Corp.	MA	NASDAQ	17.000	21.890	15.000	-2.41	-10.10	1.10	127.88	0.53	15.89	128.50	13.29	23.07
MASB	MASSBANK Corp.	MA	NASDAQ	35.700	39.000	32.050	-3.83	-3.51	1,62	220.42	1.01	22.45	146.13	16.20	24.85
MFLR	Mayflower Co-operative Bank	MA	NASDAQ	14.500	20.199	14.200	-4.98	-19.44	0.87	112.14	0.40	17.06	161.65	12.93	17.99
WRO	Woronoco Bancorp Inc.	MA	AMEX	32.150	40.200	27.750	-6.68	-9.94	0.55	234.26	1.05	63.04	156.98	13.73	23.01
ABKD	American Bank Holdings Inc.	MD	OTC BB	9.200	10.250	7.750	-4.66	-0.54	1.29	129.29	0.00	7.36	104.66	7.12	7.53
BUCS	BUCS Financial Corp	MD	OTC BB	11.625	13.250	11.250	-5.49	-4.12	0.56	153.08	0.00	14.90	87.74	7.60	21.09
PCGO	Prince George’s FSB	MD	Pink Sheet	30.120	30.250	30.000	0.00	NA	NA	NA	0.00	NA	NA	NA	NA
SVBI	Severn Bancorp Inc.	MD	NASDAQ	18.320	24.390	13.025	0.77	-12.97	1.56	84.59	0.21	11.59	253.39	21.66	11.74
WSB	Washington Savings Bank FSB	MD	AMEX	8.800	16.450	7.900	-20.36	-44.16	1.34	75.50	0.26	7.39	123.42	11.66	7.39
CTZN	Citizens First Bancorp Inc.	MI	NASDAQ	20.280	26.400	19.500	-8.85	-18.78	1.05	172.53	0.36	19.31	104.75	11.75	NA
FFNM	First Fed of N Michigan Bncp	MI	NASDAQ	8.650	15.019	8.300	-4.84	-35.42	0.13	85.71	0.20	66.54	121.79	10.09	80.36
FBC	Flagstar Bancorp Inc.	MI	NYSE	18.100	23.170	18.000	-7.93	-12.31	2.07	230.20	1.00	9.14	150.96	7.86	9.14
MCBF	Monarch Community Bancorp Inc	MI	NASDAQ	12.250	14.590	11.110	-8.10	-11.17	-0.93	104.10	0.20	NA	83.84	11.77	NA
STBI	Sturgis Bancorp	MI	Pink Sheet	11.800	15.000	11.000	3.24	-16.55	0.69	124.60	0.36	17.10	116.14	9.47	17.10
HMNF	HMN Financial Inc.	MN	NASDAQ	30.000	33.500	24.510	1.52	-7.69	2.60	224.92	0.86	12.05	156.49	13.34	11.64
MCFC	Mid-Central Financial Corp.	MN	OTC BB	0.001	0.001	0.001	0.00	0.00	NA	NA	NA	NA	NA	NA	NA
REDW	Redwood Financial Inc.	MN	Pink Sheet	21.000	22.000	18.300	2.44	5.00	NA	147.00	0.00	NA	117.12	14.29	NA
WEFP	Wells Financial Corp.	MN	Pink Sheet	30.000	34.310	23.000	0.00	-2.63	1.87	221.32	0.88	16.39	122.04	13.55	20.77
CCFC	CCSB Financial Corp.	MO	OTC BB	14.350	17.000	12.550	-4.33	-3.04	0.06	97.12	0.00	NM	95.67	14.77	239.17
FBSI	First Bancshares Inc.	MO	NASDAQ	19.250	22.750	18.250	-0.93	-7.23	1.79	162.38	0.16	10.88	107.79	11.85	10.99
LXMO	Lexington B&L Financial Corp.	MO	OTC BB	22.500	23.000	20.250	0.00	7.14	NA	NA	0.55	15.62	NA	NA	15.78
MCMH	MCM Savings Bank FSB	MO	Pink Sheet	13.350	13.350	12.050	10.79	10.79	0.85	411.00	0.00	NA	48.99	3.25	15.71
NASB	NASB Financial Inc.	MO	NASDAQ	39.180	47.880	34.270	2.67	-13.34	3.12	167.65	1.60	13.10	240.22	23.37	12.83
PULB	Pulaski Financial Corp.	MO	NASDAQ	20.450	21.350	16.000	4.82	-1.45	1.26	126.73	0.36	17.18	254.35	16.14	17.18
CSBC	Citizens South Banking Corp.	NC	NASDAQ	13.110	14.350	12.400	1.24	-3.60	0.40	70.52	0.26	32.78	136.70	18.59	29.32
CDLX	Coddle Creek Financial Corp.	NC	Pink Sheet	32.750	37.000	31.500	1.08	-2.96	1.65	208.44	1.75	19.85	103.18	15.71	20.09
KSBI	KS Bancorp Inc.	NC	OTC BB	18.800	20.000	15.600	0.00	2.17	0.96	167.54	0.38	19.58	160.24	11.22	19.62
MTUC	Mutual Community Savings Bank	NC	OTC BB	13.000	13.650	9.800	-4.76	-4.76	0.73	245.13	0.00	18.06	61.61	5.30	18.91
SSFC	South Street Financial Corp.	NC	NASDAQ	10.000	10.800	9.050	6.27	1.63	0.37	70.72	0.40	27.03	118.48	14.14	27.03
AFSF	AFS Financial Corp.	ND	OTC BB	60.000	NA	NA	0.00	0.00	NA	NA	NA	NA	NA	NA	NA
CFB	Commercial Federal Corp.	NE	NYSE	24.850	30.380	24.750	-8.94	-11.66	0.11	266.16	0.54	NM	126.72	9.34	17.18

KELLER & COMPANY	Page 5
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly			12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Earnings	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
TONE	TierOne Corp.	NE	NASDAQ	24.080	25.950	19.770	0.50	-4.33	1.53	167.56	0.20	16.05	155.70	14.37	16.25
NHTB	New Hampshire Thrift Bncshrs	NH	NASDAQ	15.250	18.450	13.000	4.38	-8.68	1.13	142.78	0.46	13.86	145.93	10.68	13.60
SWGH	Siwooganock Holding Company	NH	Pink Sheet	69.000	69.000	58.000	0.00	0.00	NA	NA	NA	NA	NA	NA	NA
FNSW	Famsworth Bancorp Inc.	NJ	OTC BB	19.000	21.000	16.150	-1.30	0.00	1.05	154.09	0.10	19.39	137.46	12.33	19.62
FMCO	FMS Financial Corp.	NJ	NASDAQ	18.000	23.000	15.150	-6.25	-9.95	1.29	191.51	0.12	14.06	164.95	9.40	14.72
OCFC	OceanFirst Financial Corp.	NJ	NASDAQ	22.500	25.990	20.200	1.86	-6.60	1.53	147.29	0.80	15.31	214.49	15.28	NA
PBCI	Pamrapo Bancorp Inc.	NJ	NASDAQ	22.500	25.000	19.450	3.45	-2.56	1.61	128.59	0.85	14.06	200.00	17.50	14.06
PFSB	PennFed Financial Services Inc	NJ	NASDAQ	14.250	17.690	13.020	-5.88	-8.36	1.06	147.89	0.20	13.83	154.89	9.64	13.65
PFS	Provident Financial Services	NJ	NYSE	17.330	19.700	15.850	0.46	-4.31	0.82	87.61	0.25	21.40	113.05	19.79	21.60
RBLG	Roebling Financial Corp.	NJ	OTC BB	9.500	10.300	8.451	0.53	-3.06	0.36	60.92	0.00	27.14	102.70	15.61	27.14
SYNF	Synergy Finl Group Inc.	NJ	NASDAQ	11.930	13.690	9.000	-0.58	-7.16	0.38	72.36	0.16	32.24	143.71	16.49	32.42
AABC	Access Anytime Bancorp Inc.	NM	NASDAQ	14.390	15.010	12.700	1.34	-0.62	0.90	231.13	0.00	17.55	114.41	6.23	17.71
GUPB	GFSB Bancorp Inc.	NM	NASDAQ	20.010	25.250	19.000	-4.71	-10.23	1.17	189.47	0.50	18.03	120.03	10.56	16.17
AF	Astoria Financial Corp.	NY	NYSE	26.670	27.813	22.213	4.18	7.77	2.13	212.40	0.70	12.70	200.53	11.79	12.19
ALFC	Atlantic Liberty Financial	NY	NASDAQ	23.530	25.219	17.500	4.58	0.56	1.28	109.30	0.27	18.53	142.31	21.53	25.16
CNY	Carver Bancorp Inc.	NY	AMEX	17.600	21.750	17.600	-3.03	-8.00	1.06	250.42	0.26	17.09	96.12	7.03	12.86
DCOM	Dime Community Bancshares Inc.	NY	NASDAQ	14.910	19.000	13.850	-3.74	-7.28	1.27	90.62	0.56	12.02	196.18	16.46	11.89
ESBK	Elmira Savings Bank	NY	NASDAQ	28.000	33.349	25.980	-2.05	-9.67	2.37	290.13	0.74	11.97	142.20	9.66	12.29
FNFG	First Niagara Finl Group	NY	NASDAQ	12.800	14.850	11.490	-3.18	-5.47	0.69	67.75	0.32	18.55	103.48	18.20	18.00
FFIC	Flushing Financial Corp.	NY	NASDAQ	15.880	21.490	15.780	-10.28	-13.60	1.34	111.20	0.37	12.22	189.73	14.28	11.85
ICBC	Independence Cmnty Bank Corp.	NY	NASDAQ	36.590	43.380	34.550	-5.72	-8.50	2.95	211.63	0.98	12.84	134.97	17.29	12.54
NYB	New York Community Bancorp	NY	NYSE	17.520	24.060	17.040	-3.10	-2.72	1.21	92.71	1.00	14.48	142.90	18.57	10.98
PRTR	Partners Trust Financial	NY	NASDAQ	10.180	13.071	9.310	-0.59	-6.61	0.37	73.99	0.25	28.28	94.61	13.76	21.46
PBCP	Provident Bancorp Inc.	NY	NASDAQ	10.880	13.800	9.770	-9.03	-15.79	0.44	55.34	0.16	24.73	121.16	19.67	25.33
ROME	Rome Bancorp Inc.	NY	NASDAQ	9.750	15.094	9.270	-0.10	-21.17	0.28	32.50	0.26	34.82	101.77	29.99	36.23
SFFS	Sound Federal Bancorp Inc.	NY	NASDAQ	15.570	16.250	12.510	-0.06	3.52	0.47	81.36	0.24	33.85	151.61	19.15	33.68
TRST	TrustCo Bank Corp NY	NY	NASDAQ	11.600	14.190	10.730	0.35	-6.83	0.77	38.07	0.60	15.26	386.49	30.47	17.94
ASBP	ASB Financial Corp.	OH	NASDAQ	22.400	25.300	19.780	2.05	12.00	1.25	103.77	0.60	18.51	202.73	21.59	18.69
GCFC	Central Federal Corp.	OH	NASDAQ	10.500	18.000	9.750	-1.50	-16.33	-0.81	68.51	0.36	NM	122.70	15.33	NA
CIBI	Community Investors Bancorp	OH	NASDAQ	12.870	16.000	12.870	-1.00	-4.31	0.82	110.85	0.35	16.50	103.99	11.61	16.78
FFDF	FFD Financial Corp.	OH	NASDAQ	14.990	16.750	13.000	-0.07	-8.60	0.68	117.40	0.43	22.37	104.70	12.77	22.37
FDEF	First Defiance Financial	OH	NASDAQ	27.100	29.990	22.010	4.11	-3.04	1.79	182.90	0.84	15.85	128.38	14.82	15.17
FFHS	First Franklin Corp.	OH	NASDAQ	17.650	22.000	16.000	-0.56	-3.28	0.34	164.52	0.32	55.16	122.57	10.73	62.07

KELLER & COMPANY
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly			12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Earnings	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
FNFI	First Nites Financial Inc.	OH	NASDAQ	15.959	20.700	14.500	-0.19	-7.43	0.78	70.96	0.62	21.00	138.89	22.50	25.21
FPFC	First Place Financial Corp.	OH	NASDAQ	19.240	23.270	16.440	2.61	-6.15	1.01	165.36	0.56	19.24	124.85	11.64	15.04
HCFC	Home City Financial Corp.	OH	NASDAQ	15.750	18.250	14.550	2.61	-0.51	0.89	184.18	0.44	18.31	102.18	8.55	18.42
HLFC	Home Loan Financial Corp.	OH	NASDAQ	16.000	21.870	16.000	-11.60	-23.55	0.96	94.94	0.89	17.02	118.61	16.86	17.88
IDVB	Indian Village Bancorp Inc.	OH	OTC BB	16.500	19.091	15.091	-4.35	-1.49	-0.07	222.97	0.30	NM	84.40	6.93	NA
NLVS	Northern Savings & Loan Co	OH	OTC BB	17.270	20.238	17.200	-4.06	-6.65	1.24	130.06	0.43	13.93	97.52	13.28	13.93
OCFL	OC Financial Inc	OH	OTC BB	11.450	12.000	10.450	6.51	NA	NA	NA	NA	NA	NA	NA	NA
OHSF	Ohio Savings Financial Corp.	OH	Pink Sheet	NA	NA	NA	0.00	0.00	NA	NA	0.00	NA	NA	NA	NA
PCBI	Peoples Community Bancorp Inc.	OH	NASDAQ	21	24.50	18.50	-8.76	-11.61	0.77	NA	0.60	27.84	NA	NA	NA
POHF	Peoples Ohio Financial	OH	OTC BB	4.100	4.450	3.850	2.50	1.23	0.22	26.14	0.07	18.64	119.82	15.69	NA
PSFC	Peoples-Sidney Financial Corp.	OH	NASDAQ	14.600	17.950	13.100	8.96	-2.01	0.73	94.93	0.66	20.00	118.17	15.38	20.00
PFOH	Perpetual Federal Savings Bank	OH	OTC BB	27.500	32.000	24.370	-0.90	0.00	2.09	145.48	1.70	13.16	129.88	18.90	13.16
PVFC	PVF Capital Corp.	OH	NASDAQ	13.282	16.342	12.009	1.70	-1.61	0.76	114.08	0.28	17.48	144.26	11.64	17.95
UCFC	United Community Finl Corp.	OH	NASDAQ	10.250	13.630	10.000	-4.30	-8.07	0.60	75.29	0.31	17.37	126.23	13.61	NA
WAYN	Wayne Savings Bancshares	OH	NASDAQ	15.150	16.880	13.910	3.41	-7.51	0.58	107.07	0.48	NM	134.58	14.15	26.59
ESBF	ESB Financial Corp.	PA	NASDAQ	13.410	15.650	10.630	6.34	-1.18	0.98	130.54	0.40	13.97	146.40	10.27	15.20
FSBI	Fidelity Bancorp Inc.	PA	NASDAQ	21.000	23.173	17.955	-2.16	0.35	1.41	220.55	0.43	15.56	149.71	9.52	15.77
FKFS	First Keystone Financial	PA	NASDAQ	17.400	27.500	16.430	-8.47	-24.68	1.09	294.64	0.44	16.57	113.28	5.91	20.65
FSSB	First Star Bancorp Inc.	PA	Pink Sheet	35.000	42.000	33.000	0.00	-12.50	6.46	982.58	NA	5.42	64.93	3.56	NA
HARL	Harleysville Savings Financial	PA	NASDAQ	18.250	26.000	15.450	1.78	-12.77	1.28	193.62	0.52	14.48	154.01	9,46	14.69
KNBT	KNBT Bancorp Inc.	PA	NASDAQ	13.400	17.650	13.380	-12.87	-17.79	0.64	78.88	0.20	21.27	101.82	15.52	22.08
LARL	Laurel Capital Group Inc.	PA	NASDAQ	21 .530	26.200	19.390	-2.14	-6.51	0.98	158.63	0.80	22.43	153.02	13.57	22.43
NTNY	Nittany Financial Corp.	PA	OTC BB	25.250	30.000	22.500	-8.18	-3.26	1.63	145.40	0.00	16.61	230.61	17.37	16.72
NEPF	Northeast PA Financial Corp.	PA	NASDAQ	22.696	23.289	15.160	-0.59	0.03	0.95	209.69	0.24	24.94	155.19	10.82	39.26
PVSA	Parkvale Financial Corp.	PA	NASDAQ	27.800	33.200	25.210	2.39	-7.36	1.91	336.58	0.80	14.79	140.90	8.26	15.18
RSVI	RSV Bancorp Inc.	PA	OTC BB	17.000	20.000	15.800	0.00	-12.14	1.02	135.03	0.30	17.53	97.20	12.59	20.86
SEFL	SE Financial Corp.	PA	OTC BB	11.550	11.900	9.250	-1.70	3.59	NA	48.25	0.04	NA	86.52	22.12	NA
SOV	Sovereign Bancorp Inc.	PA	NYSE	21.400	23.800	20.050	-4.68	-9.13	1.48	156.04	0.13	15.18	140.60	13.61	14.69
THRD	TF Financial Corp.	PA	NASDAQ	27.200	33.000	26.250	-4.59	-13.76	2.38	217.12	0.69	11.98	123.02	11.69	11.98
WGBC	Willow Grove Bncp Inc.	PA	NASDAQ	15.950	19.550	14.850	-2.63	-6.07	0.73	105.44	0.44	23.12	143.05	15.13	20.82
WVFC	WVS Financial Corp.	PA	NASDAQ	16.750	18.590	16.000	-2.90	-1.89	1.10	177.03	0.64	15.37	139.82	9.46	16.82
CFCP	Coastal Financial Corp.	SC	NASDAQ	15.000	18.440	10.744	-2.02	-7.92	0.90	82.07	0.18	17.44	295.86	18.28	17.15
FCPB	First Capital Bancshares Inc.	SC	Pink Sheet	8.200	8.500	6.010	0.00	8.61	NA	NA	0.00	NA	NA	NA	NA

KELLER & COMPANY
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly			12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Earnings	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
FFCH	First Financial Holdings Inc.	SC	NASDAQ	27.350	34.140	24.750	-0.36	-4.67	2.09	200.22	0.90	13.41	197.62	13.66	15.55
PEDE	Great Pee Dee Bancorp Inc.	SC	NASDAQ	14.830	18.499	13.900	2.28	-18.74	0.72	94.68	0.63	21.19	100.47	15.67	23.21
SFDL	Security Federal Corp.	SC	OTC BB	21.000	24.000	19.750	-4.55	3.70	1.62	224.10	0.10	15.11	151.41	9.32	17.58
HFFC	HF Financial Corp.	SD	NASDAQ	22.650	24.740	14.050	11.85	21.64	1.72	243.03	0.44	13.40	147.75	9.33	13.42
JFBI	Jefferson Bancshares Inc.	TN	NASDAQ	12.961	13.500	11.440	0.63	-0.76	0.49	38.92	0.24	26.45	115.43	33.30	26.26
SCYT	Security Bancorp Inc.	TN	OTC BB	32.000	50.000	27.000	0.00	16.36	2.16	NA	0.00	14.81	NA	NA	14.81
SFBK	SFB Bancorp Inc.	TN	Pink Sheet	24.140	24.140	21.000	11.24	10.99	1.35	104.39	0.20	18.43	100.00	23.13	18.43
UTBI	United Tennessee Bankshares	TN	NASDAQ	21.000	21.250	16.500	16.67	7.97	1.66	99.69	0.40	12.65	134.16	21.07	12.76
BAFI	BancAffiliated Inc.	TX	Pink Sheet	26.500	26.750	24.050	0.00	0.00	NA	362.85	0.00	NA	97.19	7.30	NA
ETFS	East Texas Financial Services	TX	OTC BB	16.350	35.000	13.700	-3.82	-3.82	NA	NA	0.20	NA	NA	NA	NA
FBTX	Franklin Bank Corp.	TX	NASDAQ	17.250	19.030	14.330	-5.63	1.35	1.21	177.78	0.00	14.62	131.38	9.70	14.66
CFFC	Community Financial Corp.	VA	NASDAQ	20.740	24.550	18.200	-7.62	-14.19	1.83	191.48	0.42	11.78	137.99	10.83	12.21
GAFC	Greater Atlantic Financial	VA	NASDAQ	5.700	7.550	5.680	-5.94	-5.00	-0.81	131.51	0.00	NM	97.27	4.34	NM
FMSB	First Mutual Bancshares Inc.	WA	NASDAQ	24.988	26.800	21.700	-2.05	-2.51	1.81	192.51	0.34	14.44	217.67	12.99	14.44
FBNW	FirstBank NW Corp.	WA	NASDAQ	25.740	29.440	24.730	-5.54	-8.30	2.19	257.44	0.68	12.38	107.74	10.00	12.38
HRZB	Horizon Financial Corp.	WA	NASDAQ	18.750	22.560	17.000	-1.06	-10.24	1.28	99.38	0.53	14.88	175.89	18.87	15.24
RPFG	Rainier Pacific Finl Group Inc.	WA	NASDAQ	17.350	18.350	14.500	9.39	-2.58	0.51	107.97	0.22	34.70	127.29	14.74	32.02
RVSB	Riverview Bancorp Inc.	WA	NASDAQ	21.149	22.500	19.260	0.95	-0.48	1.35	112.79	0.61	15.90	148.31	18.75	15.06
STSA	Sterling Financial Corp.	WA	NASDAQ	33.700	41.250	28.600	-6.73	-12.83	2.65	304.34	0.00	13.01	164.87	11.07	13.17
TSBK	Timberland Bancorp Inc.	WA	NASDAQ	23.350	25.000	21.050	4.63	-2.71	1.63	142.29	0.59	15.06	122.44	16.41	15.05
WFSL	Washington Federal Inc.	WA	NASDAQ	22.430	25.246	20.118	-4.06	-5.52	1.66	87.52	0.76	13.68	169.16	25.62	13.41
WM	Washington Mutual Inc.	WA	NYSE	41.280	44.990	36.800	4.37	2.05	3.16	364.41	1.78	13.40	165.25	11.25	13.11
ABCW	Anchor BanCorp Wisconsin	WI	NASDAQ	26.620	29.750	24.520	-4.55	-4.83	1.96	171.37	0.47	13.86	190.55	15.53	14.85
BKMU	Bank Mutual Corp.	WI	NASDAQ	10.700	12.590	9.650	-8.70	-11.68	0.41	52.59	0.20	26.75	123.13	20.35	29.17
SVBC	Sistersville Bancorp Inc.	WV	OTC BB	19.000	21.000	18.000	-1.30	0.00	NA	NA	NA	NA	NA	NA	NA
CRZY	Crazy Woman Creek Bancorp	WY	Pink Sheet	15.750	18.500	15.500	-4.55	-13.70	NA	NA	0.36	NA	NA	NA	NA

KELLER & COMPANY
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

			PER SHARE								PRICING RATIOS
			Latest	All Time	All Time	Monthly	Quarterly			12 Month	Price/	Price/	Price/	Price/Core
			Price	High	Low	Change	Change	Earnings	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
	State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
ALL THRIFTS
AVERAGE			20.647	23.734	17.763	-0.67	-4.73	1.22	174.87	0.44	18.91	137.96	13.41	21.01
MEDIAN			18.320	21.890	16.000	-0.28	-4.80	1.10	157.81	0.40	16.47	126.76	12.75	16.80
HIGH			71	72	58	39.14	50.00	6.46	982.58	5.23	66.54	386.49	42.56	239.17
LOW			0.001	0.001	0.001	-40.91	-44.16	-3.71	17.09	0.00	3.84	48.99	2.71	7.39

AVERAGE FOR STATE
OH			16.186	19.461	14.669	-0.13	-4.95	0.77	121.08	0.51	20.77	123.58	14.22	21.66

AVERAGE BY REGION
MIDWEST			19.807	22.196	16.872	-0.03	-3.76	0.96	170.32	0.53	20.60	122.95	12.47	25.17
NEW ENGLAND			27.261	31.110	24.485	-0.18	-6.59	1.14	165.98	0.58	25.70	153.09	17.09	23.69
MID ATLANTIC			18.949	22.869	16.881	-2.30	-7.71	1.30	164.30	0.36	17.39	146.04	14.17	18.40
SOUTHEAST			18.099	21.189	15.225	0.05	-3.94	0.97	142.82	0.31	19.85	156.28	14.39	20.26
SOUTHWEST			19.745	23.877	17.686	-0.49	-1.45	1.49	239.74	0.28	15.36	105.31	9.40	19.49
WEST			26.707	29.737	22.069	-1.40	-4.77	2.17	227.80	0.47	14.40	155.88	13.76	14.41

AVERAGE BY EXCHANGE
NYSE			33.089	36.202	27.227	1.08	-1.82	2.37	254.07	0.58	13.96	169.19	14.48	15.14
AMEX			22.124	27.031	20.424	-4.80	-10.08	1.13	197.03	0.53	22.66	138.65	11.44	16.29
NASDAQ			19.657	23.258	17.302	-0.90	-6.75	1.15	156.83	0.49	19.36	145.22	14.12	20.35
OTC			18.533	20.558	15.232	-1.30	-0.66	0.94	164.85	0.28	17.33	110.25	11.79	25.97
Pink Sheets			21.388	23.207	18.002	1.45	-2.26	1.23	251.30	0.36	21.93	105.51	10.96	25.39

EXHIBIT 33

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
AKPB	Alaska Pacific Bancshares Inc.	AK	163,786	16,005	15,961	0.42	0.42	4.54	4.54	07/01/99	OTC BB	627,754	12.38
SIYF	Security Federal Bancorp Inc.	AL	77,363	10,324	10,324	0.17	0.17	1.31	1.31	04/03/95	Pink Sheet	NA	7.98
SRNN	Southern Bane Co.	AL	108,000	17,311	17,311	0.52	0.46	3.13	2.78	10/05/95	OTC BB	892,298	13.74
SCBS	Southern Community Bancshares	AL	67,506	7,937	7,937	0.85	0.85	7.44	7.44	12/23/96	Pink Sheet	NA	5.00
SZB	SouthFirst Bancshares Inc.	AL	143,836	10,361	9,817	-0.37	-0.41	-4.83	-5.35	02/14/95	AMEX	718,808	10.42
FFBH	First Federal Bancshares of AR	AR	782,033	75,568	75,568	1.09	1.09	10.64	10.64	05/03/96	NASDAQ	5,084,408	123.40
PFSL	Pocahontas Bancorp Inc.	AR	734,511	53,283	38,382	0.44	0.39	6.15	5.48	04/01/98	NASDAQ	4,641,717	69.63
BHBC	Beverly Hills Bancorp Inc.	CA	1,374,677	168,869	165,751	2.07	1.24	17.76	10.66	12/19/96	NASDAQ	21,151,520	220.82
BOFI	Bofi Holding Inc.	CA	532,941	67,615	67,615	NA	NA	NA	NA	03/15/05	NASDAQ	8,299,823	83.00
BYFC	Broadway Financial Corp.	CA	297,769	15,380	15,380	0.59	0.59	10.79	10.79	01/09/96	NASDAQ	1,520,347	16.34
CCBI	Commercial Capital Bancorp	CA	5,333,345	652,778	269,313	1.62	1.62	13.71	13.71	12/18/02	NASDAQ	55,416,348	814.27
DSL	Downey Financial Corp.	CA	16,893,337	1,054,336	1,051,186	1.00	1.08	15.44	16.65	01/01/71	NYSE	27,853,783	1967.87
FPTB	First PacTrust Bancorp Inc.	CA	700,288	80,331	80,331	0.75	NA	6.37	NA	08/23/02	NASDAQ	4,226,000	102.90
FED	FirstFed Financial Corp.	CA	8,420,703	495,333	490,499	1.06	1.06	15.01	15.01	12/16/83	NYSE	16,523,201	861.63
GDW	Golden West Financial	CA	112,587,849	7,579,498	7,579,498	1.33	1.32	19.23	19.12	05/29/59	NYSE	307,126,766	19070.94
HWFG	Harrington West Finl Grp Inc	CA	1,093,245	55,902	51,047	0.79	0.77	16.44	16.06	11/07/02	NASDAQ	5,337,828	83.80
NDE	IndyMac Bancorp Inc.	CA	17,966,327	1,328,961	1,247,680	1.09	1.10	16.11	16.38	11/10/86	NYSE	62,457,622	2468.42
MLGF	Malaga Financial Corporation	CA	506,487	39,068	39,068	1.09	1.09	14.00	14.00	NA	OTC BB	NA	76.14
PPBI	Pacific Premier Bancorp	CA	587,219	45,508	45,508	1.15	1.08	12.72	11.89	06/25/97	NASDAQ	5,258,738	55.16
PFB	PFF Bancorp Inc.	CA	3,911,061	336,926	335,659	1.20	1.12	13.81	12.93	03/29/96	NYSE	24,782,623	695.40
PROV	Provident Financial Holdings	CA	1,622,682	119,528	119,419	1.27	1.26	15.98	15.76	06/28/96	NASDAQ	6,993,590	191.90
SNLS	San Luis Trust Bank FSB	CA	165,678	17,082	17,082	2.33	2.33	24.94	24.94	NA	OTC BB	NA	57.54
WES	Westcorp	CA	16,156,288	1,399,656	1,399,149	1.47	NA	17.46	NA	05/01/86	NYSE	52,047,110	2389.79
HCBC	High Country Bancorp Inc.	CO	198,836	16,887	16,887	0.67	0.59	7.75	6.85	12/10/97	Pink Sheet	NA	17.99
MTXC	Matrix Bancorp Inc.	CO	1,865,243	94,597	94,597	1.28	NA	28.57	NA	10/18/96	NASDAQ	6,620,850	89.98
NAL	NewAlliance Bancshares Inc.	CT	6,490,973	1,411,584	940,348	0.25	0.80	1.12	3.59	04/02/04	NYSE	114,158,736	1561.69
NMIL	NewMil Bancorp Inc.	CT	789,800	54,582	46,379	1.18	1.18	15.82	15.82	02/01/86	NASDAQ	4,210,924	122.20
IFSB	Independence Federal Svgs Bank	DC	177,305	16,996	16,996	-1.11	-0.05	-11.91	-0.57	06/06/85	NASDAQ	1,552,448	14.75
WSFS	WSFS Financial Corp.	DE	2,622,077	191,017	189,948	1.09	1.07	13.85	13.60	11/26/86	NASDAQ	6,998,497	371.35
BBX	BankAtlantic Bancorp Inc.	FL	6,418,351	480,981	394,710	1.23	1.18	15.28	14.62	11/29/83	NYSE	60,542,092	957.41
BKUNA	BankUnited Financial Corp.	FL	9,260,660	503,782	475,429	0.64	0.64	11.40	11.26	12/11/85	NASDAQ	30,249,095	718.03
BFCF	BFC Financial Corp.	FL	7,029,049	128,088	40,510	0.23	NA	12.06	NA	NA	NASDAQ	28,147,245	263.17
FDT	Federal Trust Corp.	FL	603,131	39,387	39,387	0.59	0.71	9.80	11.85	12/12/97	AMEX	8,061,813	84.78

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
FFLC	FFLC Bancorp Inc.	FL	1,109,943	86,494	86,494	1.03	1.02	12.85	12.80	01/04/94	NASDAQ	5,412,202	239.22
FFFL	Fidelity Bankshares Inc.	FL	3,509,292	251,982	NA	0.70	0.74	11.21	11.78	05/15/01	NASDAQ	24,427,375	593.88
FCFL	First Community Bank Corp.	FL	241,806	23,618	23,190	0.94	0.94	9.15	9.15	06/27/03	NASDAQ	2,221,271	57.75
HARB	Harbor Florida Bancshares Inc.	FL	2,913,280	302,655	298,708	1.62	1.60	15.28	15.05	03/19/98	NASDAQ	23,866,837	839.16
EBDC	Ebank Financial Services Inc.	GA	108,772	10,531	10,531	-0.06	-0.08	-0.71	-0.95	07/06/98	OTC BB	6,364,423	6.36
NTBK	NetBank Inc.	GA	4,755,015	402,260	321,743	-0.15	-0.20	-1.70	-2.30	07/29/97	NASDAQ	46,236,854	385.62
FFSX	First Federal Bankshares Inc.	IA	578,637	71,755	53,158	0.88	0.65	7.25	5.37	04/14/99	NASDAQ	3,623,703	74.32
HZFS	Horizon Financial Svcs Corp.	IA	106,897	12,026	12,026	1.19	1.16	10.33	10.08	06/30/94	OTC BB	780,431	12.06
CASH	Meta Financial Group Inc.	IA	795,761	44,937	41,534	0.28	NA	4.69	NA	09/20/93	NASDAQ	2,498,860	55.82
FFFD	North Central Bancshares Inc.	IA	471,214	42,667	37,696	1.16	NA	12.61	NA	03/21/96	NASDAQ	1,538,430	58.38
AFBA	Allied First Bancorp Inc.	IL	144,547	10,482	9,889	0.72	0.22	9.24	2.86	12/31/01	OTC BB	526,118	9.97
BPLS	BankPlus FSB	IL	314,732	21,442	21,442	0.36	0.36	5.40	5.40	07/10/91	OTC BB	1,390,479	21.20
ESDF	East Side Financial Inc.	IL	124,531	12,128	12,128	NA	NA	NA	NA	11/01/91	Pink Sheet	NA	9.54
EFC	EFC Bancorp Inc.	IL	1,011,546	86,112	86,112	0.63	0.61	7.53	7.29	04/07/98	AMEX	4,788,513	120.43
FBTC	First BancTrust Corp.	IL	229,484	27,285	27,285	0.58	NA	4.86	NA	04/19/01	NASDAQ	2,496,000	30.41
FFBI	First Federal Bancshares Inc.	IL	312,487	24,124	22,536	0.56	0.43	5.92	4.50	09/28/00	NASDAQ	1,317,099	28.18
GTPS	Great American Bancorp	IL	159,771	17,682	17,197	0.92	0.90	8.42	8.27	06/30/95	OTC BB	735,003	23.89
HMKF	Hemlock Federal Financial Corp	IL	310,834	21,518	20,273	0.49	0.41	7.07	5.91	04/02/97	Pink Sheet	NA	24.35
MAFB	MAF Bancorp Inc.	IL	9,715,529	953,070	635,575	1.07	1.08	10.75	10.90	01/12/90	NASDAQ	32,558,252	1333.47
MCPH	Midland Capital Holdings Corp.	IL	141,028	12,255	12,255	0.61	0.61	7.61	7.61	06/30/93	OTC BB	372,600	15.09
PFED	Park Bancorp Inc.	IL	261,045	30,734	30,734	0.80	NA	7.07	NA	08/12/96	NASDAQ	1,075,000	33.11
PEKS	Progressive Bancorp Inc.	IL	113,486	10,048	10,048	0.53	0.52	6.20	6.12	10/06/92	Pink Sheet	NA	5.20
RFBK	Rantoul First Bank SB	IL	30,926	2,338	2,338	-0.34	-0.27	-4.75	-3.75	04/02/03	Pink Sheet	190,961	4.04
RYFL	Royal Financial Inc.	IL	135,067	12,799	12,799	NA	NA	NA	NA	01/21/05	OTC BB	NA	32.40
UMBR	Umbrella Bancorp Inc.	IL	77,624	5,660	5,631	-6.57	-6.14	-72.98	-68.17	NA	Pink Sheet	NA	1.18
VBAS	Vermilion Bancorp Inc.	IL	49,967	4,814	4,814	0.77	0.77	8.53	8.53	03/26/97	OTC BB	NA	8.05
WFBS	Washington Fed Bank for Svgs	IL	62,872	5,355	5,355	NA	NA	NA	NA	03/01/95	Pink Sheet	NA	2.61
WTWN	West Town Bancorp Inc.	IL	59,302	3,175	3,175	NA	NA	NA	NA	03/01/95	OTC BB	NA	3.08
AMFC	AMB Financial Corp.	IN	160,263	13,339	13,339	0.49	0.49	5.74	5.74	04/01/96	OTC BB	974,143	12.74
ASBI	Ameriana Bancorp	IN	431,655	38,824	38,260	0.40	0.40	4.39	4.39	03/02/87	NASDAQ	3,155,204	42.96
BRBI	Blue River Bancshares Inc.	IN	206,625	15,785	12,247	-0.14	-0.03	-1.77	-0.36	06/24/98	NASDAQ	3,406,150	17.13
CITZ	CFS Bancorp Inc.	IN	1,298,397	146,092	144,679	-0.53	-0.45	-4.89	-4.17	07/24/98	NASDAQ	12,370,572	164.90
CSFC	City Savings Financial Corp.	IN	152,849	11,914	11,914	0.27	NA	3.32	NA	12/28/01	OTC BB	555,450	12.36

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
DSFN	DSA Financial Corp.	IN	87,149	17,007	17,007	NA	NA	NA	NA	07/30/04	OTC BB	1,644,000	17.59
FFWC	FFW Corp.	IN	258,343	23,278	22,303	0.24	0.68	2.56	7.22	04/05/93	Pink Sheet	1,284,243	24.08
FDLB	Fidelity Federal Bancorp	IN	200,558	16,261	16,261	0.24	0.23	3.09	2.89	08/31/87	Pink Sheet	916,656	16.22
FBEI	First Bancorp of Indiana Inc.	IN	283,074	29,196	27,228	0.21	0.21	1.95	1.95	04/07/99	NASDAQ	1,502,579	31.25
FCAP	First Capital Inc.	IN	436,633	40,604	34,700	0.82	0.81	8.03	8.01	01/04/99	NASDAQ	2,598,333	49.50
HFSK	HFS Bank FSB	IN	235,829	20,311	20,311	0.67	0.67	7.81	7.81	10/02/85	Pink Sheet	1,866,200	24.26
HBBI	Home Building Bancorp	IN	56,430	6,505	6,505	0.39	0.57	3.29	4.75	02/08/95	OTC BB	247,468	5.75
HWEN	Home Financial Bancorp	IN	68,076	7,111	7,111	0.63	0.81	5.64	7.27	07/02/96	Pink Sheet	1,356,050	8.95
LNCB	Lincoln Bancorp	IN	819,368	101,984	NA	0.51	0.58	4.02	4.58	12/30/98	NASDAQ	5,399,653	90.44
LOGN	Logansport Financial Corp.	IN	161,550	16,828	16,828	0.77	0.75	7.36	7.11	06/14/95	Pink Sheet	NA	15.73
LSBI	LSB Financial Corp.	IN	366,050	31,258	31,258	0.94	0.94	11.11	11.08	02/03/95	NASDAQ	1,469,382	39.60
MFBC	MFB Corp.	IN	520,120	37,105	32,269	0.31	0.50	4.17	6.86	03/25/94	NASDAQ	1,353,460	39.02
MFSF	Mutual First Financial Inc.	IN	841,576	87,831	86,939	0.62	0.84	5.70	7.71	12/30/99	NASDAQ	4,673,444	104.45
NEIB	Northeast Indiana Bancorp	IN	232,611	25,996	25,469	0.43	0.63	3.72	5.54	06/28/95	NASDAQ	1,417,279	29.08
NWIN	North West Indiana Bancorp	IN	569,884	44,334	44,334	1.18	1.16	14.88	14.62	NA	OTC BB	2,783,000	98.94
PCBH	PCB Holding Co.	IN	34,844	5,078	5,078	0.16	0.16	1.10	1.10	07/02/98	Pink Sheet	328,265	4.10
PFDC	Peoples Bancorp	IN	492,318	64,913	62,180	0.91	NA	6.90	NA	07/07/87	NASDAQ	3,362,000	68.42
PBNC	PFS Bancorp Inc.	IN	133,766	20,482	20,459	0.71	0.68	3.65	3.50	10/12/01	NASDAQ	1,473,728	33.22
RIVR	River Valley Bancorp	IN	301,851	22,498	22,467	0.82	NA	10.02	NA	12/20/96	NASDAQ	1,584,000	30.49
TDCB	Third Century Bancorp	IN	126,163	22,833	22,833	0.54	0.54	4.18	4.18	06/30/04	OTC BB	1,653,125	20.17
UCBC	Union Community Bancorp	IN	261,428	33,725	31,034	0.66	0.66	5.02	5.02	12/29/97	NASDAQ	1,939,000	31.02
FFSL	First Independence Corp.	KS	170,621	14,808	14,808	0.78	0.77	8.40	8.29	10/08/93	OTC BB	NA	18.33
CKFB	CKF Bancorp Inc.	KY	155,866	16,589	15,489	1.22	1.22	11.70	11.70	01/04/95	OTC BB	1,460,622	21.91
CFBC	Community First Bancorp Inc.	KY	63,503	3,163	3,163	-2.00	-1.98	-27.85	-27.64	06/27/03	OTC BB	277,725	2.99
HFBC	HopFed Bancorp Inc.	KY	582,131	48,641	43,292	0.70	0.69	7.98	7.81	02/09/98	NASDAQ	3,639,283	58.59
FPBF	FPB Financial Corp.	LA	95,274	7,228	7,228	0.41	0.41	5.40	5.41	07/01/99	Pink Sheet	278,000	6.67
GLBP	Globe Bancorp Inc.	LA	29,723	5,694	5,694	0.64	0.64	3.46	3.46	07/10/01	OTC BB	273,800	4.65
GSLA	GS Financial Corp.	LA	200,066	28,944	28,944	0.09	0.33	0.70	2.41	04/01/97	NASDAQ	1,287,938	23.18
HSTD	Homestead Bancorp Inc.	LA	134,317	12,119	12,119	0.23	NA	2.58	NA	07/20/98	Pink Sheet	NA	12.02
TSH	Teche Holding Co	LA	693,191	59,946	55,913	0.90	0.86	9.76	9.29	04/19/95	AMEX	2,250,000	81.22
BFBC	Benjamin Franklin Bancorp Inc	MA	582,791	30,800	NA	NA	NA	NA	NA	04/05/05	NASDAQ	NA	86.93
BHL	Berkshire Hills Bancorp Inc.	MA	1,294,300	128,426	121,191	0.93	0.87	9.42	8.86	06/28/00	AMEX	5,835,447	186.73
BRKL	Brookline Bancorp Inc.	MA	2,184,994	612,308	564,454	1.06	1.01	3.12	2.97	07/10/02	NASDAQ	61,659,436	929.82

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
CEBK	Central Bancorp Inc.	MA	509,391	38,748	36,516	0.38	0.32	4.57	3.89	10/24/86	NASDAQ	1,588,598	44.40
HIFS	Hingham Instil, for Savings	MA	562,328	45,113	45,113	NA	NA	NA	NA	12/20/88	NASDAQ	2,090,250	89.50
LSBX	LSB Corp.	MA	560,613	58,004	58,004	0.95	0.65	8.39	5.77	05/02/86	NASDAQ	4,384,000	74.53
MASB	MASSBANK Corp.	MA	971 ,475	107,678	106,588	0.73	0.66	6.52	5.89	05/28/86	NASDAQ	4,407,292	157.20
MFLR	Mayflower Co-operative Bank	MA	230,356	18,422	18,342	0.81	0.77	9.96	9.44	12/23/87	NASDAQ	2,054,246	29.79
WRO	Woronoco Bancorp Inc.	MA	912,566	79,786	76,571	0.22	0.57	2.38	6.21	03/19/99	AMEX	3,895,557	125.24
ABKD	American Bank Holdings Inc.	MD	251,023	17,072	17,072	0.99	0.97	15.80	15.45	NA	OTC BB	1,941,489	18.05
BUCS	BUCS Financial Corp	MD	122,766	10,628	10,628	0.49	0.34	5.79	4.09	03/15/01	OTC BB	801,968	9.32
PCGO	Prince George’s FSB	MD	97,630	11,351	11,351	1.02	1.02	8.64	8.64	NA	Pink Sheet	NA	0.00
SVBI	Severn Bancorp Inc.	MD	703,616	60,154	59,820	2.02	2.02	23.56	23.56	NA	NASDAQ	8,318,184	152.39
WSB	Washington Savings Bank FSB	MD	557,011	52,618	52,618	1.92	1.92	19.96	19.96	08/03/88	AMEX	7,378,094	64.93
CTZN	Citizens First Bancorp Inc.	MI	1,464,400	164,330	NA	0.62	NA	5.17	NA	03/07/01	NASDAQ	8,488,000	172.11
FFNM	First Fed of N Michigan Bncp	MI	262,800	21,777	17,872	0.16	0.14	1.85	1.54	04/04/05	NASDAQ	3,066,221	26.82
FBC	Flagstar Bancorp Inc.	MI	14,273,842	743,198	743,198	0.99	0.99	17.53	17.53	04/30/97	NYSE	62,005,935	1122.73
MCBF	Monarch Community Bancorp Inc.	MI	282,035	39,585	28,337	-0.81	NA	-5.45	NA	08/30/02	NASDAQ	2,709,220	33.19
STBI	Sturgis Bancorp	MI	314,073	25,599	20,379	0.61	0.61	6.65	6.65	11/10/88	Pink Sheet	2,520,713	29.74
HMNF	HMN Financial Inc.	MN	991,326	84,488	80,382	1.06	1.10	11.76	12.17	06/30/94	NASDAQ	4,407,494	132.22
MCFC	Mid-Central Financial Corp.	MN	98,620	6,185	6,185	1.49	1.49	23.80	23.80	04/25/94	OTC BB	NA	0.00
REDW	Redwood Financial Inc.	MN	72,410	8,833	8,833	0.36	0.35	2.99	2.93	07/10/95	Pink Sheet	492,582	10.34
WEFP	Wells Financial Corp.	MN	239,395	26,590	26,590	0.95	0.75	7.64	6.03	04/11/95	Pink Sheet	1,081,648	31.14
CCFC	CCSB Financial Corp.	MO	93,958	14,506	14,506	0.06	0.06	0.37	0.37	01/09/03	OTC BB	967,395	13.88
FBSI	First Bancshares Inc.	MO	260,062	28,602	28,155	1.10	1.09	10.47	10.36	12/22/93	NASDAQ	1,601,533	30.25
LXMO	Lexington B&L Financial Corp.	MO	141,853	12,849	12,060	0.68	0.68	6.77	6.71	06/06/96	OTC BB	NA	13.72
MCMH	MCM Savings Bank FSB	MO	75,569	5,010	NA	0.27	0.27	3.14	3.14	NA	Pink Sheet	183,868	2.45
NASB	NASB Financial Inc.	MO	1,417,560	137,886	134,740	1.97	1.93	19.63	19.28	09/27/85	NASDAQ	8,455,442	331.35
PULB	Pulaski Financial Corp.	MO	708,695	44,960	44,481	1.12	1.12	16.92	16.92	12/03/98	NASDAQ	5,592,000	114.35
CSBC	Citizens South Banking Corp.	NC	511,088	69,511	62,129	0.57	0.63	3.91	4.33	10/01/02	NASDAQ	7,247,444	95.04
CDLX	Coddle Creek Financial Corp.	NC	135,901	20,695	20,695	0.73	0.73	4.80	4.80	12/31/97	Pink Sheet	652,000	21.35
KSBI	KS Bancorp Inc.	NC	244,614	17,129	17,129	0.63	0.63	7.75	7.74	12/30/93	OTC BB	1,460,000	27.45
MTUC	Mutual Community Savings Bank	NC	89,157	7,673	7,673	0.29	0.27	3.53	3.37	06/29/93	OTC BB	363,719	4.73
SSFC	South Street Financial Corp.	NC	215,551	25,731	25,731	0.51	0.51	4.23	4.23	10/03/96	NASDAQ	3,047,886	30.48
AFSF	AFS Financial Corp.	ND	243,421	18,196	18,090	0.78	0.63	9.99	8.09	NA	OTC BB	NA	0.00
CFB	Commercial Federal Corp.	NE	10,385,273	765,055	594,373	0.05	0.52	0.69	7.85	12/31/84	NYSE	39,019,557	950.38

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
TONE	TierOne Corp.	NE	3,040,788	280,661	226,969	0.93	0.92	9.07	8.96	10/02/02	NASDAQ	18,147,511	436.84
NHTB	New Hampshire Thrift Bncshrs	NH	598,627	43,801	31,661	0.79	0.81	11.02	11.24	05/22/86	NASDAQ	4,192,580	63.94
SWGH	Siwooganock Holding Company	NH	79,126	6,785	6,785	1.42	0.77	16.71	9.00	NA	Pink Sheet	NA	0.00
FNSW	Famsworth Bancorp Inc.	NJ	100,206	8,989	8,989	0.57	0.57	7.28	7.19	09/30/98	OTC BB	650,311	12.36
FMCO	FMS Financial Corp.	NJ	1,245,250	70,954	68,541	0.67	0.64	12.30	11.75	12/14/88	NASDAQ	6,502,300	117.04
OCFC	OceanFirst Financial Corp.	NJ	1,889,919	134,644	133,294	0.99	NA	13.57	NA	07/03/96	NASDAQ	12,831,281	288.70
PBCI	Pamrapo Bancorp Inc.	NJ	639,806	55,970	55,970	1.24	1.24	14.80	14.80	11/14/89	NASDAQ	4,975,542	111 .95
PFSB	PennFed Financial Services Inc	NJ	1,996,364	124,229	124,229	0.75	0.76	11.96	12.12	07/15/94	NASDAQ	13,499,078	192.36
PFS	Provident Financial Services	NJ	6,359,476	1,113,075	NA	0.93	0.92	5.27	5.22	01/16/03	NYSE	72,585,746	1271.02
RBLG	Roebling Financial Corp.	NJ	102,805	15,627	15,627	0.62	0.62	5.51	5.51	10/01/04	OTC BB	1,687,403	16.03
SYNF	Synergy Finl Group Inc.	NJ	896,250	102,816	101,915	0.53	0.53	4.13	4.10	01/21/04	NASDAQ	12,385,262	147.76
AABC	Access Anytime Bancorp Inc.	NM	394,666	21,476	11,328	0.40	0.39	6.57	6.50	08/08/86	NASDAQ	1,707,529	24.81
GUPB	GFSB Bancorp Inc.	NM	217,257	19,116	19,116	0.57	0.64	7.11	7.92	06/30/95	NASDAQ	1,146,645	22.94
AF	Astoria Financial Corp.	NY	23,250,423	1,366,502	1,181,351	0.98	1.02	16.38	17.05	11/18/93	NYSE	109,465,965	2911.61
ALFC	Atlantic Liberty Financial	NY	183,959	27,827	27,827	1.12	0.82	7.51	5.53	10/23/02	NASDAQ	1,683,000	39.60
CNY	Carver Bancorp Inc.	NY	626,377	45,801	45,801	0.45	0.62	5.80	7.95	10/25/94	AMEX	2,501,338	44.02
DCOM	Dime Community Bancshares Inc.	NY	3,370,392	282,770	227,132	1.31	1.32	16.19	16.37	06/26/96	NASDAQ	37,190,852	554.67
ESBK	Elmira Savings Bank	NY	318,062	21,601	21,172	0.83	0.81	12.06	11.74	03/01/85	NASDAQ	1,096,263	30.70
FNFG	First Niagara Finl Group	NY	7,907,976	1,390,713	652,522	1.08	1.12	5.89	6.09	01/21/03	NASDAQ	116,719,266	1479.93
FFIC	Flushing Financial Corp.	NY	2,135,541	160,736	156,831	1.15	1.19	15.16	15.62	11/21/95	NASDAQ	19,204,465	305.25
ICBC	Independence Cmnty Bank Corp.	NY	17,881,346	2,290,296	1,020,491	1.34	1.37	10.64	10.89	03/17/98	NASDAQ	84,493,166	3071.08
NYB	New York Community Bancorp	NY	24,612,444	3,198,597	1,175,851	1.27	1.68	10.12	13.42	11/23/93	NYSE	265,478,175	4652.52
PRTR	Partners Trust Financial	NY	3,693,370	537,058	265,996	0.51	0.68	3.46	4.62	07/15/04	NASDAQ	49,914,467	508.13
PBCP	Provident Bancorp Inc.	NY	2,518,113	408,770	236,736	0.84	0.82	4.71	4.62	01/15/04	NASDAQ	45,505,378	495.10
ROME	Rome Bancorp Inc.	NY	313,364	92,340	92,340	0.98	0.94	7.28	6.99	03/31/05	NASDAQ	9,642,246	94.01
SFFS	Sound Federal Bancorp Inc.	NY	1,006,950	127,160	113,190	0.58	0.58	4.26	4.28	01/07/03	NASDAQ	12,377,206	192.71
TRST	TrustCo Bank Corp NY	NY	2,848,313	224,584	224,031	2.02	1.71	25.68	21.84	NA	NASDAQ	74,826,993	872.84
ASBP	ASB Financial Corp.	OH	176,612	18,806	18,806	1.22	1.21	11.49	11.39	05/11/95	NASDAQ	1,702,000	38.12
GCFC	Central Federal Corp.	OH	152,511	19,049	17,032	-1.14	NA	-8.73	NA	12/30/98	NASDAQ	2,225,987	23.37
CIBI	Community Investors Bancorp	OH	118,622	13,245	13,245	0.72	0.71	6.60	6.49	02/07/95	NASDAQ	1,070,161	13.68
FFDF	FFD Financial Corp.	OH	139,705	17,038	17,038	0.57	0.57	4.65	4.65	04/03/96	NASDAQ	1,190,000	17.84
FDEF	First Defiance Financial	OH	1,283,983	148,208	114,728	1.00	1.04	8.73	9.14	10/02/95	NASDAQ	7,020,000	200.00
FFHS	First Franklin Corp.	OH	272,344	23,837	23,837	0.20	0.18	2.30	2.05	01/26/88	NASDAQ	1,655,356	29.22

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
FNFI	First Niles Financial Inc.	OH	98,241	15,915	15,915	1.03	0.86	6.34	5.28	10/27/98	NASDAQ	1,384,553	22.10
FPFC	First Place Financial Corp.	OH	2,479,867	231,103	159,240	0.65	0.83	6.58	8.42	01/04/99	NASDAQ	14,997,032	288.29
HCFC	Home City Financial Corp.	OH	153,973	12,886	12,615	0.45	0.45	5.64	5.61	12/30/96	NASDAQ	836,000	13.17
HLFC	Home Loan Financial Corp.	OH	160,342	22,786	22,786	0.95	0.90	6.69	6.36	03/26/98	NASDAQ	1,688,907	27.02
IDVB	Indian Village Bancorp Inc.	OH	97,338	7,994	7,994	-0.01	NA	-0.12	NA	07/02/99	OTC BB	436,547	7.20
NLVS	Northern Savings & Loan Co	OH	319,694	43,535	43,535	0.96	0.96	7.11	7.11	NA	OTC BB	2,458,000	42.45
OCFL	OC Financial Inc	OH	57,016	3,717	3,717	NA	NA	NA	NA	04/01/05	OTC BB	NA	6.41
OHSF	Ohio Savings Financial Corp.	OH	13,770,188	1,038,605	1,038,605	0.92	0.94	11.46	11.71	NA	Pink Sheet	NA	1207.07
PCBI	Peoples Community Bancorp Inc.	OH	910,185	75,118	69,029	0.33	NA	4.02	NA	03/30/00	NASDAQ	NA	82.50
POHF	Peoples Ohio Financial	OH	189,946	24,868	24,868	0.85	NA	6.67	NA	12/18/89	OTC BB	7,267,289	29.80
PSFC	Peoples-Sidney Financial Corp.	OH	136,000	17,700	17,700	0.74	0.74	5.71	5.71	04/28/97	NASDAQ	1,432,648	20.92
PFOH	Perpetual Federal Savings Bank	OH	359,050	52,256	52,256	1.52	1.52	10.02	10.02	04/19/91	OTC BB	2,468,000	67.87
PVFC	PVF Capital Corp.	OH	802,406	64,760	64,760	0.71	0.71	8.42	8.42	12/30/92	NASDAQ	7,033,713	93.42
UCFC	United Community Finl Corp.	OH	2,345,176	252,912	216,618	0.78	NA	6.89	NA	07/09/98	NASDAQ	31,149,506	319.28
WAYN	Wayne Savings Bancshares	OH	391,353	41,146	38,831	0.57	0.56	5.10	5.00	01/09/03	NASDAQ	3,655,057	55.37
ESBF	ESB Financial Corp.	PA	1,394,515	97,801	90,365	0.73	0.68	10.38	9.75	06/13/90	NASDAQ	10,682,556	181.23
FSBI	Fidelity Bancorp Inc.	PA	644,645	41,001	38,169	0.64	0.63	9.94	9.80	06/24/88	NASDAQ	2,922,885	61.38
FKFS	First Keystone Financial	PA	568,881	29,661	29,661	0.35	0.28	6.52	5.27	01/26/95	NASDAQ	1,930,754	34.84
FSSB	First Star Bancorp Inc.	PA	575,626	31,980	31,980	0.67	0.52	12.42	9.64	05/15/87	Pink Sheet	585,834	20.50
HARL	Harleysville Savings Financial	PA	748,425	45,990	45,990	0.68	0.67	11.10	10.94	08/04/87	NASDAQ	3,865,526	70.55
KNBT	KNBT Bancorp Inc.	PA	2,418,580	368,650	NA	0.81	0.78	4.80	4.62	11/03/03	NASDAQ	30,660,000	412.61
LARL	Laurel Capital Group Inc.	PA	307,742	27,293	23,889	0.62	0.62	6.94	6.94	02/20/87	NASDAQ	1,940,021	41.77
NTNY	Nittany Financial Corp.	PA	306,908	23,112	21,349	1.11	1.10	18.26	18.14	10/23/98	OTC BB	2,110,794	53.30
NEPF	Northeast PA Financial Corp.	PA	833,700	58,145	47,984	0.43	0.27	6.30	3.99	04/01/98	NASDAQ	3,975,799	90.34
PVSA	Parkvale Financial Corp.	PA	1,891,547	110,855	78,672	0.64	0.62	9.96	9.70	07/16/87	NASDAQ	5,619,983	156.24
RSVI	RSV Bancorp Inc.	PA	76,703	9,934	9,934	0.82	0.69	5.24	4.43	04/08/02	OTC BB	568,060	9.66
SEFL	SE Financial Corp.	PA	124,439	31,814	31,814	0.80	NA	3.83	NA	05/06/04	OTC BB	2,578,875	29.79
SOV	Sovereign Bancorp Inc.	PA	58,925,833	5,705,217	2,716,038	0.93	0.99	10.52	11.17	08/12/86	NYSE	377,623,410	7804.10
THRD	TF Financial Corp.	PA	640,511	60,867	56,364	1.03	1.03	10.98	10.98	07/13/94	NASDAQ	2,950,000	80.24
WGBC	Willow Grove Bncp Inc.	PA	989,646	104,650	103,754	0.70	0.76	6.15	6.74	04/04/02	NASDAQ	9,386,000	155.95
WVFC	WVS Financial Corp.	PA	425,938	28,824	28,824	0.69	0.63	9.70	8.87	11/29/93	NASDAQ	2,406,000	40.30
CFCP	Coastal Financial Corp.	SC	1,449,346	89,534	89,534	1.20	1.22	18.91	19.24	09/26/90	NASDAQ	17,660,000	264.71
FCPB	First Capital Bancshares Inc.	SC	42,549	4,161	4,161	0.99	0.99	10.22	10.22	10/29/99	Pink Sheet	NA	4.62

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
FFCH	First Financial Holdings Inc.	SC	2,473,065	170,904	148,120	1.05	0.91	15.53	13.40	11/10/83	NASDAQ	12,351,877	337.82
PEDE	Great Pee Dee Bancorp Inc.	SC	171,820	26,795	25,839	0.77	0.68	4.65	4.13	12/31/97	NASDAQ	1,814,784	26.92
SFDL	Security Federal Corp.	SC	570,083	35,097	35,097	0.74	0.56	12.17	9.19	10/30/87	OTC BB	2,543,838	53.42
HFFC	HF Financial Corp.	SD	854,010	53,902	48,951	0.72	0.72	11.55	11.53	04/08/92	NASDAQ	3,513,955	79.59
JFBI	Jefferson Bancshares Inc.	TN	294,500	84,958	84,958	1.20	1.21	4.05	4.09	07/02/03	NASDAQ	7,566,564	98.07
SCYT	Security Bancorp Inc.	TN	109,865	11,038	11,038	0.85	0.85	8.69	8.69	06/30/97	OTC BB	NA	13.60
SFBK	SFB Bancorp Inc.	TN	57,284	13,249	13,249	1.27	1.27	5.62	5.62	05/30/97	Pink Sheet	548,770	13.25
UTBI	United Tennessee Bankshares	TN	118,229	18,564	17,871	1.64	1.63	11.15	11.06	01/05/98	NASDAQ	1,185,999	24.91
BAFI	BancAffiliated Inc.	TX	101,038	7,592	7,592	0.95	0.95	14.30	14.30	06/01/01	Pink Sheet	278,454	7.62
ETFS	East Texas Financial Services	TX	247,387	20,444	18,274	0.19	0.15	2.16	1.79	01/10/95	OTC BB	NA	20.10
FBTX	Franklin Bank Corp.	TX	3,892,714	287,458	213,810	0.80	0.80	9.75	9.72	12/18/03	NASDAQ	21,895,785	392.05
CFFC	Community Financial Corp.	VA	399,260	31,325	31,312	1.04	1.00	12.49	12.05	03/30/88	NASDAQ	2,085,106	43.25
GAFC	Greater Atlantic Financial	VA	396,168	17,656	16,372	-0.49	-0.55	-11.78	-13.18	06/28/99	NASDAQ	3,012,434	17.17
FMSB	First Mutual Bancshares Inc.	WA	1,021,902	60,964	60,964	0.98	0.98	16.64	16.64	12/17/85	NASDAQ	5,308,294	132.64
FBNW	FirstBank NW Corp.	WA	769,570	71,418	51,649	0.88	0.88	8.99	8.99	07/02/97	NASDAQ	2,989,262	75.09
HRZB	Horizon Financial Corp.	WA	997,570	107,024	106,479	1.43	1.40	12.11	11.82	08/01/86	NASDAQ	10,037,903	188.21
RPFG	Rainier Pacific Finl Group Inc	WA	756,122	87,536	87,335	0.48	0.53	3.51	3.84	10/21/03	NASDAQ	7,003,366	121.51
RVSB	Riverview Bancorp Inc.	WA	541,887	68,518	58,693	1.25	1.31	9.62	10.12	10/01/97	NASDAQ	4,804,511	102.13
STSA	Sterling Financial Corp.	WA	7,014,507	471,097	339,414	0.90	0.89	13.48	13.32	06/30/83	NASDAQ	23,048,133	776.92
TSBK	Timberland Bancorp Inc.	WA	534,873	71,692	64,025	1.18	1.18	7.91	7.91	01/13/98	NASDAQ	3,759,119	87.78
WFSL	Washington Federal Inc.	WA	7,588,459	1,149,511	1,091,196	1.94	1.98	12.84	13.10	11/17/82	NASDAQ	86,707,298	1945.28
WM	Washington Mutual Inc.	WA	319,696,000	21,767,000	15,390,000	0.93	0.95	13.06	13.35	03/11/83	NYSE	877,286,984	36212.60
ABCW	Anchor BanCorp Wisconsin	WI	3,934,387	320,749	300,253	1.16	1.08	14.33	13.39	07/16/92	NASDAQ	22,958,760	605.25
BKMU	Bank Mutual Corp.	WI	3,468,552	573,117	516,301	0.93	0.85	4.37	4.01	10/30/03	NASDAQ	65,955,713	681.70
SVBC	Sistersville Bancorp Inc.	WV	47,239	7,571	7,571	NA	NA	NA	NA	06/26/97	OTC BB	NA	7.48
CRZY	Crazy Woman Creek Bancorp	WY	87,416	8,580	8,402	0.09	-0.13	0.75	-1.11	03/29/96	Pink Sheet	NA	10.42

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 12, 2005

		ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		Total	Total	Total		Core		Core			Number of	Mkt. Value
		Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
	State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
ALL THRIFTS
AVERAGE		3,873,230	314,664	238,345	1.00	0.99	12.03	11.95			21,003,219	518.76
MEDIAN		428,797	38,786	31,980	0.76	0.75	7.52	7.81			3,384,075	51.40
HIGH		319,696,000	21,767,000	15,390,000	2.33	2.33	28.57	24.94			877,286,984	36,212.60
LOW		29,723	2,338	2,338	-6.57	-6.14	-72.98	-68.17			183,868	0.00

AVERAGE FOR STATE
OH		1,162,598	102,166	94,912	0.82	0.76	8.93	8.27			4,981,709	124.05

AVERAGE BY REGION
MIDWEST		978,238	84,450	74,699	0.74	0.76	8.21	8.41			5,890,010	111.32
NEW ENGLAND		1,212,872	202,772	170,996	0.57	0.81	3.09	4.39			18,952,461	267.07
MID ATLANTIC		3,984,484	420,815	224,722	1.04	1.11	10.20	10.93			32,773,020	606.29
SOUTHEAST		1,369,341	92,611	77,141	0.68	0.63	9.85	9.02			11,014,531	165.45
SOUTHWEST		672,476	48,458	40,959	0.85	0.52	11.36	6.96			3,971,000	58.60
WEST		19,530,444	1,382,819	1,120,308	1.07	1.03	14.61	14.11			67,523,663	2,548.92

AVERAGE BY EXCHANGE
NYSE		43,089,879	3,249,728	2,517,110	1.02	1.03	13.25	13.40			164,597,180	5,659.87
AMEX		730,245	62,805	60,926	0.74	0.80	8.40	9.11			4,428,696	89.72
NASDAQ		1,506,205	151,396	114,489	0.96	0.89	9.35	8.71			12,159,765	222.82
OTC		171,791	16,691	16,534	0.80	0.72	8.46	7.62			1,558,191	21.42
Pink Sheets		596,699	46,981	48,165	0.77	0.78	9.31	9.42			837,616	51.61

EXHIBIT 34

KELLER & COMPANY
Dublin, Ohio
614-766-1426

RECENTLY CONVERTED THRIFT INSTITUTIONS

PRICES AND PRICE CHANGES

				PRICES AND CHANGE FROM IPO DATE							CURRENT DATA
					1 Day		1 Week		1 Mo.		Closing
				IPO	After		After		After		Price on	% Change
			IPO	Price	IPO	%	IPO	%	IPO	%	4/15/05	From
			Date	($)	($)	Change	($)	Change	($)	Change	($)	IPO Price
CHEV	Cheviot Financial (MHC)	OH	01/06/04	10.00	13.32	33.20	13.47	34.70	13.30	33.00	11.09	10.90
PBCP	Provident Bancorp Inc.	NY	01/15/04	10.00	11.50	15.00	11.38	13.80	11.51	15.10	10.88	8.80
SYNF	Synergy Finl Group Inc.	NJ	01/21/04	10.00	10.90	9.00	10.88	8.80	10.79	7.90	11.93	19.30
CSBK	Clifton Svngs Bncp lnc.(MHC)	NJ	03/04/04	10.00	12.25	22.50	13.75	37.50	13.29	32.90	10.10	1.00
CZWI	Citizens Community Bncp (MHC)	WI	03/30/04	10.00	12.37	23.70	13.25	32.50	11.75	17.50	13.05	30.50
KFED	K-Fed Bancorp (MHC)	CA	03/31/04	10.00	13.49	34.90	13.00	30.00	11.51	15.10	11.50	15.00
OFFO	Osage Federal Financial (MHC)	OK	04/01/04	10.00	12.00	20.00	12.25	22.50	10.95	9.50	14.00	40.00
WAWL	Wawel Savings Bank (MHC)	NJ	04/01/04	10.00	12.95	29.50	12.50	25.00	11.25	12.50	9.90	(1.00)
NAL	NewAlliance Bancshares Inc.	CT	04/02/04	10.00	15.17	51.70	14.53	45.30	13.65	36.50	13.68	36.80
SEFL	SE Financial Corp.	PA	05/06/04	10.00	9.95	(0.50)	9.90	(1.00)	9.40	(6.00)	11.55	15.50
FFFS	First Fed Finl Srvcs (MHC)	IL	06/29/04	10.00	11.50	15.00	12.05	20.50	13.50	35.00	13.17	31.70
MNCK	Monadnock Community Bncp (MHC)	NH	06/29/04	8.00	8.30	3.75	10.25	2.50	9.69	(3.13)	12.00	50.00
TDCB	Third Century Bancorp	IN	06/30/04	10.00	11.32	13.20	11.15	11.50	11.25	12.50	12.20	22.00
PRTR	Partners Trust Financial	NY	07/15/04	10.00	9.99	(0.10)	9.95	(0.50)	9.81	(1.90)	10.18	1.80
DSFN	DSA Financial Corp.	IN	07/30/04	10.00	9.80	(2.00)	9.50	(5.00)	9.30	(7.00)	10.70	7.00
NVSL	Naugatuck Valley Finl (MHC)	CT	10/01/04	10.00	10.80	8.00	10.81	8.10	10.42	4.20	10.17	1.70
RBLG	Roebling Financial Corp.	NJ	10/01/04	10.00	10.00	0.00	10.00	0.00	9.30	(7.00)	9.50	(5.00)
SIFI	SI Financial Group Inc. (MHC)	CT	10/01/04	10.00	11.20	12.00	11.05	10.50	10.94	9.40	9.96	(0.40)
ACFC	Atlantic Coast Fed Corp (MHC)	GA	10/05/04	10.00	11.75	17.50	12.48	24.80	12.93	29.30	11.18	11.80
PSBH	PSB Holdings Inc. (MHC)	CT	10/05/04	10.00	10.50	5.00	10.63	6.30	10.45	4.50	10.40	4.00
HOME	Home Federal Bancorp (MHC)	ID	12/07/04	10.00	12.49	24.90	12.80	28.00	12.33	23.30	11.17	11.70
ABBC	Abington Community Bncp (MHC)	PA	12/17/04	10.00	13.35	33.50	13.30	33.00	12.90	29.00	10.80	8.00
LPBC	Lincoln Park Bancorp (MHC)	NJ	12/20/04	10.00	11.00	10.00	11.25	12.50	10.02	0.20	9.00	(10.00)
OSHC	Ocean Shore Holding Co. (MHC)	NJ	12/22/04	10.00	12.15	21.50	12.25	22.50	10.63	6.30	10.07	0.70
SFBI	SFSB Inc. (MHC)	MO	12/31/04	10.00	10.75	7.50	10.00	0.00	9.95	(0.50)	8.80	(12.00)

KELLER & COMPANY
Dublin, Ohio
614-766-1426

RECENTLY CONVERTED THRIFT INSTITUTIONS

PRICES AND PRICE CHANGES

				PRICES AND CHANGE FROM IPO DATE							CURRENT DATA
					1 Day		1 Week		1 Mo.		Closing
				IPO	After		After		After		Price on	% Change
			IPO	Price	IPO	%	IPO	%	IPO	%	4/15/05	From
			Date	($)	($)	Change	($)	Change	($)	Change	($)	IPO Price
GTWN	Georgetown Bancorp Inc. (MHC)	MA	01/06/05	10.00	10.20	2.00	10.00	0.00	10.05	0.50	8.40	(16.00)
BVFL	BV Financial Inc. (MHC)	MD	01/14/05	8.50	7.95	(6.50)	9.60	(4.00)	9.85	(1.50)	8.40	(1.18)
HFBL	Home Fedl Bncp Inc., LA (MHC)	LA	01/21/05	10.00	9.90	(1.00)	10.00	0.00	9.92	(0.80)	9.78	(2.20)
RYFL	Royal Financial Inc.	IL	01/21/05	10.00	11.60	16.00	12.55	25.50	12.54	25.40	12.25	22.50
KRNY	Keamy Financial Corp (MHC)	NJ	02/24/05	10.00	11.39	13.90	11.43	14.30	11.08	10.80	10.27	2.70
KFFB	Kentucky First Federal (MHC)	KY	03/03/05	10.00	10.79	7.90	11.10	11.00	11.24	12.40	11.25	12.50
BOFI	Bofi Holding Inc.	CA	03/15/05	10.00	11.50	15.00	11.50	15.00	11.00	10.00	10.00	0.00
PBIP	Prudential Bncp Inc. PA (MHC)	PA	03/30/05	10.00	9.85	(1.50)	9.35	(6.50)	8.75	(12.50)	9.60	(4.00)
ROME	Rome Bancorp Inc.	NY	03/31/05	10.00	10.05	0.50	9.80	(2.00)	9.44	(5.60)	9.75	(2.50)
OCFL	OC Financial Inc	OH	04/01/05	10.00	12.00	20.00	11.00	10.00	11.00	10.00	11.45	14.50
FFNM	First Fed of N Michigan Bncp	MI	04/04/05	10.00	9.49	(5.10)	9.30	(7.00)	8.40	(16.00)	8.65	(13.50)
BFBC	Benjamin Franklin Bancorp Inc	MA	04/05/05	10.00	10.06	0.60	10.36	3.60	10.34	3.40	10.24	2.40
BFSB	Brooklyn Federal Bancorp (MHC)	NY	04/06/05	10.00	9.95	(0.50)	9.99	(0.10)	9.50	(5.00)	9.89	(1.10)
FFCO	FedFirst Financial Corp. (MHC)	PA	04/07/05	10.00	9.34	(6.60)	9.29	(7.10)	8.55	(14.50)	8.70	(13.00)

			AVERAGE			11.88		12.22		8.33		7.72
			MEDIAN			10.00		10.50		7.90		2.70
			HIGH			51.70		45.30		36.50		50.00
			LOW			(6.60)		(7.10)		(16.00)		(16.00)

EXHIBIT 35

KELLER & COMPANY Dublin, Ohio 614-766-1426	Page 1

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly	Book		12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Value	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
KFED	K-Fed Bancorp (MHC)	CA	NASDAQ	11.500	15.620	10.470	-4.49	-19.30	6.23	41.40	0.10	35.94	184.49	27.78	NA
NVSL	Naugatuck Valley Finl (MHC)	CT	NASDAQ	10.170	11.850	9.960	-3.14	-11.10	6.79	37.23	0.08	NA	149.75	27.31	NA
NEBS	New England Bancshares (MHC)	CT	OTC BB	14.650	20.700	14.150	-13.82	-25.82	13.02	94.44	0.10	27.13	112.52	15.01	27.81
PBCT	People’s Bank (MHC)	CT	NASDAQ	42.790	44.484	28.620	5.14	12.72	12.91	115.26	1.20	35.96	331.45	37.13	39.50
PSBH	PSB Holdings Inc. (MHC)	CT	NASDAQ	10.400	12.250	9.500	2.67	-5.28	7.46	47.77	0.10	NA	139.36	21.77	NA
SIFI	SI Financial Group Inc. (MHC)	CT	NASDAQ	9.960	12.400	9.740	-6.39	-11.47	6.41	49.93	0.03	NA	155.48	19.95	NA
ACFC	Atlantic Coast Fed Corp (MHC)	GA	NASDAQ	11.180	15.150	10.690	-1.67	-17.91	6.84	46.35	0.05	NA	163.43	24.12	NA
CHFN	Charter Financial Corp. (MHC)	GA	NASDAQ	30.860	44.150	30.600	-7.22	-15.29	13.09	54.61	3.00	61.72	235.75	56.93	79.92
WCFB	Webster City Fed Bncp (MHC)	lA	Pink Sheet	13.500	15.500	12,000	6.72	0.00	6.03	27.65	0.68	45.00	224.05	48.82	45.00
HOME	Home Federal Bancorp (MHC)	ID	NASDAQ	11.170	13.240	11.000	-6.84	-12.94	6.70	42.31	0.00	NA	166.72	26.41	NA
AJSB	AJS Bancorp Inc. (MHC)	IL	OTC BB	23.950	25.000	21.050	2.79	-0.21	13.47	117.88	0.00	33.73	177.80	20.16	33.73
FFFS	First Fed Finl Srvcs (MHC)	IL	NASDAQ	13.170	15.370	11.000	-5.93	-10.35	9.34	35.25	0.23	NA	141.07	37.36	NA
JXSB	Jacksonville Bancorp (MHC)	IL	NASDAQ	12.500	19.250	11.820	-1.19	-20.69	9.97	128.75	0.30	28.41	125.35	9.71	28.83
MSVB	Mid-Southern Savings Bank(MHC)	IN	OTC BB	22.670	25.500	18.000	-5.74	-1.65	10.39	102.66	0.50	37.16	218.16	22.08	30.47
CFFN	Capitol Federal Finl (MHC)	KS	NASDAQ	33.280	37.310	29.270	-4.48	-8.80	11.80	114.21	2.00	NM	282.03	28.46	NM
KFFB	Kentucky First Federal (MHC)	KY	NASDAQ	11 .250	11.840	10.200	0.00	NA	7.62	32.35	0.10	NA	147.64	34.76	NA
HFBL	Home Fedl Bncp Inc., LA (MHC)	LA	OTC BB	9.780	10.250	9.300	2.95	-2.20	8.74	30.37	0.00	NA	111.95	32.21	NA
MDNB	Minden Bancorp Inc (MHC)	LA	OTC BB	20.000	22.000	19.000	3.63	1.27	13.88	82.74	0.29	20.20	144.09	24.17	20.20
GTWN	Georgetown Bancorp Inc. (MHC)	MA	OTC BB	8.400	10.400	8.240	-12.04	-15.66	6.90	55.90	0.00	NA	121.78	15.03	NA
SERC	Service Bancorp Inc. (MHC)	MA	OTC BB	25.500	29.250	24.500	-5.56	-6.42	15.98	207.52	0.00	22.37	159.57	12.29	23.36
WFSM	Westborough Finl Services (MHC)	MA	OTC BB	24.000	34.000	24.000	-9.43	-16.67	17.87	172.73	0.17	32.43	134.27	13.89	35.34
WFD	Westfield Financial Inc. (MHC)	MA	AMEX	23.650	26.000	16.810	-4.44	-3.94	12.50	80.37	0.60	36.95	189.20	28.10	38.48
BCSB	BCSB Bankcorp Inc. (MHC)	MD	NASDAQ	13.740	18.000	13.150	-0.79	-19.18	7.41	131.46	0.50	NM	185.32	10.45	99.39
BVFL	BV Financial Inc. (MHC)	MD	OTC BB	8.400	10.000	8.250	-7.18	-14.72	NA	NA	0.00	NA	NA	NA	NA
SFBI	SFSB Inc. (MHC)	MD	OTC BB	8.800	11.000	8.500	-2.22	-9.28	7.60	53.92	0.00	NA	115.76	16.32	NA
LBTM	Liberty Savings Bank (MHC)	MO	OTC BB	29.500	30.800	21.750	4.98	-1.67	15.04	166.72	0.80	36.88	196.14	17.69	38.87
EBMT	Eagle Bancorp (MHC)	MT	OTC BB	30.500	38.000	30.500	-4.69	-12.86	19.49	179.53	0.72	21.33	156.46	16.99	21.91
ASFE	AF Financial Group (MHC)	NC	OTC BB	14.900	23.000	14.900	-21.58	-30.70	12.11	211.13	0.20	39.21	123.08	7.06	39.21
WAKE	Wake Forest Bancshares (MHC)	NC	OTC BB	25.000	30.000	18.000	8.70	4.17	14.68	82.80	0.58	22.94	170.25	30.19	22.94
MNCK	Monadnock Community Bncp (MHC)	NH	OTC BB	12.000	14.000	7.200	26.32	16.50	5.35	80.55	0.00	NA	224.34	14.90	NA
ASBH	ASB Holding Co (MHC)	NJ	OTC BB	17.800	18.500	14.150	-1.11	2.30	6.95	77.68	0.75	42.38	256.29	22.91	42.38
CSBK	Clifton Svngs Bncp Inc. (MHC)	NJ	NASDAQ	10.100	12.900	9.980	-2.88	-11.71	6.65	27.57	0.19	56.11	151.77	36.63	55.35

KELLER & COMPANY	Page 2
Dublin, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
AS OF MAY 12, 2005

				PER SHARE								PRICING RATIOS
				Latest	All Time	All Time	Monthly	Quarterly	Book		12 Month	Price/	Price/	Price/	Price/Core
				Price	High	Low	Change	Change	Value	Assets	Div.	Earnings	Bk. Value	Assets	Earnings
		State	Exchange	($)	($)	($)	(%)	(%)	($)	($)	($)	(X)	(%)	(%)	(X)
HCBK	Hudson City Bancorp Inc. (MHC)	NJ	NASDAQ	32.740	41.000	32.250	-9.91	-6.19	8.04	113.36	0.78	24.43	407.21	27.75	25.22
KRNY	Kearny Financial Corp (MHC)	NJ	NASDAQ	10.270	12.020	10.000	-1.25	NA	6.89	28.13	0.00	NA	148.97	36.51	NA
LPBC	Lincoln Park Bancorp (MHC)	NJ	OTC BB	9.000	12.000	8.600	-6.25	-12.62	6.93	46.83	0.00	NA	129.90	19.22	40.91
OSHC	Ocean Shore Holding Co. (MHC)	NJ	NASDAQ	10.070	13.050	9.860	-1.56	-9.06	6.84	60.72	0.00	NA	147.12	16.59	NA
WAWL	Wawel Savings Bank (MHC)	NJ	OTC BB	9.900	12.700	9.620	-1.98	-7.04	6.51	35.12	0.00	NA	152.02	28.19	NA
ALMG	Alamogordo Finl Corp. (MHC)	NM	OTC BB	36.300	45.000	36.100	-2.55	-12.53	NA	NA	0.76	NA	NA	NA	NA
BFSB	Brooklyn Federal Bancorp (MHC)	NY	NASDAQ	9.890	10.300	9.110	-1.00	NA	NA	NA	0.00	NA	NA	NA	NA
FLTB	Flatbush Fed Bncp Inc. (MHC)	NY	OTC BB	9.750	11.455	9.000	-9.30	2.14	6.34	53.51	0.00	60.94	153.71	18.22	60.94
GOV	Gouverneur Bancorp (MHC)	NY	AMEX	13.350	16.500	11.500	-2.27	-5.99	8.00	48.12	0.27	32.56	166.88	27.73	36.68
GCBC	Greene County Bncp Inc. (MHC)	NY	NASDAQ	33.860	35.280	28.810	-3.40	-2.17	15.44	142.05	0.86	23.51	219.30	23.54	23.51
ONFC	Oneida Financial Corp. (MHC)	NY	NASDAQ	11.630	14.370	8.735	-8.78	-13.21	6.82	55.00	0.39	24.74	170.53	20.87	20.85
PBHC	Pathfinder Bancorp Inc. (MHC)	NY	NASDAQ	16.050	18.500	14.770	-6.52	-5.53	8.54	125.76	0.41	32.10	187.94	12.76	NA
CHEV	Cheviot Financial (MHC)	OH	NASDAQ	11.090	13.240	10.170	-0.98	-10.67	7.91	28.32	0.21	39.61	140.28	39.16	40.39
OFFO	Osage Federal Financial (MHC)	OK	OTC BB	14.000	15.050	10.400	-0.36	3.70	6.06	40.12	0.28	NA	231.02	34.89	NA
ABBC	Abington Community Bncp (MHC)	PA	NASDAQ	10.800	13.750	10.400	-12.90	-19.10	7.50	47.14	0.00	NA	143.95	22.91	NA
EKFC	Eureka Financial Corp (MHC)	PA	OTC BB	30.750	33.000	28.000	-3.91	-0.81	15.99	74.56	1.25	NM	192.31	41.25	34.44
FFCO	FedFirst Financial Corp. (MHC)	PA	NASDAQ	8.700	9.560	8.350	-6.45	NA	NA	NA	0.00	NA	NA	NA	NA
ALLB	Greater Delaware Valley (MHC)	PA	NASDAQ	21.690	41.500	21.500	-17.37	-31.14	10.18	111.04	0.36	34.98	212.99	19.53	35.00
NWSB	Northwest Bancorp Inc. (MHC)	PA	NASDAQ	20.490	26.320	19.850	-6.91	-9.38	11.17	124.76	0.48	18.63	183.44	16.43	18.81
PBIP	Prudential Bncp Inc. PA (MHC)	PA	NASDAQ	9.600	10.050	8.500	4.92	NA	NA	NA	0.00	NA	NA	NA	NA
FSGB	First Federal of SC FSB (MHC)	SC	Pink Sheet	35.000	35.000	12.000	0.00	0.00	NA	NA	0.00	NA	NA	NA	NA
CZWI	Citizens Community Bncp (MHC)	WI	OTC BB	13.050	15.500	11.770	2.35	-13.00	6.47	59.73	0.20	37.44	201.66	21.85	49.38
GFCJ	Guaranty Financial MHC	WI	Pink Sheet	159.880	190.000	131.000	-3.62	-1.31	NA	NA	10.48	NA	NA	NA	NA

ALL MUTUAL HOLDING COMPANIES
	AVERAGE			20.053	24.052	17.393	-3.07	-8.46	9.68	81.74	0.55	34.46	178.84	24.67	38.24
	MEDIAN			13.350	15.620	11.770	-3.14	-9.17	7.96	60.22	0.20	34.36	165.08	22.91	35.34
	HIGH			159.880	190.000	131.000	26.32	16.50	19.49	211.13	10.48	61.72	407.21	56.93	99.39
	LOW			8.400	9.560	7.200	-21.58	-31.14	5.35	27.57	0.00	18.63	111.95	7.06	18.81

EXHIBIT 36

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
KFED	K-Fed Bancorp (MHC)	CA	609,166	91,723	87,133	0.64	0.66	5.05	5.19	03/31/04	NASDAQ	14,714,800	169.22
NVSL	Naugatuck Valley Finl (MHC)	CT	283,144	51,644	51,396	0.17	0.59	1.19	4.23	10/01/04	NASDAQ	7,604,375	77.34
NEBS	New England Bancshares (MHC)	CT	213,202	28,439	26,575	0.57	0.56	4.26	4.15	06/04/02	OTCBB	2,257,651	33.07
PBCT	People’s Bank (MHC)	CT	10,857,300	1,216,300	1,107,100	1.05	0.96	9.52	8.66	07/06/88	NASDAQ	94,200,000	4,030.82
PSBH	PSB Holdings Inc. (MHC)	CT	331,705	51,814	51,814	0.36	NA	3.18	NA	10/05/04	NASDAQ	6,943,125	72.21
SIFI	SI Financial Group Inc. (MHC)	CT	627,295	80,483	80,215	0.24	0.54	2.40	5.44	10/01/04	NASDAQ	12,564,000	125.14
ACFC	Atlantic Coast Fed Corp (MHC)	GA	674,240	99,519	96,488	0.58	NA	5.37	NA	10/05/04	NASDAQ	14,547,500	162.64
CHFN	Charter Financial Corp. (MHC)	GA	1,070,653	258,546	252,694	0.90	0.69	3.63	2.79	10/17/01	NASDAQ	19,603,674	604.97
WCFB	Webster City Fed Bncp (MHC)	IA	104,307	22,730	22,626	1.11	1.11	4.97	4.97	08/15/94	Pink Sheet	3,772,372	50.93
HOME	Home Federal Bancorp (MHC)	ID	643,430	101,942	101,942	0.76	NA	7.13	NA	12/07/04	NASDAQ	15,208,750	169.88
AJSB	AJS Bancorp Inc. (MHC)	IL	264,058	29,935	29,935	0.60	0.60	5.22	5.22	12/27/01	OTCBB	2,240,000	53.65
FFFS	First Fed Finl Srvcs (MHC)	IL	138,194	36,596	36,596	1.50	1.50	6.89	6.89	06/29/04	NASDAQ	3,920,060	51.63
JXSB	Jacksonville Bancorp (MHC)	IL	253,260	19,616	16,630	0.34	0.33	4.35	4.29	04/21/95	NASDAQ	1,967,027	24.59
MSVB	Mid-Southern Savings Bank(MHC)	IN	150,396	15,224	15,224	0.59	0.72	6.14	7.49	04/09/98	OTCBB	1,465,038	33.21
CFFN	Capitol Federal Finl (MHC)	KS	8,498,764	857,656	857,656	-0.99	-0.99	-9.60	-9.60	04/01/99	NASDAQ	74,415,482	2,475.89
KFFB	Kentucky First Federal (MHC)	KY	278,178	65,495	NA	0.63	NA	2.79	NA	03/03/05	NASDAQ	8,600,000	96.75
HFBL	Home Fedl Bncp Inc., LA (MHC)	LA	108,071	31,090	31,090	NA	NA	NA	NA	01/21/05	OTCBB	3,558,958	34.81
MDNB	Minden Bancorp Inc (MHC)	LA	110,129	18,472	18,472	1.29	1.29	7.62	7.62	07/02/02	OTCBB	1,331,000	26.62
GTWN	Georgetown Bancorp Inc. (MHC)	MA	155,249	19,157	19,157	NA	NA	NA	NA	01/06/05	OTCBB	2,777,250	23.33
SERC	Service Bancorp Inc. (MHC)	MA	341,168	26,271	26,271	0.59	0.57	7.42	7.10	10/08/98	OTCBB	1,644,000	42.38
WFSM	Westborough Finl Services(MHC)	MA	275,329	28,492	28,492	0.44	0.40	4.05	3.71	02/16/00	OTCBB	1,593,974	38.26
WFD	Westfield Financial Inc. (MHC)	MA	799,687	118,767	118,767	0.78	0.75	5.25	5.03	12/28/01	AMEX	9,950,000	235.42
BCSB	BCSB Bankcorp Inc. (MHC)	MD	775,603	43,744	41,105	0.10	0.12	1.72	2.11	07/08/98	NASDAQ	5,900,048	81.07
BVFL	BV Financial Inc. (MHC)	MD	135,573	8,245	NA	NA	NA	NA	NA	01/14/05	OTCBB	NA	22.22
SFBI	SFSB Inc. (MHC)	MD	160,433	22,620	22,620	0.19	0.19	2.25	2.25	12/31/04	OTCBB	2,975,625	26.19
LBTM	Liberty Savings Bank (MHC)	MO	225,841	20,369	20,369	0.48	0.47	5.07	4.99	08/23/93	OTCBB	1,354,576	39.97
EBMT	Eagle Bancorp (MHC)	MT	198,191	21,521	21,521	0.84	0.82	7.12	6.93	04/05/00	OTCBB	1,103,972	33.67
ASFE	AF Financial Group (MHC)	NC	221,656	12,709	11,061	0.19	0.19	3.26	3.26	10/07/96	OTCBB	1,049,835	15.64
WAKE	Wake Forest Bancshares (MHC)	NC	95,715	16,975	16,975	1.42	1.42	7.82	7.82	04/03/96	OTCBB	1,155,967	28.94
MNCK	Monadnock Community Bncp (MHC)	NH	75,686	5,026	4,771	-0.04	-0.10	-0.52	-1.24	06/29/04	OTCBB	939,631	11.28
ASBH	ASB Holding Co (MHC)	NJ	431,494	38,578	38,578	0.56	0.56	5.99	5.99	10/03/03	OTCBB	5,554,500	98.87
CSBK	Clifton Svngs Bncp lnc.(MHC)	NJ	841,877	203,173	203,173	0.67	0.68	2.62	2.66	03/04/04	NASDAQ	30,530,470	308.36
HCBK	Hudson City Bancorp Inc. (MHC)	NJ	21,131,216	1,440,088	1,440,088	1.27	1.23	17.77	17.21	07/13/99	NASDAQ	186,406,693	6,103.17

KELLER & COMPANY	Page 2
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
AS OF MAY 12, 2005

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core			Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE	IPO		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Date	Exchange	Outstg.	($M)
KRNY	Keamy Financial Corp (MHC)	NJ	2,045,995	501,466	417,480	NA	NA	NA	NA	02/24/05	NASDAQ	72,737,500	747.01
LPBC	Lincoln Park Bancorp (MHC)	NJ	86,699	12,828	12,828	0.51	0.51	7.59	7.59	12/20/04	OTC BB	1,851,500	16.66
OSHC	Ocean Shore Holding Co. (MHC)	NJ	532,042	59,977	59,977	NA	NA	NA	NA	12/22/04	NASDAQ	8,762,742	88.24
WAWL	Wawel Savings Bank (MHC)	NJ	73,877	13,698	13,698	1.36	1.36	8.64	8.64	04/01/04	OTC BB	2,103,473	20.82
ALMG	Alamogordo Finl Corp. (MHC)	NM	156,774	27,594	27,594	0.39	0.38	2.20	2.12	05/16/00	OTC BB	NA	47.51
BFSB	Brooklyn Federal Bancorp (MHC)	NY	303,764	37,536	37,536	NA	NA	NA	NA	04/06/05	NASDAQ	NA	130.80
FLTB	Flatbush Fed Bncp Inc.(MHC)	NY	134,351	15,925	15,925	0.24	0.24	2.19	2.19	10/21/03	OTC BB	2,510,613	24.48
GOV	Gouvemeur Bancorp (MHC)	NY	109,919	18,268	18,268	0.87	0.81	4.86	4.53	03/23/99	AM EX	2,284,234	30.49
GCBC	Greene County Bncp Inc. (MHC)	NY	293,292	31,484	31,484	1.06	1.06	9.84	9.84	12/30/98	NASDAQ	2,064,703	69.91
ONFC	Oneida Financial Corp. (MHC)	NY	422,447	51,701	38,460	0.83	0.98	6.94	8.20	12/30/98	NASDAQ	7,680,331	89.32
PBHC	Pathfinder Bancorp Inc. (MHC)	NY	308,613	20,954	16,541	0.40	NA	5.69	NA	11/16/95	NASDAQ	2,454,000	39.39
CHEV	Cheviot Financial (MHC)	OH	280,916	78,414	78,414	0.96	0.96	3.68	3.68	01/06/04	NASDAQ	9,918,751	110.00
OFFO	Osage Federal Financial (MHC)	OK	91,523	13,822	13,822	0.57	0.57	4.09	4.09	04/01/04	OTC BB	2,281,313	31.94
ABBC	Abington Community Bncp (MHC)	PA	748,130	119,066	119,066	0.71	0.71	6.25	6.25	12/17/04	NASDAQ	15,870,000	171.40
EKFC	Eureka Financial Corp (MHC)	PA	91,492	19,624	19,624	0.44	1.29	1.99	5.77	01/07/99	OTC BB	1,227,093	37.73
FFCO	FedFirst Financial Corp. (MHC)	PA	270,325	19,969	18,889	-0.29	-0.18	-4.17	-2.61	04/07/05	NASDAQ	NA	57.53
ALLB	Greater Delaware Valley (MHC)	PA	382,134	35,046	35,046	0.56	0.56	5.99	5.98	03/03/95	NASDAQ	3,441,383	74.64
NWSB	Northwest Bancorp Inc. (MHC)	PA	6,340,950	567,891	412,871	0.88	0.87	10.03	9.93	11/07/94	NASDAQ	50,824,417	1041.41
PBIP	Prudential Bncp Inc. PA (MHC)	PA	405,004	39,900	39,900	NA	NA	NA	NA	03/30/05	NASDAQ	NA	120.61
FSGB	First Federal of SC FSB (MHC)	SC	96,597	9,403	9,345	0.52	NA	5.36	NA	11/14/94	Pink Sheet	NA	35.09
CZWI	Citizens Community Bncp (MHC)	WI	178,110	19,297	NA	0.65	0.50	5.37	4.10	03/30/04	OTC BB	2,982,000	38.92
GFCJ	Guaranty Financial MHC	WI	1,896,750	155,714	154,994	0.75	NA	9.13	NA	06/21/93	Pink Sheet	NA	126.31

ALL MUTUAL HOLDING COMPANIES
	AVERAGE		1,205,998	126,773	124,775	0.70	0.63	7.08	6.37			15,225,925	337.32
	MEDIAN		278,178	31,090	31,287	0.59	0.60	5.15	5.03			3,500,170.50	53.65
	HIGH		21,131,216	1,440,088	1,440,088	1.50	1.50	17.77	17.21			186,406,693	6,103.17
	LOW		73,877	5,026	4,771	-0.99	-0.99	-9.60	-9.60			939,631	11.28

EXHIBIT 37

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

General Parameters:
States: IA IL IN KS KY MI MN MO OH PA TN WI WV
IPO Date: <= 03/31/04
Asset size: <= $350,000,000

									Total
					Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
				Total	Invest./	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
				Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			IPO Date	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GREENVILLE FEDERAL FINANCIAL CORPORATION		—	124,247	29.58	1.52	51.26	61.61	63.13	24.97	10.52

	DEFINED PARAMETERS FOR		Prior to				30.00 -	50.00 -	60.00 -		7.00 -
	INCLUSION IN COMPARABLE GROUP		03/31/04	< 350,000	< 40.00	< 15.00	70.00	90.00	90.00	< 40.00	15.00

PCBH	PCB Holding Co.	IN	07/02/98	34,844	10.14	0.00	65.92	85.81	85.81	5.74	14.57
SVBC	Sistersville Bancorp Inc.	WV	06/26/97	47,239	28.14	9.43	53.82	58.10	67.53	0.00	16.03
HBBI	Home Building Bancorp	IN	02/08/95	56,430	31.94	0.79	41.99	65.02	65.81	15.51	11.53
SFBK	SFB Bancorp Inc.	TN	05/30/97	57,284	16.79	5.28	49.51	75.74	81.03	4.36	23.13
WTWN	West Town Bancorp Inc.	IL	03/01/95	59,302	34.02	22.94	26.42	29.04	51.98	0.00	5.35
WFBS	Washington Fed Bank for Svgs	IL	03/01/95	62,872	4.63	0.16	64.58	91.36	91.51	16.94	8.52
CFBC	Community First Bancorp Inc.	KY	06/27/03	63,503	13.69	0.14	64.26	81.78	81.92	21.65	4.98
HWEN	Home Financial Bancorp	IN	07/02/96	68,076	9.81	1.70	55.89	80.67	82.37	27.18	10.45
REDW	Redwood Financial Inc.	MN	07/10/95	72,410	22.17	7.66	35.10	64.99	72.65	13.87	12.20
RSVI	RSV Bancorp Inc.	PA	04/08/02	76,703	32.06	16.15	33.79	50.00	66.15	7.19	12.95
CCFC	CCSB Rnancial Corp.	MO	01/09/03	93,958	7.06	13.82	43.44	70.56	84.39	14.81	15.44
IDVB	Indian Village Bancorp Inc.	OH	07/02/99	97,338	NA	14.26	45.03	61.37	75.63	27.54	8.21
FNFI	First Niles Financial Inc.	OH	10/27/98	98,241	37.50	16.32	32.76	44.40	60.72	20.87	16.20
MCFC	Mid-Central Financial Corp.	MN	04/25/94	98,620	4.52	1.56	57.82	90.41	91.97	32.51	6.27
HZFS	Horizon Financial Svcs Corp.	IA	06/30/94	106,897	5.35	6.24	39.18	83.14	89.38	11.65	11.25
SCYT	Security Bancorp Inc.	TN	06/30/97	109,865	17.04	1.19	38.55	77.97	79.16	5.42	10.05
PEKS	Progressive Bancorp Inc.	IL	10/06/92	113,486	13.53	11.52	28.04	69.35	80.86	12.16	8.85
UTBI	United Tennessee Bankshares	TN	01/05/98	118,229	19.37	8.95	54.30	67.07	76.02	NA	15.70
CIBI	Community Investors Bancorp	OH	02/07/95	118,622	14.15	0.74	63.18	82.51	83.25	19.59	11.17

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

General Parameters:
States: IA IL IN KS KY MI MN MO OH PA TN WI WV
IPO Date: <= 03/31/04
Asset size: <= $350,000,000

									Total
					Cash&		1-4 Fam.	Total Net	Net Loans	Borrowed
				Total	Invest./	MBS/	Loans/	Loans/	&MBS/	Funds/	Equity/
				Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			IPO Date	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GREENVILLE FEDERAL FINANCIAL CORPORATION		—	124,247	29.58	1.52	51.26	61.61	63.13	24.97	10.52

	DEFINED PARAMETERS FOR		Prior to				30.00 -	50.00 -	60.00 -		7.00 -
	INCLUSION IN COMPARABLE GROUP		03/31/04	< 350,000	< 40.00	< 15.00	70.00	90.00	90.00	< 40.00	15.00

ESDF	East Side Financial Inc.	IL	11/01/91	124,531	47.60	0.26	10.08	46.07	46.32	2.41	9.74
PSFC	Peoples-Sidney Financial Corp.	OH	04/28/97	136,000	NA	0.00	66.21	88.71	88.71	NA	13.01
FFDF	FFD Financial Corp.	OH	04/03/96	139,705	10.30	0.54	39.81	87.65	88.19	8.94	12.20
MCPH	Midland Capital Holdings Corp.	IL	06/30/93	141,028	26.95	1.60	66.00	68.35	69.95	0.00	8.69
LXMO	Lexington B&L Financial Corp.	MO	06/06/96	141,853	19.10	9.82	32.61	64.79	74.61	9.97	9.06
AFBA	Allied First Bancorp Inc.	IL	12/31/01	144,547	4.04	10.47	64.44	83.77	94.23	22.99	7.25
GCFC	Central Federal Corp.	OH	12/30/98	152,511	NA	5.59	32.67	76.42	82.01	NA	12.49
CSFC	City Savings Financial Corp.	IN	12/28/01	152,849	NA	0.44	35.88	81.44	81.89	20.46	7.79
HCFC	Home City Financial Corp.	OH	12/30/96	153,973	10.83	1.11	44.29	85.17	86.28	22.04	8.37
CKFB	CKF Bancorp Inc.	KY	01/04/95	155,866	6.65	2.67	62.06	88.16	90.83	12.83	10.64
GTPS	Great American Bancorp	IL	06/30/95	159,771	16.41	2.14	41.37	76.38	78.51	9.39	11.07
AMFC	AMB Financial Corp.	IN	04/01/96	160,263	8.40	1.43	58.27	82.56	83.98	16.58	8.32
HLFC	Home Loan Financial Corp.	OH	03/26/98	160,342	7.44	6.03	56.52	82.32	88.35	28.82	14.21
LOGN	Logansport Financial Corp.	IN	06/14/95	161,550	19.55	6.43	31.03	69.28	75.72	20.28	10.42
FFSL	First Independence Corp.	KS	10/08/93	170,621	21.31	5.08	44.66	69.78	74.86	27.45	8.68
ASBP	ASB Financial Corp.	OH	05/11/95	176,612	NA	6.39	46.32	80.19	86.58	9.20	10.65
POHF	Peoples Ohio Financial	OH	12/18/89	189,946	6.23	1.80	55.07	86.75	88.56	21.54	13.09
FDLB	Fidelity Federal Bancorp	IN	08/31/87	200,558	4.11	32.50	27.35	55.23	87.74	27.20	8.11
BRBI	Blue River Bancshares Inc.	IN	06/24/98	206,625	NA	NA	NA	75.26	NA	9.45	7.64

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

General Parameters:
States: IA IL IN KS KY MI MN MO OH PA TN WI WV
IPO Date: <= 03/31/04
Asset size: <= $350,000,000

									Total
					Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
				Total	Invest./	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
				Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			IPO Date	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GREENVILLE FEDERAL FINANCIAL CORPORATION		—	124,247	29.58	1.52	51.26	61.61	63.13	24.97	10.52

	DEFINED PARAMETERS FOR		Prior to				30.00 -	50.00 -	60.00 -		7.00 -
	INCLUSION IN COMPARABLE GROUP		03/31/04	< 350,000	< 40.00	< 15.00	70.00	90.00	90.00	< 40.00	15.0

FBTC	First BancTrust Corp.	IL	04/19/01	229,484	14.83	28.58	16.43	51.84	80.41	17.65	11.89
NEIB	Northeast Indiana Bancorp	IN	06/28/95	232,611	14.38	5.44	45.41	75.14	80.58	30.97	11.18
HFSK	HFS Bank FSB	IN	10/02/85	235,829	17.51	2.15	53.27	76.18	78.33	29.91	8.61
WEFP	Wells Financial Corp.	MN	04/11/95	239,395	3.99	4.65	31.48	87.35	92.00	17.39	11.11
FFWC	FFW Corp.	IN	04/05/93	258,343	23.20	11.42	35.22	62.12	73.54	22.48	9.01
FBSI	First Bancshares Inc.	MO	12/22/93	260,062	27.00	3.53	34.17	62.95	66.48	11.08	11.00
PFED	Park Bancorp Inc.	IL	08/12/96	261,045	18.74	14.09	36.56	62.08	76.18	25.09	11.77
UCBC	Union Community Bancorp	IN	12/29/97	261,428	7.35	0.06	57.01	85.27	85.33	14.49	12.90
FFHS	First Franklin Corp.	OH	01/26/88	272,344	14.06	4.95	50.82	76.46	81.40	10.07	8.75
MCBF	Monarch Community Bancorp Inc	MI	08/30/02	282,035	12.00	0.59	55.35	77.51	78.11	22.13	14.04
FBEI	First Bancorp of Indiana Inc.	IN	04/07/99	283,074	NA	21.38	30.19	66.84	88.22	16.84	10.31
JFBI	Jefferson Bancshares Inc.	TN	07/02/03	294,500	24.39	3.45	29.48	66.19	69.65	4.07	28.85
RIVR	River Valley Bancorp	IN	12/20/96	301,851	NA	0.04	32.09	76.50	76.54	NA	7.45
NTNY	Nittany Financial Corp.	PA	10/23/98	306,908	14.12	4.36	52.20	78.90	83.26	9.58	7.53
LARL	Laurel Capital Group Inc.	PA	02/20/87	307,742	NA	5.55	61.85	65.80	71.34	7.02	8.87
HMKF	Hemlock Federal Financial Corp	IL	04/02/97	310,834	22.35	25.29	38.75	44.42	69.71	25.38	6.92
FFBI	First Federal Bancshares Inc.	IL	09/28/00	312,487	28.51	25.35	26.94	43.63	68.98	4.37	7.72
STBI	Sturgis Bancorp	MI	11/10/88	314,073	12.61	5.45	39.97	74.08	79.52	18.74	8.15
BPLS	BankPlus FSB	IL	07/10/91	314,732	5.39	28.26	50.68	64.44	92.69	15.09	6.81

EXHIBIT 38

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
Most Recent Four Quarters

General Parameters:
States: IA IL IN KS KY MI MN MO OH PA TN WI WV IPO Date: <= 03/31/04 Asset size: <=$350,000,000

					OPERATING PERFORMANCE					ASSET QUALITY(1)
							Net	Operating	Noninterest
				Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
				Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			IPO Date	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GREENVILLE FEDERAL FINANCIAL CORPORATION		—	124,247	0.06	0.54	2.57	2.95	0.56	0.49	0.15	0.47

	DEFINED PARAMETERS FOR		Prior to		.030 -	3.00 -	2.00 -	2.00 -
	INCLUSION IN COMPARABLE GROUP		03/31/04	< 350,000	0.80	10.00	3.50	3.50	< 1.00	< 1.25	< 0.60	> 0.30

PCBH	PCB Holding Co.	IN	07/02/98	34.844	0.16	1.10	4.09	3.59	0.38	1.30	0.16	0.77
SVBC	Sistersville Bancorp Inc.	WV	06/26/97	47,239	NA	NA	NA	NA	NA	0.18	0.00	0.37
HBBL	Home Building Bancorp	IN	02/08/95	56,430	0.57	4.75	3.34	2.31	0.00	0.83	0.07	0.49
SFBK	SFB Bancorp Inc.	TN	05/30/97	57,284	1.27	5.62	4.70	2.47	0.31	0.64	0.00	0.74
WTWN	West Town Bancorp Inc.	IL	03/01/95	59,302	NA	NA	NA	NA	NA	NA	0.00	NA
WFBS	Washington Fed Bank for Svgs	IL	03/01/95	62,872	NA	NA	NA	NA	NA	0.42	0.00	0.22
CFBC	Community First Bancorp Inc.	KY	06/27/03	63,503	-1.98	-27.64	3.46	5.01	0.37	0.47	0.00	0.50
HWEN	Home Financial Bancorp	IN	07/02/96	68,076	0.81	7.27	5.52	4.15	0.08	2.97	0.81	0.56
REDW	Redwood Financial Inc.	MN	07/10/95	72,410	0.35	2.93	3.56	3.04	0.56	NA	0.36	0.54
RSVI	RSV Bancorp Inc.	PA	04/08/02	76,703	0.69	4.43	3.01	2.06	0.34	1.35	0.00	0.27
CCFC	CCSB Financial Corp.	MO	01/09/03	93,958	0.06	0.37	3.43	3.39	0.36	0.03	0.00	0.35
IDVB	Indian Village Bancorp Inc.	OH	07/02/99	97,338	NA	NA	2.43	2.00	NA	0.21	0.09	0.27
FNFI	First Niles Financial Inc.	OH	10/27/98	98,241	0.86	5.28	3.00	1.74	0.30	0.81	0.05	0.76
MCFC	Mid-Central Financial Corp.	MN	04/25/94	98,620	1.49	23.80	4.12	2.90	0.50	0.24	0.00	0.63
HZFS	Horizon Financial Svcs Corp.	IA	06/30/94	106,897	1.16	10.08	4.54	3.20	0.86	NA	0.10	0.57
SCYT	Security Bancorp Inc.	TN	06/30/97	109,865	0.85	8.69	4.14	3.79	1.58	0.11	0.00	0.94
PEKS	Progressive Bancorp Inc.	IL	10/06/92	113,486	0.52	6.12	3.04	2.69	0.73	0.73	0.01	0.54

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
Most Recent Four Quarters

General Parameters:
States: IA IL IN KS KY MI MN MO OH PA TN WI WV
IPO Date: <= 03/31/04
Asset size: <= $350,000,000

					OPERATING PERFORMANCE									ASSET QUALITY(1)
									Net		Operating		Noninterest
				Total	Core		Core		Interest		Expenses/		Income/	NPA/	REO/	Reserves/
				Assets	ROAA		ROAE		Margin(2)		Assets		Assets	Assets	Assets	Assets
			IPO Date	($000)	(%)		(%)		(%)		(%)		(%)	(%)	(%)	(%)
	GREENVILLE FEDERAL
	FINANCIAL CORPORATION		—	124,247	0.06		0.54		2.57		2.95		0.56	0.49	0.15	0.47

	DEFINED PARAMETERS FOR		Prior to		.030	-	3.00	-	2.00	-	2.00	-
	INCLUSION IN COMPARABLE GROUP		03/31/04	< 350,000	0.80		10.00		3.50		3.50		<1.00	<1.25	<0.60	> 0.30

UTBI	United Tennessee Bankshares	TN	01/05/98	118,229	1.63		11.06		4.40		2.31		0.44	0.23	0.11	0.84
CIBI	Community Investors Bancorp	OH	02/07/95	118,622	0.71		6.49		3.36		2.48		0.46	1.12	0.05	0.47
ESDF	East Side Financial Inc.	IL	11/01/91	124,531	NA		NA		NA		NA		NA	0.93	0.00	0.22
PSFC	Peoples-Sidney Financial Corp.	OH	04/28/97	136,000	0.74		5.71		NA		2.26		0.10	NA	0.14	0.59
FFDF	FFD Financial Corp.	OH	04/03/96	139,705	0.57		4.65		3.29		2.66		0.43	0.41	0.00	0.57
MCPH	Midland capital Holdings Corp.	IL	06/30/93	141,028	0.61		7.61		3.50		2.98		0.59	0.21	0.00	0.33
LXMO	Lexington B&L Financial Corp.	MO	06/06/96	141,853	0.68		6.71		2.94		2.14		0.49	0.67	0.00	0.40
AFBA	Allied First Bancorp Inc.	IL	12/31/01	144,547	0.22		2.86		2.83		3.13		0.86	NA	0.00	0.44
GCFC	Central Federal Corp.	OH	12/30/98	152,511	NA		NA		3.19		4.31		NA	0.43	0.08	0.73
CSFC	City Savings Financial Corp.	IN	12/28/01	152,849	NA		NA		NA		2.63		NA	NA	0.57	1.51
HCFC	Home City Financial Corp.	OH	12/30/96	153,973	0.45		5.61		3.04		2.20		0.14	0.28	0.16	0.55
CKFB	CKF Bancorp Inc.	KY	01/04/95	155,866	1.22		11.70		3.49		1.65		0.14	1.05	0.03	0.42
GTPS	Great American Bancorp	IL	06/30/95	159,771	0.90		8.27		4.03		4.13		1.88	0.20	0.34	0.75
AMFC	AMB Financial Corp.	IN	04/01/96	160,263	0.49		5.74		3.22		2.76		0.71	1.22	0.00	0.54
HLFC	Home Loan Financial Corp.	OH	03/26/98	160,342	0.90		6.36		3.93		2.46		0.59	NA	0.22	0.31
LOGN	Logansport Financial Corp.	IN	06/14/95	161,550	0.75		7.11		2.60		1.57		0.23	0.88	0.06	1.00
FFSL	First Independence Corp.	KS	10/08/93	170,621	0.77		8.29		3.15		2.15		0.33	1.15	0.36	0.46

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
Most Recent Four Quarters

General Parameters:
States: IA IL IN KS KY MI MN MO OH PA TN WI WV
IPO Date: <= 03/31/04
Asset size: <= $350,000,000

					OPERATING PERFORMANCE									ASSET QUALITY(1)
									Net		Operating		Noninterest
				Total	Core		Core		Interest		Expenses/		Income/	NPA/	REO/	Reserves/
				Assets	ROAA		ROAE		Margin (2)		Assets		Assets	Assets	Assets	Assets
			IPO Date	($000)	(%)		(%)		(%)		(%)		(%)	(%)	(%)	(%)
	GREENVILLE FEDERAL
	FINANCIAL CORPORATION		—	124,247	0.06		0.54		2.57		2.95		0.56	0.49	0.15	0.47

	DEFINED PARAMETERS FOR		Prior to		.030	-	3.00	-	2.00	-	2.00	-
	INCLUSION IN COMPARABLE GROUP		03/31/04	<350,000	0.80		10.00		3.50		3.50		<1.00	<1.25	<0.60	>0.30

ASBP	ASB Financial Corp.	OH	05/11/95	176,612	1.21		11.39		3.66		2.21		0.43	NA	0.00	0.68
POHF	Peoples Ohio Financial	OH	12/18/89	189,946	NA		NA		3.83		3.33		NA	NA	0.00	0.34
FDLB	Fidelity Federal Bancorp	IN	08/31/87	200,558	0.23		2.89		2.51		3.12		1.24	0.66	0.16	0.38
BRBI	Blue River Bancshares Inc.	IN	06/24/98	206,625	-0.03		-0.36		3.22		3.26		0.56	1.61	NA	0.93
FBTC	First BancTrust Corp.	IL	04/19/01	229,484	NA		NA		3.53		3.74		NA	NA	0.05	1.01
NEIB	Northeast Indiana Bancorp.	IN	06/28/95	232,611	0.63		5.54		2.94		2.45		0.38	0.73	0.09	0.59
HFSK	HFS Bank FSB	IN	10/02/85	235,829	0.67		7.81		2.56		1.98		0.62	0.67	0.17	0.49
WEFP	Wells Financial Corp.	MN	04/11/95	239,395	0.75		6.03		3.92		3.78		1.56	0.34	0.04	0.39
FFWC	FFW Corp.	IN	04/05/93	258,343	0.68		7.22		3.00		2.28		0.05	0.66	0.37	1.00
FBSI	First Bancshares Inc.	MO	12/22/93	260,062	1.09		10.36		3.29		2.68		1.21	NA	0.14	0.45
PEED	Park Bancorp inc.	IL	08/12/96	261,045	0.61		5.42		3.18		2.22		0.24	0.98	0.03	0.53
UCBC	Union Community Bancorp	IN	12/29/97	261,428	0.66		5.02		3.12		2.24		0.30	NA	0.38	0.37
FFHS	First Franklin Corp.	OH	01/26/88	272,344	0.18		2.05		2.33		2.19		0.40	1.22	0.00	0.54
MCBF	Monarch Community Bancorp Inc	Ml	08/30/02	282,035	NA		NA		3.48		3.78		NA	NA	0.71	2.13
FBEI	First Bancorp of Indiana Inc.	IN	04/07/99	283,074	0.21		1.95		2.94		2.83		0.54	NA	0.01	0.37
JFBI	Jefferson Bancshares Inc.	TN	07/02/03	294,500	1.21		4.09		3.88		2.15		0.36	0.50	0.46	0.79
RIVR	River Valley Bancorp	IN	12/20/96	301,851	NA		NA		NA		2.37		NA	NA	0.00	0.76

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
Most Recent Four Quarters

General Parameters:
States: IA IL IN KS KY MI MN MO OH PA TN WI WV
IPO Date: <= 03/31/04
Asset size: <= $350,000,000

					OPERATING PERFORMANCE									ASSET QUALITY (1)
									Net		Operating		Noninterest
				Total	Core		Core		Interest		Expenses/		Income/	NPA/	REO/	Reserves/
				Assets	ROAA		ROAE		Margin (2)		Assets		Assets	Assets	Assets	Assets
			IPO Date	($000)	(%)		(%)		(%)		(%)		(%)	(%)	(%)	(%)
	GREENVILLE FEDERAL
	FINANCIAL CORPORATION		—	124,247	0.06		0.54		2.57		2.95		0.56	0.49	0.15	0.47

	DEFINED PARAMETERS FOR		Prior to		.030	-	3.00	-	2.00	-	2.00	-
	INCLUSION IN COMPARABLE GROUP		03/31/04	< 350,000	0.80		10.00		3.50		3.50		< 1.00	< 1.25	< 0.60	> 0.30

NTNY	Nittany Financial Corp.	PA	10/23/98	306,908	1.10		18.14		3.28		2.54		1.12	NA	0.00	0.74
LARL	Laurel Capital Group Inc.	PA	02/20/87	307,742	0.62		6.94		2.52		1.98		0.47	0.31	0.11	0.65
HMKF	Hemlock Federal Financial Corp	IL	04/02/97	310,834	0.41		5.91		2.34		2.08		0.64	0.09	0.00	0.31
FFBI	First Federal Bancshares Inc.	IL	09/28/00	312,487	0.43		4.50		2.66		2.16		0.45	0.64	0.04	0.30
STBI	Sturgis Bancorp	MI	11/10/88	314,073	0.61		6.65		3.28		3.09		1.31	NA	0.14	0.73
BPLS	BankPlus FSB	IL	07/10/91	314,732	0.36		5.40		2.45		2.11		0.37	0.26	0.09	0.20

(1)	Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

(2)	Based on average interest-earning assets.

EXHIBIT 39

KELLER & COMPANY
Dublin, Ohio
614-766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

											Total
					Cash &		1-4 Fam.		Total Net		Net Loans		Borrowed
				Total	Invest./	MBS/	Loans/		Loans/		& MBS/		Funds/	Equity/
				Assets	Assets	Assets	Assets		Assets		Assets		Assets	Assets
			IPO Date	($000)	(%)	(%)	(%)		(%)		(%)		(%}	(%)
	GREENVILLE FEDERAL
	FINANCIAL CORPORATION		—	124,247	29.58	1.52	51.26		61.61		63.13		24.97	10.52

	DEFINED PARAMETERS FOR		Prior to				30.00	-	50.00	-	60.00	-		7.00	-
	INCLUSION IN COMPARABLE GROUP		03/31/04	< 350,000	< 40.00	< 15.00	70.00		90.00		90.00		< 40.00	15.00

HBBI	Home Building Bancorp	IN	02/08/95	56,430	31.94	0.79	41.99		65.02		65.81		15.51	11.53
CIBI	Community Investors Bancorp	OH	02/07/95	118,622	14.15	0.74	63.18		82.51		83.25		19.59	11.17
FFDF	FFD Financial Corp.	OH	04/03/96	139,705	10.30	0.54	39.81		87.65		88.19		8.94	12.20
MCPH	Midland Capital Holdings Corp.	IL	06/30/93	141,028	26.95	1.60	66.00		68.35		69.95		0.00	8.69
HCFC	Home City Financial Corp.	OH	12/30/96	153,973	10.83	1.11	44.29		85.17		86.28		22.04	8.37
AMFC	AMB Financial Corp.	IN	04/01/96	160,263	8.40	1.43	58.27		82.56		83.98		16.58	8.32
FFSL	First Independence Corp.	KS	10/08/93	170,621	21.31	5.08	44.66		69.78		74.86		27.45	8.68
NEIB	Northeast Indiana Bancorp	IN	06/28/95	232,611	14.38	5.44	45.41		75.14		80.58		30.97	11.18
FFWC	FFW Corp.	IN	04/05/93	258,343	23.20	11.42	35.22		62.12		73.54		22.18	9.01
PFED	Park Bancorp Inc.	IL	08/12/96	261,045	18.74	14.09	36.56		62.08		76.18		25.09	11.77

		AVERAGE		169,264	18.02	4.22	47.54		74.04		78.26		18.83	10.09
		MEDIAN		157,118	16.56	1.51	44.48		72.46		78.38		20.82	10.09
		HIGH		261,045	31.94	14.09	66.00		87.65		88.19		30.97	12.20
		LOW		56,430	8.40	0.54	35.22		62.08		65.81		0.00	8.32

EXHIBIT 40

KELLER & COMPANY
Dublin, Ohio
614-766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

					OPERATING PERFORMANCE					ASSET QUALITY (1)
							Net	Operating	Noninterest
				Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
				Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			IPO Date	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	GREENVILLE FEDERAL
	FINANCIAL CORPORATION		—	124,247	0.06	0.54	2.57	2.95	0.56	0.49	0.15	0.47

	DEFINED PARAMETERS FOR		Prior to		.030 -	3.00 -	2.00 -	2.00 -
	INCLUSION IN COMPARABLE GROUP		03/31/04	< 350.000	0.80	10.00	3.50	3.50	< 1.00	< 1.25	< 0.60	> 0.30

HBBI	Home Building Bancorp	IN	02/08/95	56,430	0.57	4.75	3.34	2.31	0.00	0.83	0.07	0.49
CIBI	Community Investors Bancorp	OH	02/07/95	118,622	0.71	6.49	3.36	2.48	0.46	1.12	0.05	0.47
FFDF	FFD Financial Corp.	OH	04/03/96	139,705	0.57	4.65	3.29	2.66	0.43	0.41	0.00	0.57
MCPH	Midland Capital Holdings Corp.	IL	06/30/93	141,028	0.61	7.61	3.50	2.98	0.59	0.21	0.00	0.33
HCFC	Home City Financial Corp.	OH	12/30/96	153,973	0.45	5.61	3.04	2.20	0.14	0.28	0.16	0.55
AMFC	AMB Financial Corp.	IN	04/01/96	160,263	0.49	5.74	3.22	2.76	0.71	1.22	0.00	0.54
FFSL	First Independence Corp.	KS	10/08/93	170,621	0.77	8.29	3.15	2.15	0.33	1.15	0.36	0.46
NEIB	Northeast Indiana Bancorp	IN	06/28/95	232,611	0.63	5.54	2.94	2.45	0.38	0.73	0.09	0.59
FFWC	FFW Corp.	IN	04/05/93	258,343	0.68	7.22	3.00	2.28	0.05	0.66	0.37	1.00
PFED	Park Bancorp Inc.	IL	08/12/96	261,045	0.61	5.42	3.18	2.22	0.24	0.98	0.03	0.53

		AVERAGE		169,264	0.61	6.13	3.20	2.45	0.33	0.76	0.11	0.55
		MEDIAN		157,118	0.61	5.68	3.20	2.38	0.35	0.78	0.06	0.54
		HIGH		261,045	0.77	8.29	3.50	2.98	0.71	1.22	0.37	1.00
		LOW		56,430	0.45	4.65	2.94	2.15	0.00	0.21	0.00	0.33

(1)	Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

(2)	Based on average interest-earning assets.

EXHIBIT 41

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

							Most Recent Quarter
									Total	Goodwill
				Number		Conversion	Total	Int. Earning	Net	and	Total	Total
				of		(IPO)	Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	Date	($000)	($000)	($000)	($000)	($000)	($000)
SUBJECT
	GREENVILLE FEDERAL FINANCIAL CORPORATION	Greenville	OH	2	—	—	124,247	119,713	76,554	0	78,297	13,072

COMPARABLE GROUP
AMFC	AMB Financial Corp.	Munster	IN	3	OTC BB	04/01/96	160,263	142,087	132,309	0	116,041	13,339
CIBI	Community Investors Bancorp, Inc.	Bucyrus	OH	4	NASDAQ	02/07/95	118,622	112,775	97,876	0	81,510	13,245
FFDF	FFD Financial Corporation	Dover	OH	3	NASDAQ	04/03/96	139,705	130,699	122,451	0	109,312	17,038
FFWC	FFW Corporation	Wabash	IN	5	OTC BB	04/05/93	258,343	235,691	160,471	975	174,983	23,278
FFSL	First Independence Corporation	Independence	KS	5	OTC BB	10/08/93	170,621	164,118	119,057	0	108,504	14,808
HBBI	Home Building Bancorp, Inc.	Washington	IN	2	OTC BB	02/08/95	56,430	53,764	36,688	0	41,050	6,505
HCFC	Home City Financial Corporation	Springfield	OH	2	NASDAQ	12/30/96	153,973	144,518	131,140	271	106,084	12,886
MCPH	Midland Capital Holdings Corporation	Bridgeview	IL	4	OTC BB	06/30/93	141,028	137,604	96,389	0	127,466	12,255
NEIB	Northeast Indiana Bancorp, Inc.	Huntington	IN	3	NASDAQ	06/28/95	232,611	210,250	174,779	527	132,788	25,996
PFED	Park Bancorp, Inc.	Chicago	IL	3	NASDAQ	08/12/96	261,045	238,307	162,068	0	161,931	30,734

	Average			3.4			169,264	156,981	123,323	177	115,967	17,008
	Median			3.0			157,118	143,303	126,796	0	112,677	14,074
	High			5.0			261,045	238,307	174,779	975	174,983	30,734
	Low			2.0			56,430	53,764	36,688	0	41,050	6,505

EXHIBIT 42

KELLER & COMPANY
Columbus, Ohio
614-766-1426

BALANCE SHEET
ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
							Real					Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	Estate	Goodwill	Other	High Risk	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Owned	& Intang.	Assets	R.E. Loans	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
	GREENVILLE FEDERAL FINANCIAL CORPORATION	124,247	29.58	1.52	61.61	0.47	0.15	0.00	7.14	4.27	0.49	96.35	87.99	0.00

COMPARABLE GROUP
AMFC	AMB Financial Corp.	160,263	8.40	1.43	82.56	0.54	0.00	0.00	7.09	19.89	1.22	85.79	84.76	0.00
CIBI	Community Investors Bancorp	118,622	14.15	0.74	82.51	0.47	0.05	0.00	2.55	7.12	1.12	98.69	91.49	0.00
FFDF	FFD Financial Corp.	139,705	10.30	0.54	87.65	0.57	0.00	0.00	4.00	31.52	0.41	94.01	85.51	0.00
FFWC	FFW Corp.	258,343	23.20	11.42	62.12	1.00	0.37	0.38	2.91	12.83	0.66	86.71	78.71	0.00
FFSL	First Independence Corp.	170,621	21.31	5.08	69.78	0.46	0.56	0.00	3.27	22.84	1.15	93.42	87.81	0.00
HBBI	Home Building Bancorp	56,430	31.94	0.79	65.02	0.49	0.07	0.00	2.25	12.25	0.83	87.31	83.12	0.00
HCFC	Home City Financial Corp.	153,973	10.83	1.11	85.17	0.55	0.16	0.18	4.26	29.14	0.28	95.20	87.66	0.00
MCPH	Midland Capital Holdings Corp.	141,028	26.95	1.60	68.35	0.33	0.00	0.00	3.10	1.36	0.21	105.36	93.33	0.00
NEIB	Northeast Indiana Bancorp	232,611	14.38	5.44	75.14	0.59	0.09	0.23	4.01	15.65	0.73	93.16	83.12	0.12
PFED	Park Bancorp Inc.	261,045	18.74	14.09	62.08	0.53	0.03	0.00	2.67	22.03	0.98	97.42	90.28	0.00

	Average	169,264	18.02	4.22	74.04	0.55	0.13	0.08	3.61	17.46	0.76	93.71	86.58	0.01
	Median	157,118	16.56	1.51	72.46	0.53	0.06	0.00	3.19	17.77	0.78	93.71	86.58	0.00
	High	261,045	31.94	14.09	87.65	1.00	0.56	0.38	7.09	31.52	1.22	105.36	93.33	0.12
	Low	56,430	8.40	0.54	62.08	0.33	0.00	0.00	2.25	1.36	0.21	85.79	78.71	0.00

ALL THRIFTS (224)
	Average	3,761,432	14.23	11.46	69.50	0.66	0.13	0.64	4.10	22.18	0.64	90.00	79.27	0.15

MIDWEST THRIFTS (94)
	Average	950,866	13.49	7.83	72.85	0.69	0.22	0.45	4.47	21.12	0.94	91.09	82.23	0.17

OHIO THRIFTS (21)
	Average	732,447	19.17	13.07	60.29	0.81	0.52	0.26	4.90	18.09	1.00	93.91	83.34	0.10

EXHIBIT 43

KELLER & COMPANY
Dublin, Ohio
614-766-1426

BALANCE SHEET COMPARISON
LIABILITIES AND EQUITY — MOST RECENT QUARTER

				As a Percent of Assets
									FASB 115					Reg.	Reg.
		Total	Total	Total	Total	Other	Preferred	Common	Unrealized	Retained	Total	Tangible	Tier 1	Tangible	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Gain (Loss)	Earnings	Equity	Equity	Capital	Capital	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
	GREENVILLE FEDERAL FINANCIAL CORPORATION	111,175	13,072	63.02	24.97	1.49	0.00	10.52	(0.13)	10.65	10.52	10.65	10.65	10.65	21.40

COMPARABLE GROUP
AMFC	AMB Financial Corp.	146,924	13,339	72.41	16.58	2.69	0.00	8.32	(0.01)	5.11	8.32	8.32	8.93	9.02	15.44
CIBI	Community Investors Bancorp	105,377	13,245	68.71	19.59	0.53	0.00	11.17	(0.01)	6.86	11.17	11.17	9.92	11.17	20.72
FFDF	FFD Financial Corp.	122,667	17,038	78.24	8.94	0.62	0.00	12.20	0.00	7.17	12.20	12.20	10.71	12.20	16.98
FFWC	FFW Corp.	235,065	23,278	67.73	22.18	1.08	0.00	9.01	0.00	6.01	9.01	8.67	7.52	8.26	12.88
FFSL	First Independence Corp.	155,813	14,808	63.59	27.45	0.28	0.00	8.68	0.00	6.46	8.68	8.68	8.68	8.68	16.12
HBBI	Home Building Bancorp	49,925	6,505	72.74	15.51	0.22	0.00	11.53	0.00	7.77	11.53	11.53	10.31	10.31	19.65
HCFC	Home City Financial Corp.	141,087	12,886	68.90	22.04	0.69	0.00	8.37	0.00	5.08	8.37	8.21	7.52	8.21	11.77
MCPH	Midland Capital Holdings Corp.	128,773	12,255	90.38	0.00	0.93	0.00	8.69	0.00	5.16	8.69	8.69	6.87	7.52	13.68
NEIB	Northeast Indiana Bancorp	206,615	25,996	57.09	30.97	0.77	0.00	11.18	(0.04)	5.80	11.18	10.97	10.51	10.52	16.72
PFED	Park Bancorp Inc.	230,311	30,734	62.03	25.09	1.11	0.00	11.77	0.00	4.81	11.77	11.77	9.63	10.92	17.31

	Average	152,256	17,008	70.18	18.83	0.89	0.00	10.09	(0.01)	6.02	10.09	10.02	9.06	9.68	16.13
	Median	144,006	14,074	68.81	20.82	0.73	0.00	10.09	0.00	5.91	10.09	9.83	9.28	9.67	16.42
	High	235,065	30,734	90.38	30.97	2.69	0.00	12.20	0.00	7.77	12.20	12.20	10.71	12.20	20.72
	Low	49,925	6,505	57.09	0.00	0.22	0.00	8.32	(0.04)	4.81	8.32	8.21	6.87	7.52	11.77

ALL THRIFTS (224)
	Average	3,553,911	314,664	56.16	33.66	1.79	0.00	8.12	(0.02)	4.75	10.04	9.39	9.10	9.03	13.73

MIDWEST THRIFTS (94)
	Average	893,680	84,450	63.73	25.08	1.99	0.00	8.63	(0.04)	4.87	9.95	9.51	8.57	8.64	12.21

OHIO THRIFTS (21)
	Average	1,060,389	102,166	65.01	24.48	0.97	0.00	8.79	(0.01)	5.66	10.91	10.48	9.16	8.79	11.35

EXHIBIT 44

KELLER & COMPANY
Dublin, Ohio
614-766-1426

INCOME AND EXPENSE COMPARISON
TRAILING FOUR QUARTERS
($000)

												Net		Net Inc.
				Net		Gain	Total	Goodwill	Net	Total	Non-	Income		Before
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	& Intang.	Real Est.	Non-Int.	Recurring	Before	Income	Extraord.	Extraord.	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Amtz.	Expense	Expense	Expense	Taxes	Taxes	Items	Items	Income	Income
SUBJECT

	GREENVILLE FEDERAL FINANCIAL CORPORATION	6,131	3,005	3,126	180	(39)	709	0	0	3,715	0	(860)	(314)	(546)	0	(546)	72

COMPARABLE GROUP
AMFC	AMB Financial Corp.	7,938	3,468	4,470	317	0	1,143	0	(14)	4,250	0	1,046	287	759	0	759	759
CIBI	Community Investors Bancorp	6,335	2,412	3,923	163	814	551	0	0	3,007	0	1,327	449	878	0	878	863
FFDF	FFD Financial Corp.	6,665	2,384	4,281	36	83	600	0	0	3,654	0	1,191	405	786	0	786	786
FFWC	FFW Corp.	12,877	5,963	6,914	540	493	1,901	0	0	5,621	0	982	386	596	0	596	1,683
FFSL	First Independence Corp.	9,007	3,925	5,082	49	404	535	0	0	3,563	0	2,030	737	1,293	0	1,293	1,277
HBBI	Home Building Bancorp	2,849	1,096	1,753	87	1,810	148	0	4	1,252	0	416	203	213	0	213	308
HCFC	Home Building Bancorp	8,809	4,345	4,464	230	0	217	32	0	3,414	0	1,043	336	707	0	707	703
MCPH	Midland Capital Holdings Corp.	6,335	1,375	4,960	15	213	836	0	0	4,421	0	1,360	451	909	0	909	909
NEIB	Northeast Indiana Bancorp	12,148	5,744	6,404	58	0	1,608	0	0	5,629	0	1,590	612	978	0	978	1,456
PFED	Park Bancorp Inc.	13,477	5,407	8,070	816	23	635	0	0	5,980	0	3,141	977	2,164	0	2,164	2,164

	Average	8,644	3,612	5,032	231	384	817	3	(1)	4,079	0	1,413	484	928	0	928	1,091
	Median	8,374	3,697	4,715	125	148	618	0	0	3,952	0	1,259	427	832	0	832	886
	High	13,477	5,963	8,070	816	1,810	1,901	32	4	5,980	0	3,141	977	2,164	0	2,164	2,164
	Low	2,849	1,096	1,753	15	0	148	0	(14)	1,252	0	416	203	213	0	213	308

ALL THRIFTS (224)
	Average	163,778	63,714	99,166	4,038	13,709	43,187	1,017	11	81,552	747	56,241	20,297	35,385	1,937	37,322	36,877

MIDWEST THRIFTS (94)
	Average	48,840	21,813	26,523	1,501	13,208	10,077	188	55	23,262	190	11,791	3,938	7,853	0	7,853	8,090

OHIO THRIFTS (21)
	Average	47,478	18,746	25,322	420	2,034	6,868	226	(121)	19,506	84	12,518	4,349	8,168	0	8,168	8,436

EXHIBIT 45

KELLER & COMPANY
Dublin, Ohio
614-766-1426

INCOME AND EXPENSE COMPARISON
AS A PERCENTAGE OF AVERAGE ASSETS
TRAILING FOUR QUARTERS

												Net		Net Inc.
				Net		Gain	Total	Goodwill	Net	Total	Non-	Income		Before
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	& Intang.	Real Est.	Non-Int.	Recurring	Before	Income	Extraord.	Extraord.	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Amtz.	Expense	Expense	Expense	Taxes	Taxes	Items	Items	Income	Income
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
GREENVILLE FEDERAL FINANCIAL CORPORATION		4.86	2.38	2.48	0.14	(0.03)	0.56	0.00	0.00	2.95	0.00	(0.68)	(0.25)	(0.43)	0.00	(0.43)	0.06
COMPARABLE GROUP
AMFC	AMB Financial Corp.	5.16	2.25	2.91	0.21	0.00	0.71	0.00	(0.01)	2.76	0.00	0.68	0.19	0.49	0.00	0.49	0.49
CIBI	Community Investors Bancorp	5.22	1.99	3.23	0.13	0.00	0.46	0.00	0.00	2.48	0.00	1.09	0.37	0.72	0.00	0.72	0.71
FFDF	FFD Financial Corp.	4.85	1.74	3.12	0.03	0.00	0.43	0.00	0.00	2.66	0.00	0.87	0.29	0.57	0.00	0.57	0.57
FFWC	FFW Corp.	5.22	2.42	2.80	0.22	(0.72)	0.05	0.00	0.00	2.28	0.00	0.40	0.16	0.24	0.00	0.24	0.68
FFSL	First Independence Corp.	5.43	2.37	3.07	0.03	0.02	0.33	0.00	0.00	2.15	0.00	1.22	0.44	0.78	0.00	0.78	0.77
HBBI	Home Building Bancorp	5.27	2.03	3.24	0.16	(0.27)	0.00	0.00	0.01	2.31	0.00	0.77	0.38	0.39	0.00	0.39	0.57
HCFC	Home City Financial Corp.	5.67	2.79	2.87	0.15	0.00	0.14	0.02	0.00	2.20	0.00	0.67	0.22	0.45	0.00	0.45	0.45
MCPH	Midland Capital Holdings Corp.	4.27	0.93	3.34	0.01	0.00	0.59	0.00	0.00	2.98	0.00	0.92	0.30	0.61	0.00	0.61	0.61
NEIB	Northeast Indiana Bancorp	5.29	2.50	2.79	0.03	(0.32)	0.38	0.00	0.00	2.45	0.00	0.69	0.27	0.43	0.00	0.43	0.63
PFED	Park Bancorp Inc.	5.01	2.01	3.00	0.30	0.00	0.24	0.00	0.00	2.22	0.00	1.17	0.36	0.80	0.00	0.80	0.80

	Average	5.14	2.10	3.04	0.13	(0.13)	0.33	0.00	(0.00)	2.45	0.00	0.85	0.30	0.55	0.00	0.55	0.63
	Median	5.22	2.14	3.03	0.14	0.00	0.35	0.00	0.00	2.38	0.00	0.82	0.30	0.53	0.00	0.53	0.62
	High	5.67	2.79	3.34	0.30	0.02	0.71	0.02	0.01	2.98	0.00	1.22	0.44	0.80	0.00	0.80	0.80
	Low	4.27	0.93	2.79	0.01	(0.72)	0.00	0.00	(0.01)	2.15	0.00	0.40	0.16	0.24	0.00	0.24	0.45

ALL THRIFTS (224)
	Average	4.49	1.75	2.74	0.11	0.37	1.19	0.03	0.00	2.26	0.02	1.56	0.56	0.98	0.05	1.03	0.96

MIDWEST THRIFTS (94)
	Average	4.90	2.19	2.72	0.15	1.39	1.03	0.02	0.00	2.39	0.02	1.21	0.40	0.81	0.00	0.81	0.80

OHIO THRIFTS (21)
	Average	4.45	1.76	2.77	0.05	0.29	0.75	0.02	(0.00)	2.14	0.01	1.37	0.48	0.89	0.00	0.89	0.86

EXHIBIT 46

KELLER & COMPANY
Dublin, Ohio
614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS
TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest		Core		Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAA	ROAE	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
	GREENVILLE FEDERAL FINANCIAL CORPORATION	5.03	2.70	2.34	2.57	(0.45)	0.06	(4.27)	0.54

COMPARABLE GROUP
AMBFC	AMB Financial Corp.	5.65	2.49	3.16	3.22	0.49	0.49	5.74	5.74
CIBI	Community Investors Bancorp	5.45	2.30	3.16	3.36	0.72	0.71	6.60	6.49
FFDF	FFD Financial Corp.	5.24	2.16	3.08	3.29	0.57	0.57	4.65	4.65
FFWC	FFW Corp.	5.59	2.82	2.77	3.00	0.24	0.68	2.56	7.22
FFSL	First Independence Corp.	5.61	2.61	2.99	3.15	0.78	0.77	8.40	8.29
HBBI	Home Building Bancorp	5.39	2.38	3.00	3.34	0.39	0.57	3.29	4.75
HCFC	Home City Financial Corp.	5.94	3.22	2.72	3.04	0.45	0.45	5.64	5.61
MCPH	Midland Capital Holdings Corp.	4.29	1.13	3.16	3.51	0.61	0.61	7.61	7.61
NEIB	Northeast Indiana Bancorp	5.72	2.99	2.73	2.94	0.43	0.63	3.72	5.54
PFED	Park Bancorp Inc.	5.40	2.27	3.12	3.18	0.80	0.61	7.07	5.42

	Average	5.43	2.44	2.99	3.20	0.55	0.61	5.53	6.13
	Median	5.52	2.44	3.04	3.20	0.53	0.61	5.69	5.68
	High	5.94	3.22	3.16	3.51	0.80	0.77	8.40	8.29
	Low	4.29	1.13	2.72	2.94	0.24	0.45	2.56	4.65

ALL THRIFTS (224)
	Average	5.43	2.32	3.11	3.29	1.03	0.96	12.43	11.53

MIDWEST THRIFTS (94)
	Average	5.46	2.47	2.99	3.23	0.81	0.80	8.84	8.79

OHIO THRIFTS (21)
	Average	5.09	2.30	2.78	2.82	0.89	0.86	9.22	8.85

*	Based on average interest-earning assets.

EXHIBIT 47

KELLER & COMPANY
Dublin, Ohio
614-766-1426

DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA

		DIVIDENDS				RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
			12 Month		12 Month			Net
		12 Month	Common	Current	Dividend	Reserves/	Reserves/	Chargeoffs/	Provisions/		Total
		Preferred	Div./	Dividend	Payout	Gross	Non-Perf.	Average	Net	Effective	Assets/
		Dividends	Share	Yield	Ratio	Loans	Assets	Loans	Chargeoffs	Tax Rate	Employee
		($000)	($)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)
SUBJECT
	GREENVILLE FEDERAL FINANCIAL CORPORATION	0.00	0.00	0.00	0.00	0.74	95.08	0.07	367.35	36.50	3,550

COMPARABLE GROUP
AMFC	AMB Financial Corp.	0	0.25	2.14	33.33	0.65	44.59	0.40	62.16	27.44	5,170
CIBI	Community Investors Bancorp	0	0.36	2.80	46.15	0.57	33.92	0.19	87.63	33.84	NA
FFDF	FFD Financial Corp.	0	0.44	2.94	64.93	0.65	138.37	0.02	87.80	34.01	NA
FFWC	FFW Corp.	0	0.67	3.63	148.89	1.58	151.32	0.28	131.71	39.31	NA
FFSL	First Independence Corp.	0	0.63	3.17	44.33	0.66	29.69	0.02	175.00	36.31	3,968
HBBI	Home Building Bancorp	0	0.44	1.89	51.79	0.75	59.31	0.16	152.63	48.80	4,031
HCFC	Home City Financial Corp.	0	0.44	2.79	51.16	0.64	170.79	0.32	56.23	32.21	NA
MCPH	Midland Capital Holdings Corp.	0	0.80	1.98	32.79	0.47	151.99	-0.01	NM	33.16	NA
NEIB	Northeast Indiana Bancorp	0	0.59	2.96	89.39	0.77	79.75	0.23	14.87	38.49	4,389
PFED	Park Bancorp Inc.	0	0.72	2.34	38.71	0.84	27.96	0.02	NM	31.10	NA

	Average	0	0.53	2.66	60.15	0.76	88.77	0.16	96.00	35.47	4,389
	Median	0	0.52	2.80	48.66	0.66	69.53	0.18	87.72	33.93	4,210
	High	0	0.80	3.63	148.89	1.58	170.79	0.40	175.00	48.80	5,170
	Low	0	0.25	1.89	32.79	0.47	27.96	-0.01	14.87	27.44	3,968

ALL THRIFTS (224)
	Average	82.48	0.43	137.07	45.12	0.95	190.16	0.17	135.29	31.72	5,005

MIDWEST THRIFTS (94)
	Average	23.31	0.49	317.86	57.72	0.93	123.02	0.21	144.12	29.01	4,335

OHIO THRIFTS (21)
	Average	4.41	0.33	1.10	25.92	1.20	130.28	0.25	149.22	34.16	4,526

EXHIBIT 48

KELLER & COMPANY
Dublin, Ohio
614-766-1426

VALUATION ANALYSIS AND CONCLUSIONS

Greenville FSLA/Greenville Federal Financial Corporation
Stock Prices as of May 12, 2005

			Comparable Group		All Thrifts
Valuation assumptions:	Symbol	Value	Average	Median	Average	Median
Post conv. price to earnings	P/E	NM	22.24	17.88	18.91	16.47
Post conv. price to book value	P/B	71.77%	104.83%	104.35%	137.96%	126.76%
Post conv. price to assets	P/A	17.92%	10.62%	10.45%	13.41%	12.75%
Post conv. price to core earnings	P/E	62.88	17.72	17.32	21.01	16.80
Pre conversion earnings ($)	Y	$-572,000	For the twelve months ended March 31, 2005
Pre conversion book value ($)	B	$13,072,000	At March 31, 2005
Pre conversion assets ($)	A	$124,247,000	At March 31, 2005
Pre conversion core earnings ($)		$72,000	For the twelve months ended March 31, 2005
Conversion expense ($)	X	$835,000
Proceeds not reinvested ($)	Z	$1,058,400	ESOPshares.
ESOP borrowings ($)	E	$1,058,400
ESOP cost of borrowings, net (%)	S	0.00%
ESOP term of borrowings (yrs.)	T	10
RRP amount ($)	M	$529,200
RRP expense ($)	N	$105,840
Tax rate (%)	TAX	34.00%
Investment rate of return, net (%)	R	1.98%
Investment rate of return, pretax (%)		3.00%

Formulae to indicate value after conversion:

1. P/E method: Value =	P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))	=	$ Not Meaningful
	1-(P/E)R

2. P/B method: Value =	P/B(B-X-E-M)	=	$27,068,525
	1-P/B

3. P/A method: Value =	P/A(A-X)	=	$26,943,468
	1-P/A

VALUATION CORRELATION AND CONCLUSIONS:

	Number of	Price	TOTAL
	Shares	Per Share	VALUE
Value — midrange	2,700,000	$10.00	$27,000,000

Minimum - 85% of midrange	2,295,000	$10.00	$22,950,000
Maximum - 115% of midrange	3,105,000	$10.00	$31,050,000
Superrange - 115% of maximum	3,570,750	$10.00	$35,707,500

EXHIBIT 49

KELLR & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

Stock Prices as of May 12, 2005

	Market Data				Pricing Ratios					Dividends			Financial Ratios
				Book		Price/		Price/	Price/
	Market	Price/	12 Mo.	Value/	Price/	Book	Price/	Tang.	Core	Div./	dividend	Payout	Equity/	Core	Core
	Value	Share	EPS	Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
	($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(%)	(5)	(%)	(%)	(%)	(%)	(%)
GREENVILLE FEDERAL FINANCIAL CORPORATION
Appraised value – midpoint	27.00	10.00	-0.08	13.94	NM	71.77	17.92	71.40	62.88	0.00	0.00	0.00	25.03	0.29	1.14

Minimum of range	22.95	10.00	-0.12	14.75	NM	67.77	15.68	67.45	61.40	0.00	0.00	0.00	23.13	0.26	1.10
Maximum of range	31.05	10.00	-0.05	13.35	NM	74.93	20.11	74.64	64.02	0.00	0.00	0.00	26.83	0.31	1.17
Superrange maximum	35.71	10.00	-0.03	12.82	NM	77.98	22.45	77.70	65.05	0.00	0.00	0.00	28.79	0.35	1.20

ALL THRIFTS (224)
Average	515.68	20.65	1.17	15.47	18.91	137.96	13.41	153.06	21.01	0.43	2.03	52.07	8.13	0.99	11.96
Median	49.50	18.32	1.09	14.14	16.47	126.76	12.75	139.88	16.80	0.37	2.12	38.50	8.86	0.75	7.81

OHIO THRIFTS (21)
Average	94.79	24.31	1.41	21.05	18.43	123.79	11.24	132.54	20.81	0.32	1.30	29.81	9.51	0.84	8.70
Median	18.15	23.19	1.55	19.90	17.77	117.31	12.30	119.16	19.06	0.17	1.66	32.79	8.61	0.48	6.02

COMPARABLE GROUP (10)
Average	18.29	21.08	1.07	19.72	22.24	104.83	10.62	105.73	17.72	0.53	2.66	60.15	10.09	0.61	6.13
Median	16.47	19.53	0.81	17.66	17.88	104.35	10.45	106.22	17.32	0.52	2.80	48.66	10.09	0.61	5.68

COMPARABLE GROUP
AMFC AMB Financial Corp.	12.74	13.08	0.75	13.69	17.44	95.54	7.95	95.54	17.44	0.25	2.14	33.33	8.32	0.49	5.74
CIBI Community Investors Bancorp	13.68	12.87	0.78	12.38	16.50	103.99	11.61	103.99	16.78	0.36	2.80	46.15	11.17	0.71	6.49
FFDF FFD Financial Corp.	17.84	14.99	0.67	14.32	22.37	104.70	12.77	104.70	22.37	0.44	2.94	64.93	12.20	0.57	4.65
FFWC FFW Corp.	24.08	18.75	0.45	18.13	41.67	103.42	9.32	107.94	14.42	0.67	3.63	148.89	9.01	0.68	7.22
FFSL First Independence Corp.	18.33	20.50	1.41	17.19	14.54	108.50	10.04	108.50	14.72	0.63	3.17	44.33	8.68	0.77	8.29
HBBI Home Building Bancorp	5.75	23.25	0.84	26.29	27.68	88.44	10.19	88.44	19.14	0.44	1.89	51.79	11.53	0.57	4.75
HCFC Home City Financial Corp.	13.17	15.75	0.86	15.41	18.31	102.18	8.55	104.38	18.42	0.44	2.79	51.16	8.37	0.45	5.61
MCPH Midland Capital Holdings Corp.	15.09	40.50	2.44	32.89	16.60	123.14	10.70	123.14	16.60	0.80	1.98	32.79	8.69	0.61	7.61
NEIB Northeast Indiana Bancorp	29.08	20.30	0.66	18.34	30.76	110.69	12.37	112.98	20.15	0.59	2.96	89.39	11.18	0.63	5.54
PFED Park Bancorp Inc.	33.11	30.80	1.86	28.59	16.56	107.73	12.68	107.73	17.20	0.72	2.34	38.71	11.77	0.61	5.42

EXHIBIT 50

KELLER & COMPANY
Dublin, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
Greenville FSLA/Greenville Federal Financial Corporation
At the MINIMUM of the Range

1. Gross Conversion Proceeds

Minimum market value	$10,327,500
Less: Estimated conversion expenses	810,000

Net conversion proceeds	$9,517,500

2. Generation of Additional Income

Net conversion proceeds	$9,517,500
Less: Proceeds not invested (1)	899,640
Total conversion proceeds invested	$8,617,860

Investment rate	1.98%

Earnings increase - return on proceeds invested	$170,634
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	59,376
Less: RRP expense, net of taxes	59,376

Net earnings increase	$51,881

3. Comparative Earnings

	Regular	Core
Before conversion - 12 months ended 03/31/05	$(572,000)	72,000
Net earnings increase	51,881	51,881
After conversion	$(520,119)	123,881

4. Comparative Net Worth (2)

Before conversion - 03/31/05		$13,072,000
Conversion proceeds		8,168,040
After conversion		$21,240,040

5. Comparative Net Assets

Before conversion - 03/31/05		$124,247,000
Conversion proceeds		9,517,500
After conversion		$133,764,500

(1)	Represents ESOP borrowings.

(2)	ESOP borrowings and RRP are omitted from net worth.

EXHIBIT 51

KELLER & COMPANY
Dublin, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
Greenville FSLA/Greenville Federal Financial Corporation
At the MIDPOINT of the Range

1. Gross Conversion Proceeds

Midpoint market value	$12,150,000
Less: Estimated conversion expenses	835,000

Net conversion proceeds	$11,315,000

2. Generation of Additional Income

Net conversion proceeds	$11,315,000
Less: Proceeds not invested (1)	1,058,400
Total conversion proceeds invested	$10,256,600

Investment rate of return	1.98%

Earnings increase - return on proceeds invested	$203,081
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	69,854
Less: RRP expense, net of taxes	69,854

Net earnings increase	$63,372

3. Comparative Earnings

	Regular	Core
Before conversion - 12 months ended 03/3/05	$(572,000)	72,000
Net earnings increase	63,372	63,372
After conversion	$(508,628)	135,372

4. Comparative Net Worth (2)

Before conversion - 03/31/05		$13,072,000
Conversion proceeds		9,727,400
After conversion		$22,799,400

5. Comparative Net Assets

Before conversion - 03/31/05		$124,247,000
Conversion proceeds		11,315,000
After conversion		$135,562,000

(1)	Represents ESOP borrowings.

(2)	ESOP borrowings and RRP are omitted from net worth.

EXHIBIT 52

KELLER & COMPANY
Dublin, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
Greenville FSLA/Greenville Federal Financial Corporation
At the MAXIMUM of the Range

1. Gross Conversion Proceeds

Maximum market value	$13,972,500
Less: Estimated conversion expenses	860,000

Net conversion proceeds	$13,112,500

2. Generation of Additional Income

Net conversion proceeds	$13,112,500
Less: Proceeds not invested (1)	1,217,160
Total conversion proceeds invested	$11,895,340

Investment rate	1.98%

Earnings increase — return on proceeds invested	$235,528
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	80,333
Less: RRP expense, net of taxes	80,333

Net earnings increase	$74,863

3. Comparative Earnings

	Regular	Core
Before conversion - 12 months ended 03/31/05	$(572,000)	72,000
Net earnings increase	74,863	74,863
After conversion	$(497,137)	146,863

4. Comparative Net Worth (2)

Before conversion - 03/31/05	$13,072,000
Conversion proceeds	11,286,760
After conversion	$24,358,760

5. Comparative Net Assets

Before conversion - 03/31/05	$124,247,000
Conversion proceeds	13,112,500
After conversion	$137,359,500

(1)	Represents ESOP borrowings.

(2)	ESOP borrowings and RRP are omitted from net worth.

EXHIBIT 53

KELLER & COMPANY
Dublin, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
Greenville FSLA/Greenville Federal Financial Corporation
At the MAXIMUM, AS ADJUSTED

1. Gross Conversion Proceeds

Superrange market value	$16,068,375
Less: Estimated conversion expenses	889,000

Net conversion proceeds	$15,179,375

2. Generation of Additional Income

Net conversion proceeds	$15,179,375
Less: Proceeds not invested (1)	1,399,734
Total conversion proceeds invested	$13,779,641

Investment rate	1.98%

Earnings increase - return on proceeds invested	$272,837
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	92,382
Less: RRP expense, net of taxes	92,382

Net earnings increase	$88,072

3. Comparative Earnings

	Regular	Core
Before conversion - 12 months ended 03/31/05	$(572,000)	72,000
Net earnings increase	88,072	88,072
After conversion	$(483,928)	160,072

4. Comparative Net Worth (2)

Before conversion - 03/31/05	$13,072,000
Conversion proceeds	13,079,774
After conversion	$26,151,774

5. Comparative Net Assets

Before conversion - 03/31/05	$124,247,000
Conversion proceeds	15,179,375
After conversion	$139,426,375

(1)	Represents ESOP borrowings.

(2)	ESOP borrowings and RRP are omitted from net worth.

EXHIBIT 54

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

				Premium or (discount)
				from comparable group.
	Greenville Federal			Average	Median
Midpoint:
Price/earnings	NM x			NM	NM
Price/book value	71.77%		*	(31.54)%	(31.22)%
Price/assets	17.92%			68.77%	71.56%
Price/tangible book value	71.40%			(32.47)%	(32.77)%
Price/core earnings	62.88	x		254.76%	263.04%

Minimum of range:
Price/earnings	NM x			NM	NM
Price/book value	67.77%		*	(35.35)%	(35.05)%
Price/assets	15.68%			47.65%	50.10%
Price/tangible book value	67.45%			(36.21)%	(36.50)%
Price/core earnings	61.40	x		246.40%	254.48%

Maximum of range:
Price/earnings	NM x			NM	NM
Price/book value	74.93%		*	(28.52)%	(28.19)%
Price/assets	20.11%			89.35%	92.49%
Price/tangible book value	74.64%			(29.41)%	(29.73)%
Price/core earnings	64.02	x		261.21%	269.64%

Super maximum of range:
Price/earnings	NM x			NM	NM
Price/book value	77.98%		*	(25.62)%	(25.27)%
Price/assets	22.45%			111.42%	114.92%
Price/tangible book value	77.70%			(26.51)%	(26.85)%
Price/core earnings	65.05	x		267.01%	275.58%

*	Represents pricing ratio associated with primary valuation method.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.
Financial Institution Consultants

555 Metro Place North	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 150 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies located in twenty-four states and Washington D.C., extending from Oregon to Massachusetts. KELLER & COMPANY, INC. provides a full range of consulting services, including the preparation of business/ strategic plans, market studies, stock valuations, ESOP valuations, de novo charter applications, fairness opinions, incentive compensation plans, etc. Keller also serves as advisor in connection with branch purchase/sale transactions and merger/acquisition transactions. KELLER & COMPANY, INC. is also active in the completion of loan reviews, director and management reviews, compliance policies and responses to regulatory comments.

KELLER & COMPANY, INC. is one of the leading conversion appraisal firms in the U.S. and is on-line for daily bank and thrift pricing data and ratios for every publicly-traded financial institution in the U.S. KELLER & COMPANY, INC. is on-line for financial data and ratios for every bank and thrift in the U.S. Our data base is SNL Financial. KELLER & COMPANY is an affiliate member of numerous trade organizations including American Bankers Association and America’s Community Bankers.

Each of the firm’s senior consultants has over twenty-four years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading bank consulting firms in the nation.

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over twenty-four years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB20
CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

June 17, 2005	/s/ Michael R. Keller

Date	Michael R. Keller

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

     I, Michael R. Keller, being first duly sworn hereby depose and say that:

     The fee which I received directly from the applicant, Greenville Federal Savings and Loan Association, in the amount of $30,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

     Further, affiant sayeth naught.

/s/ Michael R. Keller

MICHAEL R. KELLER

     Sworn to before me and subscribed in my presence this 17th day of June 2005.

/s/ Janet M.Mohr

JANET M. MOHR Notary Public, State of Ohio My Commission Expires 11/4/07	NOTARY PUBLIC